Exhibit 2.1

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT 2.1 BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONTRIBUTION AND EXCHANGE AGREEMENT

by and between

DORCHESTER MINERALS, L.P.

and

EXCESS ENERGY, LLC

September 16, 2022

CONFIDENTIAL

CONFIDENTIAL

3.6	Absence of Undisclosed Liabilities	14
3.7	Absence of Certain Changes	14
3.8	Tax Matters	15
3.9	Compliance with Laws	15
3.10	Legal Proceedings	16
3.11	Permits	16
3.12	Environmental Matters	16
3.13	Commitments	16
3.14	No Alienation	16
3.15	Make-Up Rights	16
3.16	Imbalances	16
3.17	Basic Documents	17
3.18	Area of Mutual Interest and Other Agreements	17
3.19	Payment of Expenses	17
3.20	Oral Contracts	17
3.21	Preferential Rights and Consents to Assign	17
3.22	No Participating Minerals	18
3.23	Brokerage Fees	18
3.24	Investment Intent	18
3.25	Disclosure	18
3.26	Independent Evaluations	19
3.27	Limitations	19

ARTICLE 4. CONDUCT OF THE CONTRIBUTOR PENDING CLOSING; CERTAIN ACTIONS RELATING TO CLOSING		20

4.1	Conduct and Preservation of the Business of the Contributor	20
4.2	Restrictions on Certain Actions of the Contributor	20

ARTICLE 5. ADDITIONAL AGREEMENTS		21

5.1	Access to Information; Confidentiality	21
5.2	Notification of Certain Matters	22
5.3	Reasonable Best Efforts	22
5.4	Public Announcements	22
5.5	Amendment of Schedules	23
5.6	Fees and Expenses	23
5.7	Tax Disclosure	23
5.8	Post-Closing Assurances and Access to Records	23
5.9	NASDAQ Listing	23
5.10	SEC Reporting; Financial Statements	24

ARTICLE 6. CONDITIONS		24

6.1	Conditions to Obligations of the Parties	24
6.2	Conditions to Obligation of the Contributor	24
6.3	Conditions to Obligation of the Partnership	25

ARTICLE 7. PRODUCTION, PROCEEDS, EXPENSES AND TAX MATTERS		26

7.1	Division of Ownership	26

CONFIDENTIAL

7.2	Division of Expenses	27
7.3	Recording and Transfer Expenses	27
7.4	Taxes	27
7.5	Casualty Loss	29

ARTICLE 8. TERMINATION		29

8.1	Termination	29
8.2	Effect of Termination	30

ARTICLE 9. INDEMNIFICATION		30

9.1	Survival of Representations, Warranties, Covenants and Agreements	30
9.2	Indemnification	31
9.3	Indemnification Procedures	32

ARTICLE 10. MISCELLANEOUS		33

10.1	Notices	33
10.2	Entire Agreement	34
10.3	Binding Effect; Assignment; Third Party Benefit	34
10.4	Severability	35
10.5	Governing Law; Consent to Jurisdiction	35
10.6	Descriptive Headings	36
10.7	Gender	36
10.8	References	36
10.9	Counterparts	36
10.10	Injunctive Relief	36
10.11	Amendment	37
10.12	Waiver	37

ARTICLE 11. DEFINITIONS		37

11.1	Certain Defined Terms	37
11.2	Certain Additional Defined Terms	43

CONFIDENTIAL

INDEX TO EXHIBITS AND SCHEDULES

Exhibits

Exhibit A-1	Lands
Exhibit A-2	Wells
Exhibit A-3	Allocated Values
Exhibit B	Instruments of Conveyance
Exhibit C	Tax Basis Schedule
Exhibit D	Excluded Properties
Exhibit E	Form of Transfer Agent Certificate
Exhibit F	Form of Letter regarding Transfer of Properties

Schedules
Partnership Schedules

Schedule 2.5	Noncontravention
Schedule 2.6	Governmental Approvals
Schedule 2.8	Absence of Undisclosed Liabilities
Schedule 2.9	Absence of Certain Changes

Contributor Schedules

Schedule 3.3	Noncontravention
Schedule 3.4	Governmental Approvals
Schedule 3.6	Absence of Undisclosed Liabilities
Schedule 3.7	Absence of Certain Changes
Schedule 3.9	Compliance With Laws
Schedule 3.10	Legal Proceedings
Schedule 3.11	Permits
Schedule 3.12	Environmental Matters
Schedule 3.19	Payment of Expenses

Other Schedules

Schedule 4.2(a)	Permitted Encumbrances

CONFIDENTIAL

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (“Agreement”) is executed as of September 16, 2022 (the “Execution Date”) by and between Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), and Excess Energy, LLC, a Texas limited liability company (the “Contributor”).

1.	W I T N E S S E T H:

WHEREAS, the Contributor owns certain interests in oil and gas properties, rights and related assets that are defined and described herein as the “Properties”;

WHEREAS, the Contributor desires to contribute the Properties to the capital of the Partnership in exchange for Common Units, as provided herein; and

WHEREAS, it is the desire of the parties hereto to set forth the specific terms and conditions of the foregoing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1.

CLOSING; CONTRIBUTION

1.1         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dorchester Minerals, L.P., 3838 Oak Lawn Avenue #300, Dallas, Texas 75219, at 9:00 a.m., local time, on September 30, 2022, provided that the conditions to Closing set forth in ARTICLE 6 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or place or on such other date as the parties hereto shall agree (the “Closing Date”).

1.2         Contribution of the Properties. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Contributor shall assign, transfer, deliver and convey (collectively, “transfer”), or cause to be transferred, to the Partnership, and the Partnership shall acquire from the Contributor, all of the following (collectively, the “Properties”):

(a)    all of the Contributor’s undivided interests in and to: (i) the Oil and Gas and Other Minerals in, on and under the properties, lands, rights and interests described in Exhibit A-1 attached hereto and made a part hereof (collectively, the “Lands”), and (ii) all royalty interests, non-participating royalty interests, overriding royalty interests, net profits interests, production payments and other interests burdening the Lands;

(b)    all of the Contributor’s rights to receive revenues attributable to production from, and any other rights and benefits in any way related to the wells related to the Properties described in Section 1.2(a), including, without limitation, the wells described on Exhibit A-2 (the “Wells”, and together with the Properties described in Section 1.2(a), the “Oil and Gas Assets”);

(c)    all of the Contributor’s benefits, claims, actions, causes of action and other rights as lessor under (or the assignee or transferee of any overriding royalty interests created from) any Oil and Gas Leases, regardless of whether the same arose on, before or after the Reference Date;

(d)    all of the Contributor’s interests in and to all Oil and Gas and/or Other Minerals unitization, lease pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the Units created thereby, as it relates to the Oil and Gas Assets;

(e)    to the extent assignable, all of the Contributor’s interests in and rights under all operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the Oil and Gas Assets or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time, but excluding any such rights which cover, affect, or otherwise relate to the Excluded Leasehold Interests;

(f)    all interests in all Oil and Gas and Other Minerals produced from or allocated to the Oil and Gas Assets, and any products processed or obtained therefrom (collectively, the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Reference Date, other than proceeds of Production that are attributable to periods prior to the Reference Date and that are actually deposited in an account held by the Contributor prior to the Reference Date, as evidenced by Contributor’s bank statements), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

(g)    all interests in all payments received, or to be received, in lieu of production from the Oil and Gas Assets (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Reference Date, other than payments attributable to periods prior to the Reference Date and that are actually deposited in an account held by the Contributor prior to the Reference Date, as evidenced by Contributor’s bank statements), including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by the Contributor as a result of the Contributor (and/or its predecessors in title) taking or having taken less gas from lands covered by an Oil and Gas Asset, than its ownership of such property right or interest would entitle it to receive and (iv) shut-in rental or royalty payments;

(h)    to the extent legally transferable, all interests in all favorable contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in Sections 1.2(a)-(d) to the extent the same arose, and/or the events which gave rise to the same occurred on or after the Reference Date hereof, and further regardless of whether same arise under contract, the law or in equity;

(i)    an amount of cash in immediately available funds equal to all of the cash receipts from or attributed to the Properties that were actually received or deposited in an account held by the Contributor during the period beginning on the Reference Date and ending on the Closing Date, as evidenced by Contributor’s bank statements (the “Contributed Cash”); and

(j)    all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

1.3         Excluded Properties. Notwithstanding the foregoing, the Properties shall not include and there is excepted, reserved and excluded from the transaction contemplated hereby those properties and interests set forth on Exhibit D (collectively, the “Excluded Properties”) and the following properties and interests:

(a)    all corporate seals, organizational documents minute books and legal records of the Contributor and its Affiliates that relate to the Contributor’s and its Affiliates’ organization as legal entities;

(b)    all franchise tax records;

(c)    all books, records and files that relate solely to Excluded Properties; provided that the Contributor may retain copies, at its sole expense, of such books, records and files that relate to both Properties and Excluded Properties;

(d)    any Records to the extent disclosure or transfer would result in a violation of Applicable Law;

(e)    attorney-client privileged communications and work product of the Contributor’s or any of the Contributor’s Affiliates’ legal counsel (other than title opinions);

(f)    records relating to the marketing, negotiation, and consummation of the sale of the Properties to the Partnership; and

(g)    the Excluded Leasehold Interests.

1.4       Consideration for the Properties. The aggregate consideration for the contribution of the Properties shall be 851,423 Common Units (such Common Units, the “Base Subject Units” and, the Base Subject Units, as may be adjusted in accordance with Section 1.6, the “Subject Units”). As of the Closing, Contributor agrees to be bound by all of the terms and conditions of the Partnership Agreement, including the power of attorney granted in Section 2.6(a)(i)(D) thereof. Prior to the Closing, the Partnership shall designate American Stock Transfer and Trust Company (the “Exchange Agent”) for the purpose of issuing and delivering to the Contributor the Subject Units.

1.5       Instruments of Conveyance. In order to effectuate the transfer of the Properties contemplated by Section 1.2, at the Closing, the Contributor shall execute and deliver, or cause to be executed and delivered to the Partnership, dated as of the Closing Date but effective as of the Reference Date, the deeds and conveyances substantially in the form attached hereto as Exhibit B (the “Conveyances”) and such deeds (in reasonable and local customary form and describing the Properties) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Partnership shall reasonably deem necessary or appropriate to vest in or confirm to the Partnership Defensible Title to the Properties, which shall be transferred at Closing.

1.6         Due Diligence

(a)    Inspection and Assertion of Defects. The Contributor shall make available to the Partnership all title opinions, supplemental title opinions and other title information relating to the Properties and in the possession or control of the Contributor or to which the Contributor has access. The Partnership may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or investigation as it may choose to conduct with respect to the Properties. If any matter comes to the Partnership’s attention which would constitute a Defect, the Partnership may notify the Contributor of such determination at any time but no later than 5:00 p.m. Central Time on September 23, 2022 (“Defect Deadline”). Any such notice (each, a “Defect Notice”) shall be in writing and include: (x) the Oil and Gas Asset affected by such Defect, (y) the nature of such Defect and (z) the Partnership’s estimate of the reduction to the Base Subject Units attributable to such Defect; if any such notice is not delivered on or before the Defect Deadline, the Partnership shall thereafter be deemed, with the exception of the special warranty of Defensible Title as described in Section 1.8, to have forever waived and shall have no right to assert such Defect as the basis for an adjustment to the Base Subject Units hereunder. Such Defects of which the Partnership so provides notice are herein called “Asserted Defects.”

(b)    If, as a part of the due diligence review provided for in Section 1.6(a) above, Asserted Defects are presented to the Contributor and the Contributor does not cure such Asserted Defects prior to Closing, then the Partnership may elect to do one of the following with respect to each Property affected by one or more Asserted Defects (a “Defect Property”).

(i)    Exclude such Defect Property (or any one or more Target Formations within such Defect Property) at the Closing, in which event the Base Subject Units shall be reduced by an amount equal to the Allocated Value thereof as shown on Exhibit A-3. If any Defect Properties (or any one or more Target Formations within such Defect Properties) are excluded by the Partnership at the Closing, then such Defect Properties (or such Target Formations within such Defect Properties, as applicable) shall not be conveyed to the Partnership at Closing.

(ii)    Convey such Defect Property (or any one or more Target Formations within such Defect Property) at Closing and adjust the Base Subject Units as follows:

(A) if the asserted Defect represents a discrepancy between (A) Contributor’s actual Net Revenue Interest for any Well, well location or Unit and (B) the Net Revenue Interest stated on Exhibit A-3 for such Well, well location or Unit, then the Defect Amount shall be the product of the Allocated Value of such Well, well location or Unit multiplied by a fraction, the numerator of which is the decrease between (x) the Net Revenue Interest for such Well, well location or Unit as stated on Exhibit A-3 and (y) the actual Net Revenue Interest held by Contributor for such Well, well location or Unit, and the denominator of which is the Net Revenue Interest stated on Exhibit A-3 for such Well, well location or Unit;

(B) if an Asserted Defect is a lien, encumbrance or other charge upon a Defect Property which is liquidated in amount, then the Base Subject Units shall be reduced by an amount equal to the quotient of: (i) the amount necessary to be paid to the obligee to remove the Asserted Defect from the affected Defect Property, divided by (ii) $24.43; and

(C) if an Asserted Defect represents an obligation or burden upon the affected Defect Property for which the economic detriment to the Property is not calculable or liquidated as set forth above in Section 1.6(b)(ii)(A) or Section 1.6(b)(ii)(B), the Base Subject Units shall be reduced by the quotient of: (i) the amount necessary to account for the diminution in value and adverse economic impact to the affected Defect Property, divided by (ii) $24.43.

(c)    If the sum of all Defect Amounts results in the calculation of a fraction of a Common Unit, such sum shall be rounded down to the nearest full Common Unit.

(d)    The Defect Amount with respect to an Asserted Defect shall be determined without duplication of any costs or losses included in another Defect Amount hereunder.

1.7        Defect Disputes. With respect to any Asserted Defect, the Contributor and the Partnership shall in good faith attempt to agree on the existence and Defect Amount for all Asserted Defects prior to the Closing. Representatives of the parties hereto, knowledgeable in title matters, shall meet for this purpose. If a disputed Asserted Defect or Defect Amount cannot be resolved prior to the Closing, the applicable Oil and Gas Asset shall be transferred at Closing to the Partnership and the Defect Amount asserted in good faith by the Partnership shall be used for all purposes at Closing. After Closing any party hereto may submit any such disputed Asserted Defects or Defect Amounts (to be finally decided by the Title Arbiter in accordance with the procedures set forth in this Section 1.7, by providing a notice to the other party thereof (a “Dispute Notice”). If a party submits a Dispute Notice under this Section 1.7, then the parties shall submit each such unresolved dispute to a neutral Third Party title attorney with at least ten years’ experience rendering oil and gas title opinions in the state in which the applicable Oil and Gas Assets are located (such Person, a “Title Arbiter”). Unless otherwise agreed by the parties, all disputed Asserted Defect matters shall be resolved by a single Title Arbiter pursuant to a single, consolidated arbitration proceeding. The Title Arbiter shall be selected by mutual agreement of the parties, or absent such agreement, within 10 Business Days of becoming aware that such agreement cannot be made as to the selection of a Title Arbiter, then the parties shall each select a third party title attorney and such title attorneys together shall select such Title Arbiter, and if any party does not select a title attorney within 10 days of written demand therefor by the other party, then the title attorney selected by the other party shall be such Title Arbiter. No Title Arbiter shall have worked as an employee or outside counsel for the parties or their respective Affiliates during the five-year period preceding the arbitration or have any financial interest in the dispute. Once appointed, the Title Arbiter shall have no ex parte communication with either party regarding the determination of the underlying dispute. The place of arbitration shall be Dallas, Texas, and any arbitration proceeding pursuant to this Section 1.7, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms of this Section 1.7. The parties, within 10 days after the Title Arbiter is appointed, shall submit written summaries of their positions regarding each disputed matter. The Title Arbiter shall act as an expert for the limited purpose of determining the existence, scope and Defect Amount of an Asserted Defect, and may not award damages, interest or penalties to any party or assess any other matter. The Title Arbiter’s decision must be within the range of values assigned to each Asserted Defect by the Contributor and the Partnership. The parties shall instruct the Title Arbiter to, and such Title Arbiter shall, make a final determination of the existence, scope and Defect Amount of each Asserted Defect submitted to such Title Arbiter in accordance with the terms, guidelines and procedures set forth in this Agreement (which final determination shall be delivered by such Title Arbiter not more than 20 days following submission of such disputed matters), and such determination by the Title Arbiter shall not be subject to court review or otherwise appealable, absent manifest error. The parties shall reasonably cooperate with the Title Arbiter during the term of its engagement. Each of the parties shall bear its own legal fees and other costs of presenting its case to the Title Arbiter. If the Title Arbiter rules in favor (or partially in favor) of the Contributor, within five days of such ruling, the Partnership shall issue to Contributor Common Units equal to the difference between: (i) the number of Common Units to which Contributor should have been entitled as determined by the Title Arbiter; minus (ii) the number of Common Units that were issued at Closing, both (i) and (ii) with respect to the disputed Oil and Gas Asset within five days of such ruling. If the Title Arbiter rules in favor (or partially in favor) of the Partnership, the Partnership shall not be required to issue the applicable Common Units.

1.8         Special Warranty of Title. The Conveyances delivered at Closing will contain a special warranty of Defensible Title, effective as of Closing for a period of 24 months, whereby the Contributor shall warrant title to its interest in the Oil and Gas Assets unto the Partnership against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under the Contributor but not otherwise, subject, however, to the Permitted Encumbrances.

1.9          Settlement Statement

(a)    Not later than one (1) Business Day prior to the Closing Date, the Contributor shall prepare and deliver to the Partnership a statement setting forth a good faith estimate and calculation of (i) the Subject Units, after giving effect to all adjustments made pursuant to Section 1.6, (ii) the number of Subject Units to be delivered to the Contributor at the Closing and (iii) the Contributed Cash through the date of the Settlement Statement (such matters, the “Settlement Matters” and such statement, the “Estimated Settlement Statement”); provided that to the extent that the Partnership and the Contributor disagree on the amounts described in subparts (i), (ii) or (iii) of this Section 1.9(a), the Partnership and the Contributor shall negotiate in good faith to resolve such disagreements prior to the Closing.

(b)    Within 60 days after the Closing Date, the Partnership shall prepare and deliver to the Contributor a statement setting forth its calculation of the Settlement Matters, including a calculation of the Contributed Cash through the Closing and the Contributed Cash True-up Amount (the “Closing Settlement Statement”).  For purposes of this Section 1.9, the “Contributed Cash True-up Amount” shall be the amount equal to the difference between the Contributed Cash set forth on the Closing Settlement Statement and the Contributed Cash set forth on the Estimated Settlement Statement.

(c)    Within 30 days of receiving the Closing Settlement Statement (the “Review Period”), the Contributor may object to the Closing Settlement Statement by delivering to the Partnership a written statement setting forth the Contributor’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Contributor’s disagreement therewith (the “Statement of Objections”).  If the Contributor fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Settlement Statement shall be deemed to have been accepted by the Contributor, and the amounts owed by one party to the other party shall be paid to such other party within five Business Days thereof. If the Contributor delivers the Statement of Objections before the expiration of the Review Period, the Contributor and the Partnership shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the matters set forth on the Closing Settlement Statement, with such changes as may have been previously agreed in writing by the Contributor and the Partnership, shall be final and binding.

(d)    If the Contributor and the Partnership fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Weaver and Tidwell, L.L.P. or, if Weaver and Tidwell is unable to serve, the Contributor and the Partnership shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Contributor’s accountants or Partnership’s accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Closing Settlement Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Settlement Statement and the Statement of Objections, respectively.  The fees and expenses of the Independent Accountant shall be paid 50% by the Contributor and 50% by the Partnership.  The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Settlement Statement shall be conclusive and binding upon the parties hereto.  Any amount owed by one party to the other party, as a result of a determination by the Independent Accountant or agreement of the parties, shall be paid to such other party within five Business Days of such determination or agreement.

1.10       No Liabilities Assumed by the Partnership. The Partnership shall not assume or take title to the Properties subject to, or in any way be liable or responsible for any liabilities, contracts, commitments and other obligations of the Contributor. The Partnership shall only be liable to the Contributor for its own acts or omissions.

1.11      Tax Treatment. The Contributor and the Partnership agree that the transactions contemplated by this Agreement shall be treated for all federal and applicable state and local income Tax purposes as a contribution to capital under Section 721(a) of the Code to the extent permitted by Applicable Law (the “Tax Treatment”). The Contributor and the Partnership agree to file all Tax Returns in a manner consistent with the Tax Treatment, and neither the Contributor nor the Partnership shall take, or shall permit any Affiliate to take, any position inconsistent with such Tax Treatment on any Tax Return or otherwise, unless required to do so by a change in Applicable Law after the date hereof (i.e., only to the extent required by a Law not in effect (or the applicable change thereto requiring such different treatment is not in effect) on the date hereof) or a “determination” within the meaning of Code Section 1313(a)(1).

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

Except as set forth in the Partnership’s SEC Filings, the Partnership represents and warrants to the Contributor as of the Execution Date and Closing Date that:

2.1        Organization and Existence. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. The Partnership is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Partnership.

2.2       Governing Documents. The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and is, and will be, a valid and legally binding agreement of, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3         Capitalization of the Partnership

(a)    All of the outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid and nonassessable. Dorchester Minerals Management LP, a Delaware limited partnership (the “Partnership GP”), is the sole general partner of the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 37,554,774 Common Units.

(b)    The Subject Units (and the limited partner interests represented thereby), will be duly authorized in accordance with the Partnership Agreement, and, when issued and delivered to the Contributor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.

(c)    Except for the Subject Units or as described in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase (other than as described in a subsequently filed SEC Filing that does not include an amendment to the Partnership Agreement that would materially diminish the rights, preferences and privileges of the Common Units), nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument to which the Partnership is a party or by which it may be bound. Neither the offering nor the sale of the Subject Units, as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except for the Subject Units or as described in the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other securities of the Partnership are outstanding (other than as described in a subsequently filed SEC Filing that does not include an amendment to the Partnership Agreement that would materially diminish the rights, preferences and privileges of the Common Units).

(d)    The Subject Units when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Partnership Agreement. The Partnership has all requisite power and authority to issue, sell and deliver the Subject Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. As of the Closing Date, all partnership action for the authorization, issuance, sale and delivery of the Subject Units shall have been validly taken, and no other authorization by any of such parties is required therefore.

2.4        Authority Relative to this Agreement. The Partnership has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Partnership GP, and no other partnership proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and constitutes, and each other agreement, instrument or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

2.5        Noncontravention. Except as otherwise indicated on Schedule 2.5, the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Partnership Agreement or the certificate of limited partnership of the Partnership, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Partnership is a party or by which the Partnership or any of its properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the properties of the Partnership or (d) assuming compliance with the matters referred to in Section 2.6, violate any Applicable Law binding upon the Partnership, except, in the case of clauses (b), (c) and (d) of this Section 2.5, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

2.6        Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Partnership in connection with the execution, delivery or performance by the Partnership of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities or takeover laws, (b) as set forth on Schedule 2.6, (c) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (d) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

2.7        Financial Statements. Filed with the SEC Filings are copies of (a) the Partnership’s unaudited consolidated balance sheet as of June 30, 2022 (the “Partnership Latest Balance Sheet”), and the related unaudited consolidated statements of income, partners’ equity and cash flows for the six-month period then ended (the “Partnership Unaudited Financial Statements”), and (b) the Partnership’s audited consolidated balance sheet as of December 31, 2021, and the related audited consolidated statements of income, unitholders’ equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of Grant Thornton LLP, independent certified public accountants (the “Partnership Audited Financial Statements”) (collectively, the “Partnership Financial Statements”). The Partnership Financial Statements (y) have been prepared from the books and records of the Partnership in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (z) accurately and fairly present the Partnership’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Partnership Unaudited Financial Statements are subject to audit adjustments, which in the Partnership’s reasonable judgment should not be material in the aggregate.

2.8        Absence of Undisclosed Liabilities. To the Knowledge of the Partnership, as of the date of this Agreement, the Partnership has no liability or obligation with respect to the property held by the Partnership (whether accrued, absolute, contingent, unliquidated or otherwise), except (a) liabilities reflected on the Partnership Latest Balance Sheet, (b) liabilities described in the notes accompanying the Partnership Audited Financial Statements, (c) liabilities that have arisen since the date of the Partnership Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement or causes a Material Adverse Effect), (d) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract or causes a Material Adverse Effect), (e) liabilities disclosed on Schedule 2.8 and (f) other liabilities which, in the aggregate, are not material to the Partnership.

2.9        Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 2.9, since the date of the Partnership Unaudited Financial Statements, (a) there has not been any Material Adverse Effect on the Partnership or, to the Knowledge of the Partnership, any event or condition that might reasonably be expected to result in any Material Adverse Effect on the Partnership, (b) the business of the Partnership has been conducted only in its ordinary course of business, (c) the Partnership has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business (other than as disclosed in any SEC Filing), and (d) the Partnership has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance).

2.10       Compliance With Laws. To the Knowledge of the Partnership, the Partnership has complied in all material respects with all Applicable Laws. The Partnership has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Partnership has not so complied. The Partnership has not been charged or, to the Knowledge of the Partnership, threatened with, or under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the business of the Partnership.

2.11       Brokerage Fees. The Partnership has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

2.12       Listing. The outstanding Common Units are listed for trading on the NASDAQ Global Select Market.

2.13      SEC Filings. Since January 1, 2022, the Partnership has filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Partnership with the SEC since such date are herein collectively referred to as the “SEC Filings.” The Partnership has delivered or made available to the Contributor accurate and complete copies of all the SEC Filings in the form filed by the Partnership with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of the Partnership have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. The Partnership shall deliver or make available to the Contributor as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its limited partners generally or filed by it with the SEC subsequent to the date hereof and prior to the Closing Date.

2.14       Registration of Subject Units. The issuance of the Subject Units to the Contributor shall be duly registered under the Partnership’s Registration Statement on Form S-4 (Registration No. 333-231841) (the “Registration Statement”), and such Registration Statement has been declared effective by the SEC and no stop order, termination or withdrawal shall have been issued or otherwise effected with respect thereto. Any certificate or certificates evidencing the Subject Units shall not contain any legend restricting the sale or transfer of the Subject Units.

2.15      Litigation. There are no Proceedings pending, or to the Knowledge of the Partnership, threatened in writing before any Governmental Entity against the Partnership or any Affiliate of the Partnership which are reasonably likely to materially impair the Partnership’s ability to perform its obligations under this Agreement.

2.16      Independent Evaluations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE CONTRIBUTOR IN THIS AGREEMENT OR IN THE CONVEYANCE OR ANY CERTIFICATE FURNISHED OR TO BE FURNISHED TO THE PARTNERSHIP PURSUANT TO THIS AGREEMENT, THE PARTNERSHIP REPRESENTS AND ACKNOWLEDGES THAT (A) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AS TO THE PROPERTIES OR PROSPECTS THEREOF, AND (B) THE PARTNERSHIP HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY THE CONTRIBUTOR.

2.17     Bankruptcy. There are no bankruptcy, reorganization or receivership Proceedings pending against, or, to the Knowledge of the Partnership, being contemplated by, or threatened against, the Partnership. The Partnership is, and will be immediately after giving effect to the transactions contemplated by this Agreement, solvent.

2.18       Qualification. As of Closing and assuming that the representations and warranties of Contributor in ARTICLE 3 are true and correct, the Partnership will be qualified to own the Properties in the jurisdictions where the Properties are located.

2.19       Tax Matters. The Partnership has received no written notice from the IRS or other Governmental Entity that its qualification to be taxed as a partnership under Subchapter K and Section 7704(c) is in question or under investigation.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES
OF THE CONTRIBUTOR

The Contributor hereby represents and warrants to the Partnership as of the Execution Date and the Closing Date that:

3.1        Organization and Existence. The Contributor is duly organized, validly existing and in good standing under the laws of the State of Texas. The Contributor has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses as presently conducted. The Contributor is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its businesses or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Contributor, the Properties or any Oil and Gas Lease.

3.2        Authority Relative to this Agreement. The Contributor has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other proceedings are necessary to authorize the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by the Contributor and constitutes, or when executed will be, duly executed and delivered by the Contributor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

3.3       Noncontravention. Except as otherwise indicated on Schedule 3.3, the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a violation of any provision of the governing instruments of the Contributor, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Contributor is a party or by which the Contributor or any of the Properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Properties or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon the Contributor.

3.4       Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Contributor in connection with the execution, delivery or performance by the Contributor of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (a) as set forth on Schedule 3.4 and (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

3.5         Reserved

3.6         Absence of Undisclosed Liabilities. To the Knowledge of the Contributor, as of the date of this Agreement, the Contributor has no liability or obligation with respect to the Properties (whether accrued, absolute, contingent, unliquidated or otherwise), except as disclosed on Schedule 3.6.

3.7        Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 3.7, since the Reference Date, (a) there has not been any Material Adverse Effect on the Contributor, the Properties or, to the Knowledge of the Contributor, on any Oil and Gas Lease, or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the Contributor, the Properties or, to the Knowledge of the Contributor, on any Oil and Gas Lease, (b) the businesses of the Contributor has been conducted only in its ordinary course of business, (c) the Contributor has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business with respect to the Properties, (d) the Contributor has not suffered any material loss, damage, destruction or other casualty to any of the Properties (whether or not covered by insurance), (e) the Contributor has not taken any of the actions set forth in Section 4.2 except as permitted thereunder and (f) to the Knowledge of the Contributor, the Oil and Gas Leases have not suffered any material loss, damage, destruction or other casualty.

3.8         Tax Matters

(a)    As of the Closing Date, all material Tax Returns required to be filed with respect to the Properties, including those relating to Asset Taxes and any other Taxes imposed on or with respect to the Properties and any production therefrom, have been timely filed (taking into account any extension of time to file granted or obtained) with the applicable taxing authority, all such Tax Returns are true, correct and complete in all material respects, and all material Asset Taxes and any other Taxes imposed on or with respect to the Properties and any production therefrom that have become due and payable have been timely and properly paid in full. The Contributor has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes to the extent relating to the Properties, and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable Laws with respect to the Properties. There are no Encumbrances for Taxes (other than for Permitted Encumbrances) upon any of the Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of the Contributor, none is pending) by the IRS or any other taxing authority in writing in connection with any such Tax Return required to be filed with respect to the Properties, nor has the Contributor received any written notice from the IRS or any such other taxing authority that any such Tax Return is being audited or may be audited or examined, in each case which has not been subsequently resolved. The Contributor has not agreed to the extension or waiver of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return (other than as a result of automatic Tax Return extensions filed in the ordinary course). The Contributor (or, if the Contributor is classified for U.S. federal income tax purposes as an entity disregarded as separate from another Person, such Person) is not a “foreign person” within the meaning of Section 1445 or Section 1446(f) of the Code. No asset comprising the Properties is (a) subject to a tax partnership agreement or (b) otherwise treated as an interest in a “partnership” as defined in Section 761 of the Code. To the Knowledge of the Contributor, all income derived from operation of the Properties constitutes “royalty” or “overriding royalty” income (within the meaning of Section 512(b)(2) of the Code) and is “qualifying income” (within the meaning of Section 7704(d) of the Code). The information provided in the Tax Basis Schedule is (or will be upon completion) true, complete and correct in all material respects.

(b)    The representations and warranties set forth in this Section 3.8 are the Contributor’s sole and exclusive representations and warranties regarding Tax matters.

3.9         Compliance with Laws. To the Knowledge of the Contributor and except with respect to Applicable Environmental Laws (for which Contributor’s sole representations and warranties are set forth in Section 3.12), Applicable Laws relating to Taxes (for which Contributor’s sole representations and warranties are set forth in Section 3.8), and except as disclosed on Schedule 3.9, (a) the Contributor has complied in all material respects with all Applicable Laws relating to the ownership or, to the Knowledge of the Contributor, the operation of the Properties; (b) the Contributor has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Contributor has not so complied; and (c) The Contributor has not, and to the Knowledge of the Contributor, the Lessees have not, been charged or, to the Knowledge of the Contributor, threatened with, or under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the ownership or operation of the Properties.

3.10       Legal Proceedings. Except as disclosed on Schedule 3.10, there are no Proceedings pending or, to the Knowledge of the Contributor, threatened against or involving the Contributor, the Properties, the Oil and Gas Leases or the rights of the Contributor with respect to the Properties. The Contributor is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of any of the Properties. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against the Contributor or the Properties (or any Oil and Gas Lease), seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Contributor’s ability to consummate the transactions contemplated hereby.

3.11       Permits. Except as disclosed on Schedule 3.11, the Contributor has not received any written notice from any Governmental Entity, and no Proceeding is pending or, to the Knowledge of the Contributor, threatened with respect to any alleged failure by the Lessees to have any Permit the absence of which would have a Material Adverse Effect on the Contributor, the Properties or the Oil and Gas Leases.

3.12      Environmental Matters. Except as set forth on Schedule 3.12, the Contributor has not received any written notice of any investigation or inquiry regarding the Properties from any Governmental Entity under any Applicable Environmental Law. To the Knowledge of the Contributor, there are no Environmental Liabilities resulting from any breach of the Applicable Environmental Laws pertaining to the use or operation on the Properties or under the Oil and Gas Leases or otherwise on or prior to the Closing Date that would have a Material Adverse Effect.

3.13       Commitments. The Contributor has incurred no expenses, and has made no commitments to make expenditures (and the Contributor has not entered into any agreements that would obligate the Partnership to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Closing Date.

3.14       No Alienation. Within 120 days of the date hereof, the Contributor has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Properties.

3.15       Make-Up Rights. The Contributor has not and, to the Knowledge of the Contributor, no other party, has received prepayments (including, but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any oil or gas produced from the Properties or related to the Oil and Gas Leases as a result of which the obligation does or may exist to deliver oil or gas produced from the Properties after the Reference Date without then receiving payment (or without then receiving full payment) therefore or to make repayments in cash.

3.16      Imbalances. To the Knowledge of the Contributor, there are no imbalances among the owners of the interests in any Wells and units related to the Properties that could have a Material Adverse Effect on the net revenues that the Partnership will be entitled to receive from the Properties from the then current month’s production.

3.17       Basic Documents. To the Knowledge of the Contributor:

(a)    (i) The Contributor is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under any Basic Documents, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any Basic Documents, to the extent such breach or default (whether by the Contributor or such third party) could reasonably be expected to have a Material Adverse Effect on the Properties after the Closing Date;

(b)    All payments (including all delay rentals, royalties and shut-in royalties) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by third parties where the non-payment of same by a third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Properties after the Closing Date; and

(c)    No Basic Document involves an assumption by the Partnership or its successors of any current liabilities which would be required to be set forth on a balance sheet of the Contributor in accordance with GAAP.

For the purposes of the representations contained in this Section 3.17 (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of the Contributor or any Lessee under a Basic Document, shall be considered material.

3.18       Area of Mutual Interest and Other Agreements. To the Knowledge of Contributor, no Property is subject to any area of mutual interest agreements. To the Knowledge of Contributor, no Property is subject to any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Closing Date.

3.19      Payment of Expenses. To the Knowledge of Contributor, all expenses relating to the ownership of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by the Contributor, except such expenses as are disputed in good faith and set forth in Schedule 3.19, by the Contributor and for which an adequate accounting reserve has been established by the Contributor.

3.20       Oral Contracts. The Contributor has not entered into any oral contract with respect to the Properties.

3.21       Preferential Rights and Consents to Assign. There are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for the Contributor to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of the Contributor.

3.22       No Participating Minerals. The Properties do not include any unleased or other mineral interest where the Contributor has agreed to bear a share of drilling, operating or other costs as a participating mineral owner from and after the Reference Date.

3.23       Brokerage Fees. Except with respect to TenOaks Energy Advisors LLC the Contributor has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. The Partnership will not have any obligation or liability, contingent or otherwise, for broker’s or finder’s fees payable to TenOaks Energy Advisors LLC (or any other financial advisor, broker, agent or finder engaged by the Contributor) with respect to the transactions contemplated by this Agreement.

3.24       Investment Intent. The Contributor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(a)    The Contributor is acquiring the Subject Units for its own account for investment and not with a view to, or for sale or other disposition in connection with, any public distribution of all or any part thereof.

(b)    The Contributor has carefully reviewed this Agreement, the SEC Filings, the Partnership Agreement and other documentation relating to the Partnership and have had such opportunity as deemed necessary by the Contributor and its advisors and Affiliates to ask questions of the Partnership and their Affiliates, officers and employees to enable the Contributor to make an informed investment decision concerning the receipt of the Subject Units pursuant to the transactions contemplated by this Agreement, the operation of the Partnership, and the investment risks associated with the Contributor’s investment in the Partnership.

(c)    The Contributor, by entering into this Agreement, (i) requests admission as a limited partner of the Partnership and agrees to comply with, and be bound by, and hereby executes, the Partnership Agreement, (ii) represents and warrants that the Contributor has all right, power and authority and the capacity necessary to enter into the Partnership Agreement, (iii) appoints the general partner of the Partnership and, if a liquidator shall be appointed, the liquidator of the Partnership as the Contributor’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto necessary or appropriate for the Contributor’s admission as a limited partner and as a party to the Partnership Agreement, (iv) gives the power of attorney provided for in the Partnership Agreement and (v) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

3.25       Disclosure. The Contributor has provided the Partnership with a copy of all Records that the Contributor has received since January 1, 2022 and any other filings, pleadings and other files relating to any litigation relating to the Properties (including the settlement thereof).

3.26     Independent Evaluations. THE CONTRIBUTOR AND ITS REPRESENTATIVES HAVE UNDERTAKEN AN INDEPENDENT INVESTIGATION OF THE PARTNERSHIP AND THE SUBJECT UNITS. THE CONTRIBUTOR IS EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS INVESTMENT BUSINESS AND ARE AWARE OF THE RISKS OF THAT BUSINESS. IN ENTERING INTO THIS AGREEMENT, THE CONTRIBUTOR HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND ANALYSIS AND THE SPECIFIC REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP SET FORTH IN ARTICLE 2, AND THE CONTRIBUTOR: ACKNOWLEDGES AND AGREES THAT IT HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY THE PARTNERSHIP OR ANY OF ITS AFFILIATES OR REPRESENTATIVES EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE CONTRIBUTOR IN THIS AGREEMENT OR IN THE CONVEYANCE OR ANY CERTIFICATE FURNISHED OR TO BE FURNISHED TO THE PARTNERSHIP PURSUANT TO THIS AGREEMENT, WHETHER OR NOT ANY SUCH REPRESENTATIONS, WARRANTIES OR STATEMENTS WERE MADE IN WRITING OR ORALLY.

3.27    Limitations. WITHOUT LIMITATION OF THE TERMS OF THIS AGREEMENT OR ANY DOCUMENT EXECUTED PURSUANT HERETO, ALL ORAL INFORMATION OR MATERIALS, DOCUMENTS AND OTHER INFORMATION MADE AVAILABLE TO THE PARTNERSHIP BY CONTRIBUTOR OR ANY OF ITS REPRESENTATIVES AT ANY TIME IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY HAVE BEEN MADE AVAILABLE AS AN ACCOMMODATION AND HAVE BEEN PROVIDED ON AN “AS IS” BASIS. EXCEPT FOR CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3 OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCE(S), CONTRIBUTOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN NEGOTIATING AND EXECUTING THIS AGREEMENT, THE PARTNERSHIP ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY ON THE TERMS OF THIS AGREEMENT AND ANY DOCUMENT EXECUTED PURSUANT HERETO, ITS OWN DUE DILIGENCE AND INVESTIGATION, AND NOT ON ANY ORAL INFORMATION OR OTHER MATERIALS, OTHER DOCUMENTS OR OTHER INFORMATION PROVIDED BY CONTRIBUTOR OR ITS REPRESENTATIVES, PROVIDED, THAT, THE FOREGOING SHALL IN NO WAY LIMIT THE PARTNERSHIP’S RIGHTS UNDER THIS AGREEMENT OR ANY DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, INCLUDING CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3 OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCE(S). TO THE MAXIMUM EXTENT OF THE LAW, EXCEPT FOR, AND WITHOUT LIMITATION OF THE TERMS OF THIS AGREEMENT OR OF ANY DOCUMENT EXECUTED PURSUANT HERETO, INCLUDING CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, ANY RELIANCE UPON, OR CONCLUSIONS DRAWN FROM ANY ORAL INFORMATION OR OTHER MATERIALS, OTHER DOCUMENTS OR OTHER INFORMATION PROVIDED BY CONTRIBUTOR OR ITS REPRESENTATIVES TO THE PARTNERSHIP OR ITS REPRESENTATIVES SHALL BE AT THE PARTNERSHIP’S SOLE RISK AND SHALL NOT GIVE RISE TO ANY LIABILITY OF CONTRIBUTOR. THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY SOPHISTICATED COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT, INCLUDING THIS SECTION 3.27, AND THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, (i) CONTRIBUTOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO APPLICABLE ENVIRONMENTAL LAWS, THE PRESENCE OR ABSENCE OF ASBESTOS, NORM, OR OTHER WASTES OR HAZARDOUS MATERIALS IN, ON OR UNDERLYING THE PROPERTIES IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREA WHERE THE PROPERTIES ARE LOCATED, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTIES, (ii) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (iii) SUBJECT TO THE PARTNERSHIP’S RIGHTS UNDER ARTICLE 9, THE PARTNERSHIP SHALL BE DEEMED TO BE TAKING THE PROPERTIES “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT THE PARTNERSHIP HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS THE PARTNERSHIP DEEMS APPROPRIATE TO ENTER INTO AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE 4.

CONDUCT OF THE CONTRIBUTOR PENDING CLOSING;
CERTAIN ACTIONS RELATING TO CLOSING

4.1        Conduct and Preservation of the Business of the Contributor. The Contributor hereby covenants and agrees with the Partnership that, except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Contributor (a) shall conduct its operations according to the ordinary course of business and in material compliance with all Applicable Laws and (b) shall use its reasonable best efforts to preserve, maintain and protect the Properties.

4.2         Restrictions on Certain Actions of the Contributor. Except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Contributor shall not, without the consent of the Partnership:

(a)    mortgage or pledge any of the Properties or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances set forth on Schedule 4.2(a);

(b)    sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Properties, except in the ordinary course of business;

(c)    amend, modify or change any existing lease or contract with respect to the Properties, other than in the ordinary course of the business;

(d)    waive, release, grant or transfer any rights of value relating to the Properties, other than in the ordinary course of business;

(e)    delay payment of any account payable or any known or accrued liability relating to the Properties beyond the earlier of thirty (30) days or its due date or the date when such liability would have been paid in the ordinary course of business, unless such delay is due to a good faith dispute as to liability or amount;

(f)    permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Properties other than in connection with any advance renewal or replacement of an existing insurance policy;

(g)    except as set forth in this Section 4.2, take any action that would make any of the representations or warranties of the Contributor untrue as of any time from the date of this Agreement to the Closing Date, or would result in any of the conditions set forth in this Agreement not being satisfied;

(h)    merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person; or

(i)    agree in writing or otherwise to take any of the actions described in this Section 4.2.

ARTICLE 5.

ADDITIONAL AGREEMENTS

5.1       Access to Information; Confidentiality. The Contributor hereby agrees to provide the Partnership copies of the Records (a) in its possession or control or (b) received by it subsequent to the date hereof and prior to the Closing Date and (c) not subject to any attorney client privilege as soon as reasonably practicable after the date of receipt of such Records. From the date hereof through the Closing, the Contributor shall afford the Partnership and its representatives reasonable access to the offices and personnel of the Contributor, and to the Properties and the Records during normal business hours, in order that the Partnership may have a full opportunity to make such investigations as it desires with respect to the Properties; provided that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of the Contributor or impede the efforts of the Contributor to comply with their other obligations under this Agreement. Until the Closing occurs, each party shall hold in confidence all such information, including the Records, on the terms and subject to the conditions contained in that certain Mutual Nondisclosure Agreement dated August 23, 2022 by and between the Partnership and the Contributor, which shall terminate, as of the Closing. From and after the Closing, the Contributor shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person (“Representatives”) to hold, in confidence any and all confidential or proprietary information, whether written or oral, concerning the Partnership or the Properties (“Confidential Information”), except to the extent that the Contributor can show that such information (a) is generally available to and known by the public through no fault of the Contributor, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Contributor, any of its Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Contributor or any of its Affiliates or their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Applicable Law, the Contributor shall promptly notify the Partnership in writing and shall disclose only that portion of such Confidential Information that the Contributor is advised by its counsel is legally required to be disclosed, provided that the Contributor shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

5.2         Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) any fact or circumstance that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in ARTICLE 6 or (iii) limit or otherwise affect the remedies available hereunder to any party receiving such notice.

5.3        Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (a) cooperating in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (b) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (c) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (e) executing of any additional instruments necessary to consummate the transactions contemplated hereby.

5.4        Public Announcements. The Partnership may from time-to-time make such press releases or otherwise make public statements with respect to this Agreement of the transactions contemplated hereby as the Partnership deems appropriate, in its sole discretion. The Contributor shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Partnership.

5.5        Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 6.2(a) and Section 6.3(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

5.6         Fees and Expenses. All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

5.7         Tax Disclosure. Except as reasonably necessary to comply with applicable securities laws and notwithstanding anything in this Agreement to the contrary or in any other agreement to which the Partnership or the Contributor is bound, the parties hereto (and each employee, representative, or other agent of any of the parties) are expressly authorized to disclose to any and all persons, without limitation of any kind, the U.S. federal income “tax treatment” and “tax structure” (as those terms are defined in Sections 1.6011-4(c)(8) and (9) of the Treasury Regulations, respectively) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such “tax treatment” and “tax structure” of the transactions contemplated by this Agreement. For these purposes, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the transaction described herein.

5.8        Post-Closing Assurances and Access to Records. After the Closing, the Contributor and the Partnership shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto. After the Closing, the Contributor shall grant the Partnership and its authorized representatives reasonable access (including copying privileges at the Contributor’s sole cost and expense) during the Contributor’s normal business hours to all Records of the Contributor pertaining to the Properties and not included in the Properties, where such Records may be located for the purpose of prosecuting or defending claims, lawsuits or other Proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any board, agency, tribunal or government.

5.9         NASDAQ Listing. The Partnership shall use its reasonable efforts to cause the Subject Units to be approved for listing on the NASDAQ Global Select Market.

5.10       SEC Reporting; Financial Statements. Contributor acknowledges that the Partnership may be required to include certain financial information relating to the Properties (“Financial Statements”) in documents filed with the SEC by the Partnership pursuant to the Securities Act or the Exchange Act, and that such Financial Statements may be required to be audited. In that regard, Contributor and its Affiliates shall cooperate with the Partnership, and provide the Partnership reasonable access to the Records and personnel of Contributor and its Affiliates as the Partnership may reasonably request to enable the Partnership, and their representatives and accountants to create and audit any Financial Statements that the Partnership deems necessary. Contributor shall consent to the inclusion or incorporation by reference of the Financial Statements in any registration statement, report or other document of the Partnership to be filed with the SEC in which the Partnership determines that the Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. Upon request of the Partnership or any of its Affiliates, Contributor shall use reasonable best efforts to cause the external audit firm that audits the Financial Statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such registration statement, report or other document. Contributor shall provide the Partnership, its Affiliates and their independent accountants with reasonable access to (i) any audit work papers of Contributor’s independent accountants and (ii) any management representation letters provided by Contributor to Contributor’s independent accountants.

ARTICLE 6.

CONDITIONS

6.1         Conditions to Obligations of the Parties. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Legal Proceedings. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against the Partnership, the Contributor or the Properties, or any of their respective Affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

(b)    Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

6.2         Conditions to Obligation of the Contributor. The obligation of the Contributor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All the representations and warranties of the Partnership contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects (other than any representation or warranty containing any “material,” “materiality” or “Material Adverse Effect” qualification, which shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than any representation or warranty containing any “material,” “materiality” or “Material Adverse Effect” qualification, which shall be true and correct in all respects) as of such specified date.

(b)    Covenants and Agreements. The Partnership shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Partnership.

(d)    Certificates. The Contributor shall have received (i) a certificate from the Partnership, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.2 have been fulfilled and (ii) a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of the Partnership.

(e)    Subject Units. As of the Closing, the Contributor shall have received a certification from the Exchange Agent that the Exchange Agent has duly issued and registered the Subject Units, in the form attached hereto as Exhibit E.

6.3         Conditions to Obligation of the Partnership. The obligation of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All the representations and warranties of the Contributor contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects (other than any representation or warranty containing any “material,” “materiality” or “Material Adverse Effect” qualification, which shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than any representation or warranty containing any “material,” “materiality” or “Material Adverse Effect” qualification, which shall be true and correct in all respects) as of such specified date.

(b)    Covenants and Agreements. The Contributor shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Properties.

(d)    Certificates. The Partnership shall have received (i) a certificate from the Contributor, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.3 have been fulfilled, (ii) a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of the Contributor and (iii) a duly executed IRS Form W-9 (or any successor form) from the Contributor.

(e)    Conveyances. The Contributor shall have executed and delivered to the Partnership the Conveyances and such deeds (in reasonable and local customary form and describing the transferred Properties) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Partnership shall reasonably deem necessary or appropriate to vest in or confirm to the Partnership Defensible Title to such Properties, which shall be transferred at the Closing.

(f)    Releases. All Encumbrances to the Properties shall been released in full, other than Permitted Encumbrances, and Contributor shall have delivered to the Partnership written evidence, in a form satisfactory to the Partnership in its sole discretion, of the release of such Encumbrances.

(g)    Contributed Cash. The Contributor shall have delivered the Contributed Cash to the Partnership on the Business Day immediately prior to the Closing Date.

(h)    Records. The Contributor shall have delivered the Records to the Partnership.

ARTICLE 7.

PRODUCTION, PROCEEDS, EXPENSES AND TAX MATTERS

7.1       Division of Ownership. After the Closing, all Production from the Properties, together with (a) the proceeds of such Production and any other amounts attributable to the Properties and (b) any other proceeds received by the Contributor attributable to the Properties, from whatever source, including, without limitation, any bonuses, delay rentals, royalty payments, overriding royalty payments and shut-in royalty payments, suspense releases, legal proceeds other than payments received by the Contributor prior to the Reference Date (collectively herein called the “Partnership-Entitled Production and Proceeds”), shall be owned by the Partnership, and should the Contributor receive payment for any such Partnership-Entitled Production and Proceeds, the Contributor shall within five (5) Business Days after the end of each calendar month during which any such payments are received, either (x) endorse and deliver to the Partnership any checks received by the Contributor attributable to such Partnership-Entitled Production and Proceeds, (y) transfer any cash proceeds by wire transfer to an account designated by the Partnership or (z) return any payment to the operator for reissuance to the Partnership; provided that, in the case of (y) and (z), Contributor shall promptly notify the Partnership, c/o Ann Vandenburg, at avandenburg@dmlp.net, of such transfer of cash proceeds or return of payment, as applicable, with such notice including the name of the payor of the payment to Contributor, a description of the Property to which such payment relates and the date on which such payment was originally received by Contributor. The Partnership shall prepare letters to each purchaser of production regarding the transfer of the Properties in substantially the form attached hereto as Exhibit F and, at Closing, the Contributor shall execute and the Partnership shall deliver such letters to each purchaser of production from the Oil and Gas Assets. In the event such letters cannot reasonably be delivered at Closing, the Contributor shall cooperate with the Partnership in delivering such letters after Closing.

7.2        Division of Expenses. Except as otherwise provided in Section 7.4, all costs and expenses incurred in connection with the Properties prior to the Closing Date shall be borne and timely paid by the Contributor pursuant to Section 4.2(e) and all costs and expenses incurred in connection with the Properties on or after the Closing Date shall be borne and timely paid by the Partnership.

7.3         Recording and Transfer Expenses. The Partnership shall pay all costs of recording and filing (a) the assignments delivered hereunder for the Properties, (b) all state, federal, local and Indian transfer and assignment documents, (c) all applications and other documents required for the transfer of Permits and operatorship of the Properties, and (d) all other instruments.

7.4         Taxes

(a)    Intentionally Deleted.

(b)    Transfer Taxes. The Contributor shall be responsible for and shall pay 100% of all Transfer Taxes when due. The Partnership and the Contributor shall cooperate in the preparation of any Tax Returns and other related documentation with respect to such Transfer Taxes and to obtain all available exemptions from the foregoing Transfer Taxes.

(c)    Apportionment of Taxes. The Contributor shall be allocated and bear all Asset Taxes for any Pre-Reference Date Tax Period, and the Partnership shall be allocated and bear all Asset Taxes for any Post-Reference Date Tax Period. The Contributor and the Partnership shall use the following conventions for determining the portion of any Asset Tax (or Asset Tax refund) that relates to a Pre-Reference Date Tax Period and that which relates to a Post-Reference Date Tax Period: (A) Asset Taxes that are attributable to the severance or production of hydrocarbons shall be deemed allocated to the period in which associated revenues, net of severance or production taxes, are received; (B) in the case of Asset Taxes that are property or ad valorem Taxes and other similar Taxes imposed on a periodic basis, the amount of such Asset Taxes (or Asset Tax refunds) attributable to the Pre-Reference Date Tax Period shall be determined by multiplying such Taxes for the entire period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending immediately before the Reference Date and the denominator of which is the number of calendar days in the entire period, and the remaining amount of such Asset Taxes (or Asset Tax refunds) shall be attributable to the Post-Reference Date Tax Period; and (C) in the case of all other Asset Taxes, the amount of Asset Taxes (or Asset Tax refunds) attributable to the Pre-Reference Date Tax Period shall be determined as if a separate return was filed for the period ending as of the end of the day immediately preceding the Reference Date using a “closing of the books methodology,” and the remaining amount of the Asset Taxes (or Asset Tax refunds) for such period shall be attributable to the Post-Reference Date Tax Period; provided, however, that for purposes of clause (C), exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the Pre-Reference Date Tax Period and the Post-Reference Date Tax Period in proportion to the number of days in each such period. For the avoidance of doubt, (i) the Contributor or its direct or indirect owners shall bear (X) all Income Taxes attributable to the Properties imposed by Applicable Law on the Contributor or its direct or indirect owners for all Pre-Closing Tax Periods and (Y) all Income Taxes imposed by Applicable Law on the Contributor or its direct or indirect owners resulting from the transactions contemplated by this Agreement, and (ii) the Partnership or its direct or indirect owners shall bear all Income Taxes attributable to the Properties imposed by Applicable Law on the Partnership or its direct or indirect owners for all Post-Closing Tax Periods.

(d)    Tax Returns. The Contributor, at its expense, shall be responsible for the preparation and timely filing of any Tax Returns with respect to Asset Taxes required to be filed by the Contributor on or before the Closing Date. The Partnership, at its expense, shall be responsible for the preparation and timely filing of any Tax Returns with respect to Asset Taxes relating to any Tax period (or portion thereof) beginning prior to the Closing Date that are required to be filed by the Partnership after the Closing Date (the “Partnership Prepared Returns”). The Partnership shall deliver all such Partnership Prepared Returns to the Contributor reasonably in advance of the due date (including extensions) with respect to each such Partnership Prepared Return. The Contributor shall have the right to review and comment on any such Partnership Prepared Returns, with such comments, if any, to be delivered to the Partnership reasonably in advance of the due date (including extensions) with respect to each such Partnership Prepared Return, and the Partnership shall make such revisions to such Partnership Prepared Returns as are reasonably and timely requested by the Contributor to the extent such comments relate to a position taken on such Partnership Prepared Returns with respect to Asset Taxes for which the Contributor is economically responsible pursuant to this Agreement or Applicable Law, or to the extent related to a refund Contributor would be entitled to pursuant to Section 7.4(e) of this Agreement. For the avoidance of doubt, this Section 7.4(d) shall not alter the manner in which any Asset Taxes are allocated to or borne by the parties, which is as set forth in Section 7.4(c).

(e)    Tax Refunds. All refunds or credits for any Excluded Tax and for any Transfer Tax shall be for the sole benefit of the Contributor; provided, however, that to the extent the Partnership incurs an Excluded Tax or Transfer Tax and is not indemnified for such Excluded Tax or Transfer Tax, refunds or credits of such Excluded Tax or Transfer Tax shall be for the sole benefit of the Partnership. To the extent that the Partnership receives a refund or credit that is for the benefit of the Contributor, the Partnership shall promptly pay such refund or the value of the credit (net of all out of pocket expenses and costs and Taxes incurred in obtaining such refund) to the Contributor. All refunds or credits for Asset Taxes relating to the Properties for a Post-Reference Date Tax Period that are not Excluded Taxes shall be for the sole benefit of the Partnership; provided, however, that to the extent the Contributor incurs any such Asset Taxes and is not indemnified by the Partnership for such Asset Taxes, refunds or credits of such Asset Taxes shall be for the sole benefit of the Contributor. To the extent that the Contributor receives a refund or credit for a Tax that is for the benefit of the Partnership, the Contributor shall promptly pay such refund or the value of the credit (net of all reasonable out of pocket expenses and costs and Taxes incurred in obtaining such refund) to the Partnership.

(f)    Tax Cooperation. The Partnership and the Contributor shall (i) assist in the preparation and timely filing of any Tax Return (including any claim for a Tax refund) relating to the Properties; (ii) assist in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Properties; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Properties; (iv) provide any information required to allow the other party to comply with any information reporting or withholding requirements contained in the Code or other applicable Tax Laws; and (v) provide certificates or forms, and timely execute any Tax Returns that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. Without limiting the foregoing, within 30 days following the Closing, the Contributor shall provide to the Partnership a schedule that sets forth the adjusted tax basis in each of the Properties (as determined immediately prior to the Closing) (the “Tax Basis Schedule”). The Contributor and the Partnership agree to file all Tax Returns in a manner consistent with the Tax Basis Schedule, unless the parties otherwise agree or if required to do so by a change in Applicable Law after the date hereof (i.e., only to the extent required by a Law not in effect (or the applicable change thereto requiring such different treatment is not in effect) on the date hereof) or a “determination” within the meaning of Code Section 1313(a)(1).

7.5         Casualty Loss. If any Casualty Loss occurs prior to the Closing, the Contributor shall (a) transfer the affected Property to the Partnership at Closing, notwithstanding such Casualty Loss, (b) transfer all unpaid insurance proceeds, claims, awards, and other payments arising out of such Casualty Loss to the Partnership and (c) transfer to the Partnership an amount equal to all cash sums, if any, paid to the Contributor prior to Closing as insurance proceeds, awards or other payments arising out of such Casualty Loss.

ARTICLE 8.

TERMINATION

8.1         Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)    By unanimous written consent of the parties hereto;

(b)    By the Contributor or the Partnership, if:

(i)    The Closing shall not have occurred on or before September 30, 2022, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i); or

(ii)    There shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

(c)    By the Contributor, if (i) any of the representations and warranties of the Partnership contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied; (ii) if any of the conditions for Closing set forth in Section 6.2 is not satisfied by the Closing Date; or (iii) the Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (iii) of this Section 8.1(c), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the Contributor; provided, however, that Contributor is not in material breach of this Agreement.

(d)    By the Partnership, if (i) any of the representations and warranties of the Contributor contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied; (ii) if any of the conditions for Closing set forth in Section 6.3 is not satisfied by the Closing Date; or (iii) the Contributor shall have failed to fulfill in any material respect any of their material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (iii) of this Section 8.1(d), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the Partnership; provided, however, that the Partnership is not in material breach of this Agreement.

8.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Partnership or the Contributor, written notice thereof shall forthwith be given to the Partnership or the Contributor, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or the general partner of the Partnership, or any of their respective directors, managers, officers, employees, shareholders, unitholders, partners or representatives, except that the agreements contained in this ARTICLE 8 and ARTICLE 10 shall survive the termination hereof. Nothing contained in this Section 8.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

ARTICLE 9.

INDEMNIFICATION

9.1        Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of the Partnership in ARTICLE 2 and the Contributor in ARTICLE 3 shall survive the Closing and continue in full force and effect through and including the date that is 18 months immediately following the Closing; provided, that the representations and warranties in (a) Section 2.1 (Organization and Existence), Section 2.2 (Governing Documents), Section 2.4 (Authority Relative to this Agreement), Section 2.5 (Noncontravention), Section 2.6 (Government Approvals), Section 2.11 (Brokerage Fee), Section 3.1 (Organization and Existence), Section 3.2 (Authority Relative to this Agreement), Section 3.3 (Noncontravention), Section 3.4 (Governmental Approvals) and Section 3.23 (Brokerage Fees) shall survive indefinitely, and (ii) Section 3.8 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All other covenants and agreements contained in this Agreement shall survive the Closing until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. The special warranty of Defensible Title in the Conveyance(s) will survive the Closing for 24 months.

9.2         Indemnification

(a)    Subject to Section 9.1, without duplication, the Contributor hereby agrees to indemnify, defend and hold the Partnership and its Affiliates and their respective directors, managers, officers, employees, stockholders, unitholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “Partnership Indemnified Parties”) harmless from and against, and pay to the applicable Partnership Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including reasonable and documented costs of investigation and defense and attorneys’ and other professionals’ fees and the cost of enforcing any right to indemnification hereunder), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

(i)

based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Contributor in the Transaction Documents to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

(ii)	based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Contributor under any Transaction Document;

(iii)	relating to the Properties, arising from or relating to the ownership or actions or inactions of the Contributor on or prior to the Closing Date; and

(iv)	based upon, attributable to or resulting from the Excluded Properties or Excluded Taxes.

(b)    Subject to Section 9.1, without duplication, the Partnership hereby agrees to indemnify, defend and hold the Contributor and its Affiliates and their respective stockholders, unitholders, directors, managers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Contributor’s Indemnified Parties”) harmless from and against, and pay to the applicable Contributor’s Indemnified Parties the amount of, any and all Losses:

(i)

based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Partnership in any Transaction Document to be true and correct in all respects at the date hereof and as of the Closing Date;

(ii)	based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Partnership under any Transaction Document;

(iii)	relating to the Properties, arising from or relating to the ownership or actions or inactions of the Partnership after the Closing Date; and

(iv)	based upon, attributable to or resulting from Asset Taxes that relate to the Properties for any Post-Reference Date Tax Period.

The aggregate amount of all Losses for which the Partnership shall be liable pursuant to this Section 9.2(b) shall not exceed Two Million Five Hundred Thousand U.S. Dollars ($2,500,000).

(c)    The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in the Transaction Documents shall not be affected by any investigation conducted at any time, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. The remedy of indemnification set forth in this ARTICLE 9 shall be in addition to any other remedies that any indemnified party may have under Applicable Laws (whether asserted in a proceeding at law or in equity).

9.3         Indemnification Procedures

(a)    A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this ARTICLE 9.

(b)    If any indemnified party receives notice of the assertion or commencement of any action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such indemnified party with respect to which the indemnifying party is obligated to provide indemnification under this Agreement, the indemnified party shall give the indemnifying party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the indemnifying party of its indemnification obligations, except and only to the extent that the indemnifying party forfeits rights or defenses by reason of such failure. The indemnifying party shall have the right to participate in, or by giving written notice to the indemnified party, to assume the defense of any Third Party Claim at the indemnifying party's expense and by the indemnifying party's own counsel, and the indemnified party shall cooperate in good faith in such defense; provided, that if the indemnifying party is the Contributor, such indemnifying party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the indemnified party. In the event that the indemnifying party assumes the defense of any Third Party Claim, subject to Section 9.3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the indemnified party. The indemnified party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the indemnifying party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the indemnified party, provided, that if in the reasonable opinion of counsel to the indemnified party, (A) there are legal defenses available to an indemnified party that are different from or additional to those available to the indemnifying party; or (B) there exists a conflict of interest between the indemnifying party and the indemnified party that cannot be waived, the indemnifying party shall be liable for the reasonable fees and expenses of counsel to the indemnified party in each jurisdiction for which the indemnified party determines counsel is required. If the indemnifying party elects not to compromise or defend such Third Party Claim, fails to promptly notify the indemnified party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the indemnified party may, subject to Section 9.3(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

(c)    Notwithstanding any other provision of this Agreement, the indemnifying party shall not enter into settlement of any Third Party Claim without the prior written consent of the indemnified party, except as provided in this Section 9.3(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the indemnified party and provides, in customary form, for the unconditional release of each indemnified party from all liabilities and obligations in connection with such Third Party Claim and the indemnifying party desires to accept and agree to such offer, the indemnifying party shall give written notice to that effect to the indemnified party. If the indemnified party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the indemnified party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the indemnifying party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the indemnified party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the indemnifying party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the indemnified party has assumed the defense pursuant to Section 9.3(b), it shall not agree to any settlement without the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

ARTICLE 10.

MISCELLANEOUS

10.1       Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by electronic mail transmission, with read receipt requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(i)	If to the Contributor:

DSD Energy Resources, LLC

1150 N. Kimball Avenue, Suite 100

Southlake, Texas 76092

Attention: Derek Dehoyos

Email: derek@dsdenergy.us

with a copy to (which shall not constitute notice):

Alston & Bird

2200 Ross Avenue, Suite 2300

Dallas, Texas 75201

Attention: Mitchell Griffith; Gaye Lentz

Email: mitchell.griffith@alston.com; gaye.lentz@alston.com

(ii)	If to the Partnership:

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219

Attention: William Casey McManemin

Email:         kcmcmail@msn.com

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

2300 N. Field Street, Suite 1800

Dallas, Texas 75201

Attention: Jesse Betts, Cole Bredthauer

Email: jbetts@akingump.com; cbredthauer@akingump.com

(a)         Such notices, requests, demands and other communications shall be effective (x) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (y) if mailed, the date of delivery as shown by the return receipt therefor or (z) if sent by electronic mail transmission, with read receipt requested, when the answer back is received.

10.2       Entire Agreement. This Agreement, together with the schedules, exhibits, the other Transaction Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.3       Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties; provided that, notwithstanding anything to the contrary, the Partnership and its successors and permitted assigns may, without the prior written consent of the Contributor, assign all or any portion of their rights under this Agreement and delegate all or any portion of their obligations under this Agreement to one or more third parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.4       Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

10.5       Governing Law; Consent to Jurisdiction.

(a)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF DALLAS, TEXAS AND COUNTY OF DALLAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5(c).

10.6       Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

10.7       Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

10.8       References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a schedule or exhibit refers to the item identified separately in writing by the parties hereto as the described schedule or exhibit to this Agreement. All schedules and exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

10.9       Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

10.10    Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, if the Contributor is entitled to terminate this Agreement under Section 8.1(c)(ii) due to a failure by the Partnership to perform its obligation to proceed with Closing, the Contributor may, as its SOLE and EXCLUSIVE remedy, terminate this agreement and shall have the right to receive an amount of liquidated damages equal to $100,000.00; provided that the parties acknowledge and agree that (a) Contributor’s harm would be impossible or very difficult to accurately estimate as of the date hereof, (b) such liquidated damages are a reasonable estimate of the anticipated or actual harm that might arise therefrom and (c) such liquidated damages constitute compensation, and not a penalty.

10.11     Amendment. Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, if, and only if, such amendment is in writing and signed by the parties hereto.

10.12     Waiver. Any of the parties to this Agreement may (a) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (b) waive compliance by the other parties with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE 11.

DEFINITIONS

11.1       Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Allocated Value” means the number of Common Units set forth on Exhibit A-3 for each Property identified on Exhibit A-3.

“Applicable Environmental Law” shall mean all Applicable Laws pertaining to the protection of the environment (e.g., prevention of pollution and remediation of contamination) and human health and safety, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2702 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42. U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and all analogous applicable state and local Applicable Laws, including, without limitation, Tex. Nat. Res. Code, Title 3 (Oil and Gas) and 16 Tex. Admin. Code. pt. 1 (Railroad Commission of Texas).

“Applicable Law” shall mean any federal, state, local, or municipal statute, law, common law, constitution, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity, or any treaty or other legally enforceable directive or requirement, to which a specified person or property is subject.

“Asset Taxes” shall mean ad valorem, property (real, personal or mixed), excise, severance, production, sales, use, or similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Properties or the production of hydrocarbons therefrom or the receipt of proceeds therefrom.

“Basic Documents” shall mean (a) all Oil and Gas Leases, and (b) all contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Properties in the manner in which they are currently being owned, explored, developed, operated, maintained or used and in accordance with the prudent practices of the oil and gas industry; provided however that “Basic Documents” shall not include that portion of contracts or agreements which relate to the ownership and operation of the surface of the Properties.

“Business Day” shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

“Casualty Loss” shall mean, with respect to all or any major portion of any of the Properties, any destruction by fire, blowout, storm or other casualty or any taking, or pending or threatened taking, in condemnation or expropriation or under the right of eminent domain of any of the Properties or portion thereof, in each case prior to the Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Unit” shall mean a Common Unit, as defined in the Partnership Agreement.

“Defect” means any burden, Encumbrance, restriction, impairment, irregularity, limitation or other defect that causes (or if not cured, could reasonably be expected to cause) the Contributor to not have Defensible Title to all or any portion of one or more Oil and Gas Assets.

“Defect Amount” shall mean the reduction to the Base Subject Units resulting from a Defect as determined in accordance with Section 1.6(b).

“Defensible Title” means title of the Contributor to a Property which, as of the Execution Date and the Closing Date, where applicable, and subject to the Permitted Encumbrances:

(a)    with respect to the Wells, well locations and Units listed on Exhibit A-3, entitles Contributor (and the Partnership as successor-in-interest to the Contributor) to receive not less than the Net Revenue Interest for such Well, well location or Unit listed on Exhibit A-3; and

(b)    is free and clear of any and all Encumbrances other than Permitted Encumbrances.

“Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Leasehold Interests” means, as of the Execution Date, Contributor’s working interest ownership in any Oil and Gas Lease to the extent, and only to the extent, of such working interest ownership; provided, however, that if Contributor holds both a working interest and an overriding royalty interest (or other similar interest) in any Oil and Gas Lease, then: (a) such overriding royalty interest (or other similar interest) shall be deemed not to be an Excluded Leasehold Interest, (b) any principles, doctrines, or canons related to merger or consolidation shall be deemed not to be applicable to such overriding royalty interest (or other similar interest) with respect to such Oil and Gas Lease, and (c) such overriding royalty interest (or other similar interest) shall be deemed to be a Property for all purposes of this Agreement.

“Excluded Taxes” means, without duplication, (a) the following Taxes: (i) all Asset Taxes that relate to the Properties for any Pre-Reference Date Tax Period; (ii) all Taxes of, or imposed on, the Contributor that are unrelated to the Properties; and (iii) all Income Taxes of, or imposed on, the Contributor (including to the extent related to the Properties or any employees of the Contributor) or any of its direct or indirect owners; and (b) any liability of the Partnership for any Taxes referred to in clause (a) whether imposed directly, as a transferee or successor, pursuant to joint and/or several liability, pursuant to a contract, or by an obligation to withhold.

“Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Hazardous Materials” shall mean any (i) chemical, constituents, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity or may form the basis of liability under any Applicable Environmental Law; (ii) asbestos containing material, lead-based paint, polychlorinated biphenyls, or radon; and (iii) petroleum, Oil and Gas, or petroleum products.

“Income Taxes” means any income Taxes, and franchise and similar Taxes imposed in lieu of Taxes denominated as “income taxes,” based upon, measured by, or calculated with respect to gross or net income, profits, capital, or similar measures (or multiple bases, including corporate, franchise, business and occupation, business license, or similar Taxes, if gross or net income, profits, capital, or a similar measure is one of the bases on which such Tax is based, measured, or calculated), but not including VAT, sales use, goods and services, real or personal property, transfer or other similar Taxes.

“IRS” shall mean the Internal Revenue Service of the United States.

“Knowledge” shall be deemed to exist if (a) with respect to the Contributor, Trynton C. Sewell, Derek Dehoyos and Trent Dehoyos or (b) with respect to the Partnership, Bradley J. Ehrman and Leslie A. Moriyama, is actually aware of the fact or other matter in question; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

“Lessee” shall mean any lessee under any Oil and Gas Lease.

“Material Adverse Effect” shall mean with respect to any adverse change or adverse condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the ownership or value of the Properties, taken as a whole, the duration of which could reasonably be expected to last at least six months or the ability of the Contributor to consummate the transactions contemplated hereby, or (b) the ability of the Partnership to consummate the transaction contemplated hereby; provided that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international oil and gas industry conditions, shall not be deemed to constitute a Material Adverse Effect.

“Net Revenue Interest” shall mean, as computed separately for each Well, well location or Unit, as to each applicable Target Formation set forth on Exhibit A-3, the decimal or percentage share in all Oil and Gas produced from a Well, well location or Unit, after giving effect to all burdens thereon; provided, however, if Contributor’s Net Revenue Interest varies for different Target Formations within a Well, well location or Unit, a separate calculation shall be performed with respect to each such Target Formation for purposes of calculating Net Revenue Interest under this Agreement.

“Oil and Gas” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals.

“Oil and Gas Lease” shall mean an Oil and Gas lease relating to the Properties and the real and personal property related thereto.

“Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas.

“Partnership Agreement” shall mean the Amended and Restated Partnership Agreement of the Partnership, as currently in effect.

“Permits” shall mean licenses, permits, franchises, consents, approvals, variances, exemptions, waivers and other authorizations of or from Governmental Entities or pursuant to any Applicable Law (other than Applicable Environmental Laws).

“Permitted Encumbrances” shall mean the following:

(a)          Liens for Taxes not yet due and payable or, if delinquent and set forth on Schedule 4.2(a), being contested in good faith by appropriate actions;

(b)          Statutory liens (including materialman’s, mechanic’s, repairman’s, landlord’s and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable;

(c)         All rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of the Properties or interests therein pursuant to this or to any future transaction if they are not required or customarily obtained prior to the sale or conveyance;

(d)          All rights reserved to or vested in any Governmental Entity to control or regulate any of the Property in any manner, and all obligations and duties under all Applicable Laws or under any franchise, grant, license or permit issued by such Governmental Entity;

(e)         Any Defect affecting the Properties which will be discharged by the Contributor at or prior to the Closing;

(f)         Any encumbrance, title defect or other matter (whether or not constituting a Defect) waived or deemed waived by the Partnership pursuant to this Agreement;

(g)          A defect based solely on (1) lack of information in the Contributor’s files; or (2) references to a document(s) if such document(s) is not in the Contributor’s files and would be reasonably unlikely to cause a Defect;

(h)         Defects arising out of lack of corporate or other entity authorization unless the Partnership provides affirmative written evidence that the action was not authorized and results in another Person’s superior claim of title;

(i)          Defects arising out of lack of survey, unless a survey is required by Applicable Law;

(j)         Defects involving a counterparty no longer in existence or in bankruptcy or receivership that have existed for more than twenty (20) years;

(k)         Defects arising from unreleased instruments absent specific evidence that such instruments continue in force and effect and constitute a superior claim of title to the Oil and Gas Interests;

(l)         Defects of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate Proceedings, unless the Partnership provides affirmative evidence that such failure or omission has resulted in another Person’s superior claim of title; and

(m)         Defects involving the lack of evidence of, or other defects with respect to, authorization, execution, delivery, acknowledgment, or approval of any instrument in the Contributor’s chain of title that have existed for more than twenty (20) years, or absent reasonable evidence of an actual claim of superior title from a third Person attributable to such matter.

“Person” (whether or not capitalized) shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“Post-Closing Tax Period” means any Tax period (or portion of a Tax period) beginning after the Closing Date.

“Post-Reference Date Tax Period” means any Tax period (or portion of a Tax period) beginning on or after the Reference Date.

“Pre-Closing Tax Period” means any Tax period (or portion of a Tax period) ending on or before the Closing Date.

“Pre-Reference Date Tax Period” means any Tax period (or portion of a Tax period) ending before the Reference Date.

“Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“reasonable best efforts” shall mean a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Records” shall mean all data, files or records in the control or possession of the Contributor pertaining to the ownership of the Properties, including but not limited to all abstracts of title, accounting records, Tax records (solely to the extent related to Asset Taxes), financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently being paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports, notices, evidence of payment, correspondence and other data related to the Properties; provided, however, that “Records” shall not include any of the foregoing to the extent that a portion of such records relates to the ownership and operation of the surface of the Properties or the Excluded Properties.

“Reference Date” shall mean July 1, 2022.

“Release” shall mean release as defined under CERCLA § 101(22), 42 U.S.C. § 9601(22).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Target Formation” shall mean with respect to any Well, well location or Unit, the target formation(s) specified for such Well, well location or Unit, on Exhibit A-3.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Entity in the nature of a tax, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or not, and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person as a successor, transferee, or by contract.

“Tax Return” shall mean any report, return, election, document, estimated tax filing, declaration, claim for refund, extensions, information returns, or other filing with respect to any Taxes provided to any Governmental Entity including any schedules or attachments thereto and any amendment thereof.

“Transaction Documents” shall mean this Agreement, the Conveyances and any document, agreement, instrument or certificate delivered pursuant hereto.

“Transfer Tax” means all transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement.

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.

“Unit” shall mean, collectively, a drilling, pooled, spacing, proration, production or enhanced recovery unit formed pursuant to a voluntary unitization, communitization or pooling agreement, or a drilling, spacing, proration, production or enhanced recovery unit formed under or pursuant to law, rule or regulation or other action of a regulatory body having jurisdiction

11.2       Certain Additional Defined Terms. In addition to such terms as are defined in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference

Agreement	Introduction
Asserted Defects	Section 1.6(a)
Base Subject Units	Section 1.4
Closing	Section 1.1
Closing Date	Section 1.1
Closing Settlement Statement	Section 1.9(b)
Confidential Information	Section 5.1
Contributed Cash	Section 1.2(i)
Contributed Cash True-up Amount	Section 1.9(b)
Contributor	Introduction
Contributor’s Indemnified Parties	Section 9.2(b)
Conveyances	Section 1.5
Defect Amount	Section 1.6(b)
Defect Deadline	Section 1.6(a)

Defined Term	Section Reference

Defect Notice	Section 1.6(a)
Dispute Notice	Section 1.7
Disputed Amounts	Section 1.9(d)
Estimated Settlement Statement	Section 1.9(a)
Exchange Agent	Section 1.4
Excluded Leasehold Interests	Section 1.3(g)
Excluded Properties	Section 1.3
Execution Date	Recitals
Financial Statements	Section 5.10
Independent Accountant	Section 1.9(d)
Lands	Section 1.2(a)
Loss	Section 9.2(a)
Oil and Gas Assets	Section 1.2(b)
Partnership	Introduction
Partnership Audited Financial Statements	Section 2.7
Partnership-Entitled Production and Proceeds	Section 7.1
Partnership Financial Statements	Section 2.7
Partnership GP	Section 2.3(a)
Partnership Indemnified Parties	Section 9.2(a)
Partnership Latest Balance Sheet	Section 2.7
Partnership Unaudited Financial Statements	Section 2.7
Production	Section 1.2(f)
Properties	Section 1.2
Registration Statement	Section 2.14
Representatives	Section 5.1
Resolution Period	Section 1.7(c)
Review Period	Section 1.7(c)
SEC	Section 2.13
SEC Filings	Section 2.13
Settlement Matters	Section 1.9(a)
Statement of Objections	Section 1.9(c)
Subject Units	Section 1.4
Tax Basis Schedule	Section 7.4(f)
Tax Treatment	Section 1.11
Third Party Claim	Section 9.3(b)
Title Arbiter	Section 1.7
Transfer	Section 1.2
Undisputed Amounts	Section 1.9(d)
Wells	Section 1.2(b)

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, as of the date first above written.

THE PARTNERSHIP:

DORCHESTER MINERALS, L.P.

By:	Dorchester Minerals Management LP, its general partner

By:	Dorchester Minerals Management GP LLC, its general partner

By:	/s/ William Casey McManemin
William Casey McManemin,
Chief Executive Officer

THE CONTRIBUTOR:

EXCESS ENERGY, LLC

By:	/s/ Derek DeHoyos
Name:	Derek DeHoyos
Title:	President

Signature Page to Contribution and Exchange Agreement

EXHIBIT A-1

LANDS

[See attached.]

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
1	-	-	13-00062-001	Texas	Webb	1363, 1364	-	-	-	A-419, A- 3191	“C&M RR Co. Survey”

“169.22 acres of land, more or less, situated in Webb County, Texas, being comprised of TWO (2) tracts of land and being more fully described as follows to wit:

TRACT ONE: 143.22 acres of land, more or less, out of the C&M RR Co. Survey 1363, Abstract 419, Webb County, Texas; and out of the C&M RR Co. Survey 1364, Abstract 3191, Webb County, Texas, and being the same lands more particularly described in that ce1iain deed dated February 9, 1927, from James Breeding, et ux to Frederick Jacob Baltensperger, recorded in Volume 102, Page 496, of the Deed Records of Webb County, Texas.

TRACT TWO: 26.00 acres ofland, more or less, out of the C. & M. R.R. Co Survey 1363, Abstract 419, Webb County, Texas; and out of the C. & M. R.R. Co Survey 1364, Abstract 3191, Webb County, Texas, and being the same lands more particularly described in that certain deed dated April 7, 1928, from James Breeding, et ux to Frederick J. Baltensperger, recorded in Volume 107, Page 198, of the Deed Records of Webb County, Texas.

Including but not limited to all of Survey 1363, Abstract 419, Webb County, Texas and all of Survey 1364, Abstract 3191, Webb County, Texas.”

169.22
1	-	-	13-00062-002	Texas	Webb	1363, 1364	-	-	-	A-419, A- 3191	“C&M RR Co. Survey”

“169.22 acres of land, more or less, situated in Webb County, Texas, being comprised of TWO (2) tracts of land and being more fully described as follows to wit:

TRACT ONE: 143.22 acres of land, more or less, out of the C&M RR Co. Survey 1363, Abstract 419, Webb County, Texas; and out of the C&M RR Co. Survey 1364, Abstract 3191, Webb County, Texas, and being the same lands more particularly described in that ce1iain deed dated February 9, 1927, from James Breeding, et ux to Frederick Jacob Baltensperger, recorded in Volume 102, Page 496, of the Deed Records of Webb County, Texas.

TRACT TWO: 26.00 acres ofland, more or less, out of the C. & M. R.R. Co Survey 1363, Abstract 419, Webb County, Texas; and out of the C. & M. R.R. Co Survey 1364, Abstract 3191, Webb County, Texas, and being the same lands more particularly described in that certain deed dated April 7, 1928, from James Breeding, et ux to Frederick J. Baltensperger, recorded in Volume 107, Page 198, of the Deed Records of Webb County, Texas.

Including but not limited to all of Survey 1363, Abstract 419, Webb County, Texas and all of Survey 1364, Abstract 3191, Webb County, Texas.”

169.22
2	-	-	13-00046-001	Texas	La Salle	45, 98	-	-	-	A-711, A- 1088	“J Coker Survey, ACH&B Survey”

“271.30 acres of land, more or less, out of a subdivision of a part of the Parks Ranch and being out of and a part of 2,771.15 acres of land, said 271.30 acres being out of and a part of Survey No. 45, Abstract No. 711, and Survey No. 98, Abstract No. 1088, La Salle County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1”“ iron pipe found at the most Eastern Corner of this tract, which is also the most Eastern Corner of said 2,771.15 acres;

THENCE S 34E 48’ 52”“ W with a fence as described in a Deed from William O. Held, et us., to Eugene Asher, et ux., dated November 18, 1972, recorded in Volume 175, Page 394 of the Deed Records a distance of 1,384.35 feet to a 1/2”“ iron rod set at a fence corner;

THENCE N 57E 29’ 31”“ W continuing with fence as described in said Held to Asher Deed a distance of41.60 feet to a 1/2”“ iron rod set at a fence corner;

THENCE S 34E 56’ 30”“ W continuing with fence as described in said Held to Asher Deed a distance of 1,242.38 feet to a 1/2 iron rod set at a fence corner in the North right-of-way of a road open to the public said 1/2”“ iron rod being N 37E 55’ 43”“ E a distance of 35.53 feet from a 5/8”“ iron rod found in the South right-of-way of said road;

THENCE N 60E 02’ 18”“ W with the North right-of-way of said road a distance of 4,465.20 feet to a 112”“ iron rod set for West Corner and being N 33E 32’ 50”“ E a distance of 32.67 feet from a 5/8”“ iron rod found in the South right-of-way of said road;

THENCE N 33E 32’ 50”“ E a distance of 2,620.83 feet to a 5/8”“ iron rod found in a fence line;

THENCE S 60E 01’ 30”“ E with said fence a distance of 4,567.82 feet to the POINT OF BEGINNING and containing 271.30 acres of land, and being the same tract or parcel ofland described in deed dated December 12, 1986, recorded in Volume 281, Page 516 of the Deed Records of La Salle County, Texas, granted by J. R. McNabb and wife, Iris McNabb, in favor of Ben F. Vaughan, III, Individually and as Trustee of the Genevieve Vaughan 1970 Revocable Trust.”

271.30
3	-	-	13-00011-001	Texas	Webb	5	-	-	-	A- 2332	Low, Thaxton & Baxter Survey	All	640.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
3	-	-	13-00012-001	Texas	Webb	5	-	-	-	A- 2332	Low, Thaxton & Baxter Survey	All	640.00
4	-	-	13-00052-024	New Mexico	Lea	31	18S	35E	-	-		Lots 3, 4, SE4SW4, SW4SE4	157.17
5	-	-	13-00052-011	New Mexico	Eddy	1	24S	27E	-	-		Lot 3, SE4NW4	80.20
6	-	-	13-00017-001	Texas	La Salle	12	-	-	-	A- 1599		256.00 acres of land, more or less, out of the J.M. Ramsey Survey No. 12, Abstract No. 1599, located in La Salle County, Texas, said 256.00 acres of land being more particularly described as the “Sixth Tract” in that certain Warranty Deed dated August 1st, 1962, from Ezra Alderman and wife, Clara Alderman, as Grantors, to Ezra Alderman Ranches, Inc., as Grantee, recorded in Volume 129, Page 272, et seq., of the Deed Records, La Salle County, Texas.	256.00
6	-	-	13-00018-001	Texas	La Salle	12	-	-	-	A- 1599		256.00 acres of land, more or less, out of the J.M. Ramsey Survey No. 12, Abstract No. 1599, located in La Salle County, Texas, said 256.00 acres of land being more particularly described as the “Sixth Tract” in that certain Warranty Deed dated August 1st, 1962, from Ezra Alderman and wife, Clara Alderman, as Grantors, to Ezra Alderman Ranches, Inc., as Grantee, recorded in Volume 129, Page 272, et seq., of the Deed Records, La Salle County, Texas.	256.00
6	-	-	13-00021-001	Texas	La Salle	12	-	-	-	A- 1599		256.00 acres of land, more or less, out of the J.M. Ramsey Survey No. 12, Abstract No. 1599, located in La Salle County, Texas, said 256.00 acres of land being more particularly described as the “Sixth Tract” in that certain Warranty Deed dated August 1st, 1962, from Ezra Alderman and wife, Clara Alderman, as Grantors, to Ezra Alderman Ranches, Inc., as Grantee, recorded in Volume 129, Page 272, et seq., of the Deed Records, La Salle County, Texas.	256.00
6	-	-	13-00033-001	Texas	La Salle	12	-	-	-	A- 1599		256.00 acres of land, more or less, out of the J.M. Ramsey Survey No. 12, Abstract No. 1599, located in La Salle County, Texas, said 256.00 acres of land being more particularly described as the “Sixth Tract” in that certain Warranty Deed dated August 1st, 1962, from Ezra Alderman and wife, Clara Alderman, as Grantors, to Ezra Alderman Ranches, Inc., as Grantee, recorded in Volume 129, Page 272, et seq., of the Deed Records, La Salle County, Texas.	256.00
7	-	-	13-00001-001	Texas	Webb	“1158, 1157, 1156, 1144,1124, 1132”	-	-	-	“A- 2199, A-315, A- 2200, A-790, A-788, A-789”	“CCSD& RGNG RR Co. Survey, CCSD& RGNG RR Co. Survey, CCSD& RGNG RR Co. Survey, RT Co. Survey, GWT& P RR Co. Survey, B&B Survey”

2,750.835 acres of land, more or less, out of the CCSD&RGNG RR Co. Survey 1158, Abstract No. 2199, the CCSD&RGNG RR Co. Survey 1157, Abstract No. 315, the CCSD&RGNG RR Co. Survey 1156, Abstract No. 2200, the RT Co. Survey 1144, Abstract No. 790, the GWT&P RR Co. Survey 1124, Abstract No. 788, and the B&B Survey 1132, Abstract No. 789, Webb County, Texas, being all of that certain 2,750.835 acre tract of land more fully described in that certain Warranty Deed dated May 20, 1994, from Harry E. Montandon and wife, Eda Montandon, to La Santa Cruz Cattle Corp., recorded in Volume 215, Page 273, of the Deed Records of Webb County, Texas.

													2750.84
8	-	-	13-00067-001	Texas	Angelina	-	-	-	-	A-58		110.0 acres of land, more or less, (sometimes called 107.885 acres) out of the William Anderson Survey, A-58, Angelina County, Texas, and being more particularly described as the S/2 of a 220.00 acre tract of land more fully described in that certain Warranty Deed dated March 17, 1959 from Audra Buron Massingill and wife, Lyda Massingill to Angelina County Lumber Company, recorded in Volume 227, Page 499 of the Deed Records of Angelina County, Texas.	110.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
8	-	-	13-00084-001	Texas	Angelina	-	-	-	-	-

Sarge Gas Unit, being the same interest conveyed in that certain Mineral and Royalty Deed dated effective May 1, 2022, by and between Kelly Rene Archer aka Kelly Rene Kerr Archer aka Kelly Rene Kerr, as Grantor, and Excess Energy, LLC, as Grantee, recorded as Document Number 2022-422809 of the Official Public Records of Angelina County, Texas.

10	-	-	13-00058-001	Texas	Webb	-	-	-	-	-		23,513.2 acres of land, more or less, as described in that certain deed dated June 1, 1937, from Esparanza Livestock and Land Company to John F. Sinclair and recorded in Volume 143, Page 561 of the Deed Records of Webb County, Texas, such parcel known as Esparanza Livestock and Land Company Ranch.	23513.20
10	-	-	13-00065-001	Texas	Webb	-	-	-	-	-		23,513.2 acres of land, more or less, as described in that certain deed dated June 1, 1937, from Esparanza Livestock and Land Company to John F. Sinclair and recorded in Volume 143, Page 561 of the Deed Records of Webb County, Texas, such parcel known as Esparanza Livestock and Land Company Ranch.	23513.20
10	-	-	13-00066-001	Texas	Webb	-	-	-	-	-		23,513.2 acres of land, more or less, as described in that certain deed dated June 1, 1937, from Esparanza Livestock and Land Company to John F. Sinclair and recorded in Volume 143, Page 561 of the Deed Records of Webb County, Texas, such parcel known as Esparanza Livestock and Land Company Ranch.	23513.20
10	-	-	13-00069-001	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
10	-	-	13-00071-001	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
10	-	-	13-00074-001	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
10	-	-	13-00089-001	Texas	Webb	-	-	-	-	-		23,513.2 acres of land, more or less, as described in that certain deed dated June 1, 1937, from Esparanza Livestock and Land Company to John F. Sinclair and recorded in Volume 143, Page 561 of the Deed Records of Webb County, Texas, such parcel known as Esparanza Livestock and Land Company Ranch.	23513.20
10	-	-	13-00091-001	Texas	Webb	-	-	-	-	-		23,513.2 acres of land, more or less, as described in that certain deed dated June 1, 1937, from Esparanza Livestock and Land Company to John F. Sinclair and recorded in Volume 143, Page 561 of the Deed Records of Webb County, Texas, such parcel known as Esparanza Livestock and Land Company Ranch.	23513.20
11	-	-	13-00006-001	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	N2NE4	80.82
11	-	-	13-00006-002	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-003	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-004	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-005	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4NE4, NW4	202.04
11	-	-	13-00006-006	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, S2NE4, N2S2, SW4SW4, SW4SE4	484.90
11	-	-	13-00006-007	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	N2NE4	80.82
11	-	-	13-00006-008	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4NE4, NW4	202.04

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
11	-	-	13-00006-009	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4, W2SE4, NE4SE4	282.86
12	-	-	13-00013-001	Texas	Webb	1128	-	-	-	A- 2723	“GWT& P RR Co. Survey”	All	662.00
12	-	-	13-00013-002	Texas	Webb	1129	-	-	-	A-322	“GWT& P RR Co. Survey”	All	640.00
12	-	-	13-00073-001	Texas	Webb	1128	-	-	-	A- 2723	“GWT& P RR Co. Survey”	All	662.00
12	-	-	13-00073-002	Texas	Webb	1129	-	-	-	A-322	“GWT& P RR Co. Survey”	All	640.00
13	-	-	13-00003-001	Texas	Ward	30	-	-	1	A- 1325	“W&NW RR Co. Survey”	SE2	323.00
13	-	-	13-00003-002	Texas	Ward	30	-	-	1	A- 1325	“W&NW RR Co. Survey”	SE2	323.00
13	-	-	13-00003-003	Texas	Ward	30	-	-	1	A- 1325	“W&NW RR Co. Survey”	SE2	323.00
13	-	-	13-00003-004	Texas	Ward	30	-	-	1	A- 1325	“W&NW RR Co. Survey”	SE2	323.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
14	-	-	13-00002-001	New Mexico	Eddy	1	25S	28E	-	-		E2SE4	80.00
14	-	-	13-00002-004	New Mexico	Eddy	1	25S	28E	-	-		E2SE4	80.00
15	-	-	13-00002-002	New Mexico	Eddy	6	25S	29E	-	-		Lots 6 & 7 aka W2SW4	78.88
15	-	-	13-00002-003	New Mexico	Eddy	6	25S	29E	-	-		Lots 6 & 7 aka W2SW4	78.88
15	-	-	13-00002-005	New Mexico	Eddy	6	25S	29E	-	-		Lots 6 & 7 aka W2SW4	78.88
15	-	-	13-00005-004	New Mexico	Eddy	6	25S	29E	-	-		Lots 6 & 7 aka W2SW4	78.88
16	28	-	13-00052-010	New Mexico	Eddy	31	23S	29E	-	-		Lot 3, E2SW4, E2	439.41
17	-	-	13-00052-021	New Mexico	Eddy	6	24S	29E	-	-		Lot 1 & Lot 2	79.88
17	-	-	13-00052-022	New Mexico	Eddy	6	24S	29E	-	-		Lot 7, E2SW4	119.71
17	-	-	13-00052-023	New Mexico	Eddy	6	24S	29E	-	-		Lots 3, 4, 5 and 6	159.06
18	-	-	13-00014-001	Texas	La Salle/Webb	639	-	-	-	A-656, A- 3081	S&M Survey, La Salle County & S&M Survey, Webb County	North 120.00 acres of the E/2	120.00
19	-	-	13-00050-001	Texas	Howard	12	-	-	“32 T1N”	-		West 215 acres of the W2	215.00
19	-	-	13-00050-002	Texas	Howard	12	-	-	“32 T1N”	-		West 215 acres of the W2	215.00
19	-	-	13-00050-003	Texas	Howard	12	-	-	“32 T1N”	-		East 105 acres of the W2	105.00
19	-	-	13-00050-004	Texas	Howard	12	-	-	“32 T1N”	-		East 105 acres of the W2	105.00
20	-	-	13-00052-012	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40.00
20	-	-	13-00052-013	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40.00
20	-	-	13-00052-014	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40.00
20	-	-	13-00052-015	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40.00
20	-	-	13-00052-016	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40.00
21	-	-	13-00052-008	New Mexico	Eddy	34	23S	28E	-	-		E2	320.00
21	-	-	13-00052-009	New Mexico	Eddy	34	23S	28E	-	-		W2	320.00
22	-	-	13-00052-027	New Mexico	Lea	6	25S	34E	-	-		Lots 3, 4, 5, SE4NW4	159.7
23	-	-	13-00054-001	Texas	La Salle	90	-	-	-	A- 1052	“I RR Co. Survey”	60 acres, more or less, being Tracts 21, 27, and 28 in Survey 90, A-1052, I RR Co. Survey, La Salle County, Texas, according to map or subdivision of the Gardendale Colony Lands, in map recorded in Vol U, Page 135, Deed Records, La Salle County, Texas.	60.00
23	-	-	13-00059-001	Texas	La Salle	90				A- 1052	“I RR Co. Survey”	60 acres, more or less, being Tracts 21, 27, and 28 in Survey 90, A-1052, I RR Co. Survey, La Salle County, Texas, according to map or subdivision of the Gardendale Colony Lands, in map recorded in Vol U, Page 135, Deed Records, La Salle County, Texas.	60.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
24	30	-	13-00024-001	Texas	Panola	-	-	-	-	A-157	Harrison Davis Survey	67.34 acres, more or less, out of Harrison Davis Survey, A-157, more particularly described in Deed dated 5/27/1946, from JH Holder and wife Percy Holder, as Grantors, and WE Chadwick, as Grantee, recorded inVolume 221, Page 167 of the Deed Records of Panola County, Texas.	67.34
24	30	-	13-00026-001	Texas	Panola	-	-	-	-	A-157	Harrison Davis Survey	139.5 acres of land, more or less, out of the Harrison Davis Survey, A-157, and being the same land conveyed by H.M. Allen to W.D. Hicks and wife, Mattie Hicks, by deed dated November 14, 1904, recorded in Volume 54, Page 387 of the Deed Records of Panola County, Texas.	139.50
25	-	-	13-00005-001	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160.00
25	-	-	13-00005-002	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160.00
25	-	-	13-00005-003	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160.00
25	-	-	13-00072-001	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160.00
25	-	-	13-00080-001	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160.00
26	42	-	13-00055-001	Texas	Panola	-	-	-	-	A-404, A-789

273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas.

													273.60
27	-	-	13-00052-001	New Mexico	Eddy	1	20S	28E	-	-		Lot 1, Lot 2, S2NE4, SE4	319.65
29	52	53	13-00053-001	Texas	Panola	-	-	-	-	A-51, A-745

458.00 acres of land, more or less, out of the John Beck Survey, A-51, and the Jeremiah L. White Survey, A-745, Panola County, Texas, being described as the following two tracts of land: First Tract: 99 acres of land, more or less, out of the John Beck Survey, A-51, Panola County, Texas, being the same land conveyed by A.L. Davis and wife, R. P. Davis to H. A. Davis, J. J. Davis and Jimmie Davis, by deed dated November 14, 1904, recorded in Volume 25, Page 75 of the Deed Records of Panola County, Texas. Second Tract: 359 acres of land, more or less, out of the Jeremiah L. White Survey, A- 745, being the same land conveyed by A. L. Davis and wife, R.C. Davis to H. A. Davis, J. J. Davis and Jennie Davis, by deed dated November 14, 1904, recorded in Volume 54, Page 387 of the Deed Records of Panola County, Texas.

													458.00
31	-	-	13-00056-001	Texas	Howard	22	-	-	“32 T2N”	A- 1702	“T&P RR Co Survey”	E2	318.5
32	-	-	13-00008-001	New Mexico	Lea	34	24S	34E	-	-		NW4, N2SW4, W2SE4	320.00
33	-	-	13-00052-026	New Mexico	Lea	34	24S	34E	-	-		SE4SW4	40.00
34	35	-	13-00049-001	Texas	Howard	3	-	-	“33 T1S”	A-359	“T&P RR Co Survey”

“240.00 acres of land, more or less, being out of the East Half (E/2) of Section 3, Block 33, Township 1 South, the T&P RR Co. Survey, Abstract 359, Howard County, Texas, consisting of the following two (2) tracts:

FIRST TRACT: 200.00 acres of land, more or less, being more particularly described in that certain deed dated March 1, 1929, from H.F. Taylor and wife, Emily Taylor to Big Spring Airport Co, Inc., recorded in Volume 75, Page 576 of the Deed Records of Howard County, Texas, to which reference is herein made for a more complete description; and,

SECOND TRACT: 40.00 acres of land, more or less, being a portion of the Southeast Quarter (SE/4) of Section 3, Block 33, Township 1 South, T&P RR Co. Survey, Abstract 359, Howard County, Texas, being more particularly described as the South Twenty (20) acres of the West Two Hundred and Twenty (220) acres and the South Twenty (20) acres of the East One Hundred (100) acres, of the East Half (E/2) of Section 3, Block 33, T1S, more particularly described in that certain deed dated March 7, 1941, from G.T. Hall to the City of Big Spring, Texas, recorded in Volume 110, Page 35 of the Deed Records of Howard County, Texas, to which reference is herein made for a more complete description.”

													240.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
36	-	-	13-00004-001	Texas	Ward	45	-	-	-	A- 1184	“DT Johnson Survey”	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.30
36	-	-	13-00004-002	Texas	Ward	45	-	-	-	A- 1184	“DT Johnson Survey”	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.30
36	-	-	13-00004-003	Texas	Ward	45	-	-	-	A- 1184	“DT Johnson Survey”	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.30
36	-	-	13-00004-004	Texas	Ward	45	-	-	-	A- 1184	“DT Johnson Survey”	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.30
36	-	-	13-00004-005	Texas	Ward	45	-	-	-	A- 1184	“DT Johnson Survey”	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.30
37	-	-	13-00052-003	New Mexico	Eddy	19	23S	28E	-	-		N2NW4NE4, E3/4N2NE4NE4, S2NE4NE4, E2SE4NW4NE4, SW4NW4NE4, N2SW4NE4, E2NW4SE4NE4, E2NE4SE4NE4, W3/4S2SE4NE4, E2NW4NE4SE4	120.00
37	-	-	13-00052-004	New Mexico	Eddy	19	23S	28E	-	-		W2NE4SE4NE4	5.00
37	-	-	13-00052-005	New Mexico	Eddy	19	23S	28E	-	-		W2SW4SW4SE4	5.00
37	-	-	13-00052-006	New Mexico	Eddy	19	23S	28E	-	-		W2SW4NW4SE4 (Tract #466)	5.00
37	-	-	13-00052-007	New Mexico	Eddy	19	23S	28E	-	-		W2SW4SW4NE4 (Tract #436)	5.00
38	39	-	13-00064-001	Texas	Panola	-	-	-	-	A-525	Samuel Pearce Survey	100 acres, more or less, out of the Samuel Pearce Survey, Abstract 525, and being the same land described and/or referred to in a mineral deed dated December 17, 1935 from E.M. Smith et ux, Lizzie Smith to H. B. Pressley, said deed being recorded in Volume 113, Page 266, of the Deed Records of Panola County, Texas.	100.00
40	-	-	13-00063-001	Texas	Nacogdoches	-	-	-	-	A-56	Remijio Totin Survey	13.00 acres, more or less, located in the Remijio Totin Survey, A-56, more particularly described in that certain Mineral Deed dated 5/5/1943 from Cora Metteauer and husband, E.T. Metteauer, and Clyde Page to A.W. Page, recorded in Volume 161, Page 565 of the Deed Records of Nacadoches County, Texas.	13.00
41	-	-	13-00072-002	New Mexico	Eddy	8	23S	28E	-	-		E2E2	160.00
41	-	-	13-00080-002	New Mexico	Eddy	8	23S	28E	-	-		E2E2	160.00
43	47	48	13-00023-001	Texas	Panola	-	-	-	-	A-358		160 acres, more or less, being the same lands described as First Tract, Second Tract and Third Tract in that certain Warranty Deed dated August 13, 1943, from H.L. Shahan and wife, Beatrice Shahan to C.C. Holiday, recorded in Volume 147, Page 291 of the Deed Records of Panola County, Texas.	160.00
44	-	-	13-00076-001	Texas	Panola	-	-	-	-	A-437	“EF Mitches on Survey”

“50 acres, more or less, out of the Edward F. Mitcheson Survey, Abstract 437, being the same lands described in that certain Warranty Deed dated March 17, 1916, by and between H.L. Brumble, et ux to H. Sol Oden, recorded in Volume 31, Page 308 of the Deed Records of Panola Couny, Texas.

The same 50 acre tract of land also being described as 50.00 acres of land, more or less, out of the Edward F. Mitcheson Survey, Abstract No. 437, in Panola County, Texas, being the same lands described in that certain Oil, Gas and mineral Lease executed by Mrs. Ruby Oden, et al, as Lessors, to Union Producing Company, as Lessee, dated December 19, 1946, filed for record under County Clerks File no. 40881, and recorded in Volume 234, Page 371, of the Deed Records of Panola County, Texas, including, but not limited to, all right, title and interest in and to the lateral surface boundaries of the Crenshaw Unit, Panola County, Texas, containing 694.50 acres of land, more or less, as described in that certain Declaration of Unitization recorded in Volume 237, Page 37, Deed Records of Panola County, Texas.

The same being all the interest conveyed in that certain Mineral and Royalty Deed dated effective April 1, 2022 by and between Debra Ann Oden, as Grantor, and Excess Energy, LLC, as Grantee, as recorded in Document Number 241762 of the Official Public Records of Panola County, Texas.”

													50.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
45	-	-	13-00007-001	Texas	Webb	493	-	-	-	A-60	Pedro Garcia Survey	105.71 acres, being all of that called 80.00 acres, more or less, out of the Pedro Garcia Survey 493, Abstract No. 60, described as the Southern half in a Warranty Deed dated March 7, 1883, from Pedro Garcia to Cristobal Benavides and being recorded at Volume 10, Page 738, Deed Records, Webb County, Texas.	105.71
46	56	-	13-00010-001	New Mexico	Eddy	7	23S	28E	-	-		162.10 acres, more or less, being that portion of the S/2 lying West and South of the AT & SF Railway right of way	162.10
49	-	-	13-00048-001	Texas	Ward	217	-	-	34	A-286	“H&TC RR Co. Survey”	All	640.00
50	51	-	13-00030-001	Texas	Harrison	-	-	-	-	A-667	James Steele Survey	57.6 acres, more or less, out of James Steele Survey, A-667, being the same land more particularly described as Tract 1 awarded to children of Richard Spears et ux in Partition Deed dated June 3, 1933 from Ed Spears et al to Each Other, recorded in Volume 200, Page 244 of the Deed Records of Harrison County, Texas.	57.60
50	51	-	13-00030-002	Texas	Harrison	-	-	-	-	A-667	James Steele Survey	57.6 acres, more or less, out of James Steele Survey, A-667, being the same land more particularly described as Tract 2 awarded to John Spears in Partition Deed dated June 3, 1933 from Ed Spears et al to Each Other, recorded in Volume 200, Page 244 of the Deed Records of Harrison County, Texas.	57.60
50	51	-	13-00032-001	Texas	Harrison	-	-	-	-	A-667	James Steele Survey	57.6 acres, more or less, out of James Steele Survey, A-667, being the same land more particularly described as Tract 1 awarded to children of Richard Spears et ux in Partition Deed dated June 3, 1933 from Ed Spears et al to Each Other, recorded in Volume 200, Page 244 of the Deed Records of Harrison County, Texas.	57.60
50	51	-	13-00032-002	Texas	Harrison	-	-	-	-	A-667	James Steele Survey	57.6 acres, more or less, out of James Steele Survey, A-667, being the same land more particularly described as Tract 2 awarded to John Spears in Partition Deed dated June 3, 1933 from Ed Spears et al to Each Other, recorded in Volume 200, Page 244 of the Deed Records of Harrison County, Texas.	57.60
54	-	-	13-00019-001	Texas	Panola/Harri son	-	-	-	-	-

Marsh Gas Unit: 700.273 acres, more or less, being all of the lands encompassed in the Marsh No. 1 Gas Unit, the unit designation or declaration of which being recorded in Volume 1463, Page 487 of the Official Public Records of Panola County, Texas and recorded in Volume 3929, Page 232 of the Official Public Records of Harrison County, Texas and amended by First Amendment of Designation of Pooled Unit recorded in Volume 1473, Page 819 of the Official Public Records of Panola County, Texas and recorded in Volume 4022, Page 216 of the Official Public Records of Harrison County, Texas and amended by Second Amendment of Designation of Pooled Unit recorded in Volume 1501, Page 58 of the Official Public Records of Panola County, Texas and recorded in Volume 4149, Page 145 of the Official Public Records of Harrison County, Texas and amended by Third Amendment of Designation of Pooled Unit recorded in Volume 1591, Page 509 of the Official Public Records of Panola County, Texas and recorded in Document Number 2010-000012838 of the Official Public Records of Harrison County, Texas and amended by Fourth Amendment of Designation of Pooled Unit recorded in Volume 1678, Page 10 of the Official Public Records of Panola County, Texas and recorded in Document Number 2011-000011135 of the Official Public Records of Harrison County, Texas.

													700.27
54	-	-	13-00020-001	Texas	Panola/Harri son	-	-	-	-	-

Marsh Gas Unit: 700.273 acres, more or less, being all of the lands encompassed in the Marsh No. 1 Gas Unit, the unit designation or declaration of which being recorded in Volume 1463, Page 487 of the Official Public Records of Panola County, Texas and recorded in Volume 3929, Page 232 of the Official Public Records of Harrison County, Texas and amended by First Amendment of Designation of Pooled Unit recorded in Volume 1473, Page 819 of the Official Public Records of Panola County, Texas and recorded in Volume 4022, Page 216 of the Official Public Records of Harrison County, Texas and amended by Second Amendment of Designation of Pooled Unit recorded in Volume 1501, Page 58 of the Official Public Records of Panola County, Texas and recorded in Volume 4149, Page 145 of the Official Public Records of Harrison County, Texas and amended by Third Amendment of Designation of Pooled Unit recorded in Volume 1591, Page 509 of the Official Public Records of Panola County, Texas and recorded in Document Number 2010-000012838 of the Official Public Records of Harrison County, Texas and amended by Fourth Amendment of Designation of Pooled Unit recorded in Volume 1678, Page 10 of the Official Public Records of Panola County, Texas and recorded in Document Number 2011-000011135 of the Official Public Records of Harrison County, Texas.

													700.27

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Gross Acres
54	-	-	13-00025-001	Texas	Panola/Harri son	-	-	-	-	-

Marsh Gas Unit: 700.273 acres, more or less, being all of the lands encompassed in the Marsh No. 1 Gas Unit, the unit designation or declaration of which being recorded in Volume 1463, Page 487 of the Official Public Records of Panola County, Texas and recorded in Volume 3929, Page 232 of the Official Public Records of Harrison County, Texas and amended by First Amendment of Designation of Pooled Unit recorded in Volume 1473, Page 819 of the Official Public Records of Panola County, Texas and recorded in Volume 4022, Page 216 of the Official Public Records of Harrison County, Texas and amended by Second Amendment of Designation of Pooled Unit recorded in Volume 1501, Page 58 of the Official Public Records of Panola County, Texas and recorded in Volume 4149, Page 145 of the Official Public Records of Harrison County, Texas and amended by Third Amendment of Designation of Pooled Unit recorded in Volume 1591, Page 509 of the Official Public Records of Panola County, Texas and recorded in Document Number 2010-000012838 of the Official Public Records of Harrison County, Texas and amended by Fourth Amendment of Designation of Pooled Unit recorded in Volume 1678, Page 10 of the Official Public Records of Panola County, Texas and recorded in Document Number 2011-000011135 of the Official Public Records of Harrison County, Texas.

													700.27
55	-	-	13-00015-001	Texas	Panola	-	-	-	-	A-868	Myra Rowe Survey	159.13 acres, more or less, being all the Myra Rowe Survey, A-868, Panola County, Texas and being further described by metes and bounds in patent from the State of Texas, recorded in Volume 23, Page 108, Deed Records of Panola County, Texas.	159.13
55	-	-	13-00016-001	Texas	Panola	-	-	-	-	A-868	Myra Rowe Survey	159.13 acres, more or less, being all the Myra Rowe Survey, A-868, Panola County, Texas and being further described by metes and bounds in patent from the State of Texas, recorded in Volume 23, Page 108, Deed Records of Panola County, Texas.	159.13
57	-	-	13-00052-025	New Mexico	Lea	35	20S	35E	-	-		All	640.00
58	-	-	13-00052-002	New Mexico	Eddy	8	20S	28E	-	-		SE4NE4	40.00
59	-	-	13-00101-001	Texas	Panola	-	-	-	-	A-562	Henry Roberts Survey

“66.89 acres, more or less, of land situated in the Henry Roberts Survey, A-562, and being a part of a 101.89 acre tract (formerly called 100 acres) as described in the Deed dated June 16, 1943, from J.H. Lancaster and wife, Arrie Lancaster, as Grantors, to Richard Porter, as Grantee, recorded in Volume 146, page 628 of the Deed Records of Panola County, Texas; SAVE & EXCEPT 35 acres, more or less, the said 66.89 acres being the same land described as Tract No. 3 in that certain Assignment of Oil, Gas and Mineral Lease dated October 1, 2000 from Souther Crude, Inc., as Assignor, to Tyler Oil & Gas, Inc., as Assignee, recorded in Volume 1101, Page 174 of the Official Public Records of Panola County, TX.

The same being all the interest conveyed in that certain Mineral and Royalty Deed dated effective June 1, 2022 by and between Emma Porter Tampke, as Grantor, and Excess Energy, LLC, as Grantee, as recorded in Document Number 243551 of the Official Public Records of Panola County, Texas.”

													66.89
59	-	-	13-00101-002	Texas	Panola	-	-	-	-	A-562	Henry Roberts Survey

“66.89 acres, more or less, of land situated in the Henry Roberts Survey, A-562, and being a part of a 101.89 acre tract (formerly called 100 acres) as described in the Deed dated June 16, 1943, from J.H. Lancaster and wife, Arrie Lancaster, as Grantors, to Richard Porter, as Grantee, recorded in Volume 146, page 628 of the Deed Records of Panola County, Texas; SAVE & EXCEPT 35 acres, more or less, the said 66.89 acres being the same land described as Tract No. 3 in that certain Assignment of Oil, Gas and Mineral Lease dated October 1, 2000 from Souther Crude, Inc., as Assignor, to Tyler Oil & Gas, Inc., as Assignee, recorded in Volume 1101, Page 174 of the Official Public Records of Panola County, TX.

The same being all the interest conveyed in that certain Mineral and Royalty Deed dated effective June 1, 2022 by and between Emma Porter Tampke, as Grantor, and Excess Energy, LLC, as Grantee, as recorded in Document Number 243551 of the Official Public Records of Panola County, Texas.”

													66.89
60	-	-	13-00098-001	Texas	Panola	-	-	-	-	“A-232 & A- 202”	Williams Gilbert Survey & M Fain Survey	106.35 acres of land, more or less, located in the Williams Gilbert Survey, A-232 and the M. Fain Survey, A-202 of Panola County, Texas and being the same tract called to contain 101.4 acres conveyed by Mrs. Beulah Hagen, a widow, et al to F.S. Midyett, dated September 22, 1959 and recorded in Volume 427, Page 216 of the Deed Records of Panola County, Texas.	106.35
-	-	-	13-00027-001	Texas	Loving	65	-	-	1	A-187	“W&NW RR Co. Survey”	5.00 acres, more or less, in Section 65, Block 1, being further described at Tract 42-B, a/k/a the Southeast half (SE/2) of Lot 42, W&NW RR Co. Survey, Abstract 187, Loving County, Texas as depicted in that certain Subdivision Map filed November 23, 1923 in Book 1, Folio 16 of the Plat Book Records of Loving County, Texas.	5.00
-	-	-	13-00028-001	Texas	Loving	65	-	-	1	A-187	“W&NW RR Co. Survey”	5.00 acres, more or less, in Section 65, Block 1, being further described at Tract 42-B, a/k/a the Southeast half (SE/2) of Lot 42, W&NW RR Co. Survey, Abstract 187, Loving County, Texas as depicted in that certain Subdivision Map filed November 23, 1923 in Book 1, Folio 16 of the Plat Book Records of Loving County, Texas.	5.00

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	Lessor (ORRI)	Lessee (ORRI)	OGL Date (ORRI)	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Su of Gross Acres
3	-	-	13-00011-001	Palafox Exploration Company, individually and as Agent for the State of Texas	Davis Fasken	23580	Texas	Webb	5	-	-	-	A-2332	Low, Thaxton & Baxter	All	640
3	-	-	13-00012-001	Palafox Exploration Company, individually and as Agent for the State of Texas	Davis Fasken	23580	Texas	Webb	5	-	-	-	A-2332	Low, Thaxton & Baxter	All	640
4	-	-	13-00052-024	State of New Mexico	HNG Oil Company	29129	New Mexico	Lea	31	18S	35E	-	-		Lots 3, 4, SE4SW4, SW4SE4	157.17
5	-	-	13-00052-011	State of New Mexico	Midwest Oil Corporation	26390	New Mexico	Eddy	1	24S	27E	-	-		Lot 3, SE4NW4	80.2
10	-	-	13-00069-001	Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased	W.C. Barneburg, d/b/a Siboney Oil Investments	24821	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
10	-	-	13-00071-001	Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased	W.C. Barneburg, d/b/a Siboney Oil Investments	24821	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
10	-	-	13-00074-001	Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased	W.C. Barneburg, d/b/a Siboney Oil Investments	24821	Texas	Webb	-	-	-	-	-		24,870.25 acres of land, more or less, being all of the lands described in that certain oil and gas lease dated December 15, 1967 between Tully C. Garner, Individually and D.W. Suttle, Independent Executor and Testamentary Trustee under the will of John Nance Garner, deceased, as Lessor and W.C. Barneburg, d/b/a Siboney Oil Investments as Lessee recorded in Volume 359, Page 475, Deed Records of Webb County, Texas.	24870.25
11	-	-	13-00006-001	Barbara Harlan, individually and as personal representative of the Estate of Gerard W. Harlan	DSD Energy Partners, LLC	43101	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	N2NE4	80.82
11	-	-	13-00006-002	Mary C. Stell	DSD Energy Partners, LLC	43076	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-003	John Stell	DSD Energy Partners, LLC	43076	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-004	Andrew Stell	DSD Energy Partners, LLC	43076	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, E2SW4, SW4SW4, S2NE4, W2SE4, NE4SE4	484.91
11	-	-	13-00006-005	Janean Johnson Cleveland	DSD Energy Partners, LLC	43076	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4NE4, NW4	202.04
11	-	-	13-00006-006	Martha Ann Fox Sauter	DSD Energy Partners, LLC	43076	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	NW4, S2NE4, N2S2, SW4SW4, SW4SE4	484.9
11	-	-	13-00006-007	Sheralyn Babbitt	DSD Energy Partners, LLC	43101	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	N2NE4	80.82
11	-	-	13-00006-008	Dwan Darwin North, SSP	DSD Energy Partners, LLC	43165	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4NE4, NW4	202.04
11	-	-	13-00006-009	Norma Pugh	DSD Energy Partners, LLC	43144	Texas	Pecos	1	-	-	48 T8	-	“H&TC RR Co. Survey”	SW4, W2SE4, NE4SE4	282.86
12	-	-	13-00013-001	E. Arleigh Owen, et al	Coastal States Gas Producing Company	24792	Texas	Webb	1128	-	-	-	A-2723	“GWT&P RR Co. Survey”	All	662
12	-	-	13-00013-002	E. Arleigh Owen, et al	Coastal States Gas Producing Company	24792	Texas	Webb	1129	-	-	-	A-322	“GWT&P RR Co. Survey”	All	640
12	-	-	13-00073-001	E. Arleigh Owen, et al	Coastal States Gas Producing Company	24792	Texas	Webb	1128	-	-	-	A-2723	“GWT&P RR Co. Survey”	All	662
12	-	-	13-00073-002	E. Arleigh Owen, et al	Coastal States Gas Producing Company	24792	Texas	Webb	1129	-	-	-	A-322	“GWT&P RR Co. Survey”	All	640
13	-	-	13-00003-001	Sagebrush Land & Cattle Co.	DSD Energy Resources, LLC	42614	Texas	Ward	30	-	-	1	A-1325	“W&NW RR Co. Survey”	SE2	323
13	-	-	13-00003-002	Bill Buckman	DSD Energy Resources, LLC	42614	Texas	Ward	30	-	-	1	A-1325	“W&NW RR Co. Survey”	SE2	323
13	-	-	13-00003-003	Harold O. Hild	DSD Energy Resources, LLC	42647	Texas	Ward	30	-	-	1	A-1325	“W&NW RR Co. Survey”	SE2	323
13	-	-	13-00003-004	Michael Scott Nickels	DSD Energy Resources, LLC	42643	Texas	Ward	30	-	-	1	A-1325	“W&NW RR Co. Survey”	SE2	323
15	-	-	13-00005-004	John Ernest Hall	Llano Natural Resources, LLC	42991	New Mexico	Eddy	6	25S	29E	-	-		Lots 6 & 7 aka W2SW4	78.88

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	Lessor (ORRI)	Lessee (ORRI)	OGL Date (ORRI)	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Su of Gross Acres
16	28	-	13-00052-010	D.S. Harroun and Eleanor F. Harroun, his wife; Catherine Harroun, a single person; C. Fincher Neal and Ethel L. Neal, his wife; and Jerome D. Matkins and Shirley M. Matkins, his wife	Skelly Oil Company	26330	New Mexico	Eddy	31	23S	29E	-	-		Lot 3, E2SW4, E2	439.41
17	-	-	13-00052-021	D.S. Harroun and Eleanor F. Harroun, his wife; Catherine Harroun, a single person; C. Fincher Neal and Ethel L. Neal, his wife; and Jerome D. Matkins and Shirley M. Matkins, his wife	Skelly Oil Company	26330	New Mexico	Eddy	6	24S	29E	-	-		Lot 1 & Lot 2	79.88
17	-	-	13-00052-022	United State of America	Martin Yates III	26115	New Mexico	Eddy	6	24S	29E	-	-		Lot 7, E2SW4	119.71
17	-	-	13-00052-023	D.S. Harroun and Eleanor F. Harroun, his wife; Catherine Harroun, a single person; C. Fincher Neal and Ethel L. Neal, his wife; and Jerome D. Matkins and Shirley M. Matkins, his wife	Skelly Oil Company	26330	New Mexico	Eddy	6	24S	29E	-	-		Lots 3, 4, 5 and 6	159.06
20	-	-	13-00052-012	George Brantley and wife, Nancy Carrol Brantley	HNG Oil Company	29667	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40
20	-	-	13-00052-013	James C. Wyman and wife, Pauline E. Wyman	HNG Oil Company	29615	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40
20	-	-	13-00052-014	Bertie M. Wyman and wife, JoAnn Wyman	HNG Oil Company	29615	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40
20	-	-	13-00052-015	Charles Michael Beeman, a/k/a Michael Beeman, dealing in his SSP	HNG Oil Company	29568	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40
20	-	-	13-00052-016	F. Blair Gaffney, Guardian of the Estate of George Wesley Beeman, a mental incompetent, No. 19421 in the District Court of Eddy County, NM	HNG Oil Company	29615	New Mexico	Eddy	12	24S	27E	-	-		SW4NE4	40
21	-	-	“13-00052-008; 13-00052-009”	Barton Bros Land & Royalty	Phillips Pet Co	27879	New Mexico	Eddy	34	23S	28E				E2SW4NW4SE4, SW4NE4SE4, SW4NW4NE4	25
21	-	-	“13-00052-008; 13-00052-009”	Barton Bros Land & Royalty	Phillips Pet Co	27879	New Mexico	Eddy	34	23S	28E				W2NW4NW4SE4	5
21	-	-	“13-00052-008; 13-00052-009”	Bessie Opal Ramsey	Phillips Pet Co	27879	New Mexico	Eddy	34	23S	28E				W2NW4SW4SE4	5
21	-	-	“13-00052-008; 13-00052-009”	Carmex Inc	Robert J. Cerf	28499	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	160
21	-	-	“13-00052-008; 13-00052-009”	David L Barnes et al	Phillips Pet Co	27898	New Mexico	Eddy	34	23S	28E				W2NE4SW4SE4	5
21	-	-	“13-00052-008; 13-00052-009”	Earl B. Guitar et al	Phillips Pet Co	27793	New Mexico	Eddy	34	23S	28E				N2NW4NE4, SE4NW4NE4, N2SW4NE4, W2NW4SE4NE4, E2NE4SE4NE4, E2SW4SW4NE4, E2SE4SW4NE4, S2SE4NE4	130
21	-	-	“13-00052-008; 13-00052-009”	Evelyn Lucille Ramsey	HNG Oil Company	29619	New Mexico	Eddy	34	23S	28E				SW4SE4NW4	10
21	-	-	“13-00052-008; 13-00052-009”	Harriet James Harrison	Phillips Pet Co	27171	New Mexico	Eddy	34	23S	28E				SW4NW4NE4, SW4NE4SE4	20
21	-	-	“13-00052-008; 13-00052-009”	Mary Beth Guitar	Phillips Pet Co	27793	New Mexico	Eddy	34	23S	28E				N2NW4NE4, SE4NW4NE4, N2SW4NE4, W2NW4SE4NE4, E2NE4SE4NE4, E2SW4SW4NE4, E2SE4SW4NE4, S2SE4NE4	130
21	-	-	“13-00052-008; 13-00052-009”	McEwen Investment Co Inc	Phillips Pet Co	28971	New Mexico	Eddy	34	23S	28E				E2NE4SE4SE4	5
21	-	-	“13-00052-008; 13-00052-009”	Pardue Farms	Phillips Pet Co	27793	New Mexico	Eddy	34	23S	28E				N2NW4NE4, SE4NW4NE4, N2SW4NE4, W2NW4SE4NE4, E2NE4SE4NE4, E2SW4SW4NE4, E2SE4SW4NE4, S2SE4NE4	130
21	-	-	“13-00052-008; 13-00052-009”	Pardue Farms, a NM Limited Partnership	HNG Oil Company	29847	New Mexico	Eddy	34	23S	28E				E2NE4SE4SW4, E2SW4NE4NW4	10
21	-	-	“13-00052-008; 13-00052-009”	Patricia Ann Beeman Allen et al	Robert J. Cerf	28499	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	160
21	-	-	“13-00052-008; 13-00052-009”	Richard C. Beveridge et ux	Robert J. Cerf	28508	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	160

Exhibit A-1

UNIT ID (1)	UNIT ID (2)	UNIT ID (3)	Agreement Number	Lessor (ORRI)	Lessee (ORRI)	OGL Date (ORRI)	State	County	Section	Township	Range	Block	Abstract	Survey	QQ/Legal Description	Su of Gross Acres
21	-	-	“13-00052-008; 13-00052-009”	Roxie L. Williams	Robert J. Cerf	28292	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	157
21	-	-	“13-00052-008; 13-00052-009”	S.F. Williams	Robert J. Cerf	28292	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	157
21	-	-	“13-00052-008; 13-00052-009”	Sadie Bertha Tafoya et vir	Phillips Pet Co	27879	New Mexico	Eddy	34	23S	28E				E2NE4SW4SE4	5
21	-	-	“13-00052-008; 13-00052-009”	Thomas B. Stribling et ux	Robert J. Cerf	28499	New Mexico	Eddy	34	23S	28E				“All that part of NE4SW4, E2NW4SE4SW4, W2NE4SW4, E2SE4SE4SW4, NE4NW4SE4, SE4NW4SE4, W2SW4NW4SE4, N2NE4SE4, SE4NE4SE4, S2SE4SE4, NW4SE4SE4, W2NE4SE4SE4, SE4SW4SE4, E2NW4SW4SE4 lying east of the east line of the PVNE Railway (now Atchison Topeka & Santa Fe Railway”	160
21	-	-	“13-00052-008; 13-00052-009”	University of New Mexico	HNG Oil Company	29056	New Mexico	Eddy	34	23S	28E				S2NW4SW4SW4	5
22	-	-	13-00052-027	United States of America	Harold L. Sargent	26755	New Mexico	Lea	6	25S	34E	-	-		Lots 3, 4, 5, SE4NW4	159.7
25	-	-	13-00005-001	Vernetta L. Poyner, a widow	Llano Natural Resources, LLC	42962	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160
25	-	-	13-00005-002	Donald L. Pfost	Llano Natural Resources, LLC	43018	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160
25	-	-	13-00005-003	Karen S. Pfost	Llano Natural Resources, LLC	43018	New Mexico	Eddy	9	23S	28E	-	-		W2W2	160
27	-	-	13-00052-001	United State of America	Yole Antongiovanni	27699	New Mexico	Eddy	1	20S	28E	-	-		Lot 1, Lot 2, S2NE4, SE4	319.65
32	-	-	13-00008-001	United States of America	Samedan Oil Corporation	26696	New Mexico	Lea	34	24S	34E	-	-		NW4, N2SW4, W2SE4	320
33	-	-	13-00052-026	Margaret Aileen Brooks Sandlin, a/k/a Ailene M. Sandlin, individually and as AIF for Elton Graham Brooks and Rickie A. Brooks Fletcher	R.V. Pepper	29143	New Mexico	Lea	34	24S	34E	-	-		SE4SW4	40
36	-	-	13-00004-001	Jean Starr Victory	DSD Energy Resources, LLC	42989	Texas	Ward	45	-	-	-	A-1184	DT Johnson Survey	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.3
36	-	-	13-00004-002	Jonathan Bird	DSD Energy Resources, LLC	42989	Texas	Ward	45	-	-	-	A-1184	DT Johnson Survey	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.3
36	-	-	13-00004-003	Joan Starr Devlin Trust	DSD Energy Resources, LLC	42989	Texas	Ward	45	-	-	-	A-1184	DT Johnson Survey	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.3
36	-	-	13-00004-004	Mary Starr Kelly	DSD Energy Resources, LLC	42989	Texas	Ward	45	-	-	-	A-1184	DT Johnson Survey	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.3
36	-	-	13-00004-005	Paula Star Barovetto Living Trust	DSD Energy Resources, LLC	42989	Texas	Ward	45	-	-	-	A-1184	DT Johnson Survey	200.30 acres, more or less, being the South 200.30 acres out of Section 45, SF 7849, DT Johnson Survey, A-1184, being more fully described by metes and bounds in Deed dated March 24, 1914 from Marvin Rheinhart to D.W. Smith, recorded in Volume 20, Page 316 of the Deed Records, Ward County, Texas.	200.3
37	-	-	13-00052-003	“Mary Beth Guitar, a widow; Repps B. Guitar, Jr.; Pressley H. Guitar; Leslie David Guitar and Marylin Guitar Galusha, each dealing in SSP”	Cities Service Company	28550	New Mexico	Eddy	19	23S	28E	-	-		N2NW4NE4, E3/4N2NE4NE4, S2NE4NE4, E2SE4NW4NE4, SW4NW4NE4, N2SW4NE4, E2NW4SE4NE4, E2NE4SE4NE4, W3/4S2SE4NE4, E2NW4NE4SE4	120
37	-	-	13-00052-004	Boyd A. White and wife, Edna W. White	R.C. Roberts	28738	New Mexico	Eddy	19	23S	28E	-	-		W2NE4SE4NE4	5
37	-	-	13-00052-005	Grace V. Morrison, a widow	R.C. Roberts	28667	New Mexico	Eddy	19	23S	28E	-	-		W2SW4SW4SE4	5
37	-	-	13-00052-006	Arthur J. Hall, Jr. and wife Genevieve S. Hall	Robert J. Cerf	28376	New Mexico	Eddy	19	23S	28E	-	-		W2SW4NW4SE4 (Tract #466)	5
37	-	-	13-00052-007	Howard L. Moore, and wife Mary Lee Moore	Robert J. Cerf	28376	New Mexico	Eddy	19	23S	28E	-	-		W2SW4SW4NE4 (Tract #436)	5
46	56	-	13-00010-001	Tumbler Energy Partners, LLC	DSD Energy Resources, LLC	43658	New Mexico	Eddy	7	23S	28E	-	-		162.10 acres, more or less, being that portion of the S/2 lying West and South of the AT & SF Railway right of way	162.1
57	-	-	13-00052-025	State of New Mexico	HNG Oil Company	29526	New Mexico	Lea	35	20S	35E	-	-		All	640
58	-	-	13-00052-002	United States of America	Yole Antongiovanni	27699	New Mexico	Eddy	8	20S	28E	-	-		SE4NE4	40
-	-	-	13-00052-0017	United States of America	Nadel and Gussman	36312	New Mexico	Eddy	34	24S	28E				W2NE4, E2NW4	160
-	-	-	13-00052-0018	United States of America	John A. Kochergen and Bob G. Howell	25965	New Mexico	Eddy	34	24S	28E				W2NW4, SW4	240
-	-	-	13-00052-0019	United States of America	Marilyn Meinhart	26665	New Mexico	Eddy	34	24S	28E				S2SE4	80
-	-	-	13-00052-0020	United States of America	Shirley Starman	26024	New Mexico	Eddy	34	24S	28E				E2NE2, N2SE4	160

EXHIBIT A-2

WELLS

[See attached.]

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
NM	EDDY	3001543418	CHOPPER STATE 3H	0.01032744
NM	EDDY	3001546777	DEPTH CC 6 7 FEDERAL COM 41H	0.00294086
NM	EDDY	3001546780	DEPTH CC 6 7 FEDERAL COM 42H	0.00294086
NM	EDDY	3001546781	DEPTH CC 6 7 FEDERAL COM 43H	0.00050015
NM	EDDY	3001546779	DEPTH CC 6 7 FEDERAL COM 44H	0.00050015
NM	EDDY	3001549623	DESERT EAGLE 1/2 B3AD FED COM 1H	0.00140625
NM	EDDY	3001549593	DESERT EAGLE 1/2 W0AD FED COM 1H	0.00140625
NM	EDDY	3001549599	DESERT EAGLE 1/2 W0HE FED COM 1H	0.00140625
NM	EDDY	3001526451	FEDERAL V 1	0.00140630
NM	EDDY	3001526702	FEDERAL V 2	0.00281250
NM	EDDY	3001535127	FEDERAL V COM 4	0.00140630
NM	EDDY	3001541963	HARROUN TRUST 31 30 FEDERAL COM 2H	0.00036951
NM	EDDY	3001540825	HARROUN TRUST 31 3H	0.00073451
NM	EDDY	3001540826	HARROUN TRUST 31 4H	0.00146901
NM	EDDY	3001540827	HARROUN TRUST 31 5H	0.00146903
NM	EDDY	3001545630	HEIGHT CC 6-7 FEDERAL COM 311H	0.00294086
NM	EDDY	3001545572	HEIGHT CC 6-7 FEDERAL COM 312H	0.00050015
NM	EDDY	3001545770	HEIGHT CC 6-7 FEDERAL COM 31Y	0.00294086
NM	EDDY	3001545554	HEIGHT CC 6-7 FEDERAL COM 32H	0.00294086
NM	EDDY	3001545561	HEIGHT CC 6-7 FEDERAL COM 33H	0.00294086
NM	EDDY	3001545562	HEIGHT CC 6-7 FEDERAL COM 34H	0.00050015
NM	EDDY	3001545563	HEIGHT CC 6-7 FEDERAL COM 35H	0.00050015
NM	EDDY	3001545564	HEIGHT CC 6-7 FEDERAL COM 36H	0.00050015
NM	EDDY	3001549247	JACK SLEEPER 9 & 16-23S-28E COM 121H	0.00321180
NM	EDDY	3001546132	JACK SLEEPER 9 16 23S 28E STATE COM 221H	0.00160590
NM	EDDY	3001549333	JACK SLEEPER FED COM 202H	0.00160590
NM	EDDY	3001549336	JACK SLEEPER FED COM 222H	0.00160590
NM	EDDY	3001546131	JACK SLEEPER STATE COM 9 & 16-23S-28E 201H	0.00160590
NM	EDDY	3001546133	JACK SLEEPER STATE COM 9 16 23S 28E 215H	0.00160590
NM	EDDY	3001542187	KYLE 34 FEDERAL 2H	0.00193773
NM	EDDY	3001543405	KYLE 34 FEDERAL COM 3H	0.00115508
NM	EDDY	3001548289	KYLE 34 WD FED COM 9H
NM	EDDY	3001548476	KYLE FED 24-28-34 TB 13H
NM	EDDY	3001548368	KYLE FED 24-28-34 TB 1H
NM	EDDY	3001548294	KYLE FED 24-28-34 WA 11H
NM	EDDY	3001548310	KYLE FED 24-28-34 WA 14H
NM	EDDY	3001548305	KYLE FED 24-28-34 WXY 7H
NM	EDDY	3001548306	KYLE FED 24-28-34 WXY 8H
NM	EDDY	3001545553	LENGTH CC 6-7 FEDERAL COM 21H	0.00294086
NM	EDDY	3001545565	LENGTH CC 6-7 FEDERAL COM 22H	0.00294086
NM	EDDY	3001545551	LENGTH CC 6-7 FEDERAL COM 23H	0.00294086
NM	EDDY	3001545552	LENGTH CC 6-7 FEDERAL COM 24H	0.00050015
NM	EDDY	3001545566	LENGTH CC 6-7 FEDERAL COM 25H	0.00050015
NM	EDDY	3001545567	LENGTH CC 6-7 FEDERAL COM 26H	0.00050015
NM	EDDY	3001544736	MARINER FEE 23 28 19 WA 10H	0.00081150
NM	EDDY	3001544849	MARINER FEE 23 28 19 WA 1H	0.00081150
NM	EDDY	3001544734	MARINER FEE 23 28 19 WXY 6H	0.00081150
NM	EDDY	3001544850	MARINER FEE 23-28-19 TB FEE 2H	0.00081150
NM	EDDY	3001544735	MARINER FEE 23-28-19 TB FEE 9H	0.00081150
NM	EDDY	3001547025	NEMESIS 7 WXY FEE 1H	0.00003655
NM	EDDY	3001547080	NEMESIS 7 WXY FEE 3H	0.00003655
NM	EDDY	3001546825	RADIUS CC 6-7 FEDERAL COM 51H	0.00294086
NM	EDDY	3001546826	RADIUS CC 6-7 FEDERAL COM 52H	0.00294086
NM	EDDY	3001537629	RUSTLER BLUFF 4
NM	EDDY	3001538305	RUSTLER BLUFF 7
NM	EDDY	3001544755	SPUD MUFFIN 31 30 736H	0.00190054
NM	EDDY	3001544757	SPUD MUFFIN 31 30 738H	0.00190054
NM	EDDY	3001547570	SPUD MUFFIN 31-30 233H	0.00071773
NM	EDDY	3001547571	SPUD MUFFIN 31-30 234H	0.00190054
NM	EDDY	3001547572	SPUD MUFFIN 31-30 235H	0.00190054
NM	EDDY	3001547573	SPUD MUFFIN 31-30 236H	0.00190054
NM	EDDY	3001545302	SPUD MUFFIN 31-30 332H	0.00142540
NM	EDDY	3001545303	SPUD MUFFIN 31-30 334H	0.00190054

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
NM	EDDY	3001545266	SPUD MUFFIN 31-30 622H	0.00071773
NM	EDDY	3001545267	SPUD MUFFIN 31-30 623H	0.00190054
NM	EDDY	3001545268	SPUD MUFFIN 31-30 624H	0.00190054
NM	EDDY	3001549709	SPUD MUFFIN 31-30 834H	0.00190054
NM	EDDY	3001549688	SPUD MUFFIN 31-30 COM 822H	0.00071773
NM	EDDY	3001549710	SPUD MUFFIN 31-30 COM 833H	0.00071773
NM	EDDY	3001545459	SPUD MUFFIN 31-30 FED COM 331H	0.00047953
NM	EDDY	3001545460	SPUD MUFFIN 31-30 FED COM 621H	0.00071773
NM	EDDY	3001546420	SPUD MUFFIN 31-30 FED COM 731H	0.00071773
NM	EDDY	3001546421	SPUD MUFFIN 31-30 FED COM 732H	0.00071773
NM	EDDY	3001545605	SWEAT TEA FED 24-29-31 WA 8H	0.00223774
NM	EDDY	3001545032	SWEET TEA STATE 24 29 31 SB 4H	0.00451222
NM	EDDY	3001544663	SWEET TEA STATE 24 29 31 TB 6H	0.00451222
NM	EDDY	3001544662	SWEET TEA STATE 24 29 31 WA 5H	0.00223774
NM	EDDY	3001545031	SWEET TEA STATE 24 29 31 WD 2H	0.00223774
NM	EDDY	3001544661	SWEET TEA STATE 24 29 31 WXY 3H	0.00223774
NM	EDDY	3001545577	TIME CC 6 7 FEDERAL COM 044H	0.00050015
NM	EDDY	3001549461	TURKS FEE 07 211H	0.00024068
NM	EDDY	3001549463	TURKS FEE 07 212H	0.00024068
NM	EDDY	3001549460	TURKS FEE 07 221H	0.00024068
NM	EDDY	3001549462	TURKS FEE 07 231H	0.00024068
NM	EDDY	3001549464	TURKS FEE 07 232H	0.00024068
NM	EDDY	3001522886	VILLA A COM 1	0.00043408
NM	EDDY	3001542284	VILLA A FEE COM 2H	0.00043410
NM	EDDY	3001523421	VILLA B COM 1	0.00043410
NM	EDDY	3001533993	VILLA B COM 2	0.00043410
NM	EDDY	3001546268	WEST LOVING 11-12 W0BA FED COM 1H	0.00233594
NM	EDDY	3001546170	WEST LOVING 11-12 W0GH FED COM 2H	0.00233594
NM	EDDY	3001546169	WEST LOVING 11-12 W0GH FED COM 3H	0.00233594
NM	EDDY	3001533122	WEST MALAGA 12 STATE COM 1	0.00209440
NM	EDDY	3001545174	WHISTLE PIG 1 SB FEE 5H	0.00023453
NM	EDDY	3001545173	WHISTLE PIG 1 WA FEE 4H	0.00023453
NM	EDDY	3001549799	WHISTLE PIG 1 WC FEE 1H	0.00023453
NM	EDDY	3001549800	WHISTLE PIG 1 WC FEE 7H	0.00023453
NM	EDDY	3001545175	WHISTLE PIG 1 WXY FEE 9H	0.00023453
NM	EDDY	3001545571	WIDTH CC 6 7 FEDERAL COM 011H	0.00294086
NM	EDDY	3001545573	WIDTH CC 6-7 FEDERAL COM 14H	0.00050015
NM	EDDY	3001545576	WIDTH CC 6-7 FEDERAL COM 15H	0.00050015
NM	EDDY	3001545575	WIDTH CC 6-7 FEDERAL COM 16H	0.00294086
NM	EDDY	3001545629	WIDTH CC 6-7 FEDERAL COM 17H	0.00294086
NM	EDDY	3001541836	YARDBIRDS 34 PA FEE 1H	0.00301110
NM	EDDY	3001549722	YARDBIRDS 34 W0PA FEE 1H	0.00248400
NM	EDDY	3001541309	YARDBIRDS 34 W2NC FEE 1H	0.00091230
NM	EDDY	3001543464	YARDBIRDS 34 W2OB FEE 1H	0.00248400
NM	EDDY	3001549720	YARDBIRDS 34 W2PA FEE 1H	0.00248400
NM	EDDY	3001549721	YARDBIRDS 34 W2PA FEE 2H	0.00248400
NM	LEA	3002545025	AIRSTRIP 31 18 35 RN STATE COM 111H	0.01719419
NM	LEA	3002544509	AIRSTRIP 31 18 35 RN STATE COM 131H	0.01719419
NM	LEA	3002543816	AIRSTRIP 31 18 35 RN STATE COM 132H	0.00859375
NM	LEA	3002544323	AIRSTRIP 31 18 35 RN STATE COM 133H	0.00859375
NM	LEA	3002543395	AIRSTRIP 31 18 35 RN STATE COM 201H	0.01719419
NM	LEA	3002540484	DIAMOND 31 FEDERAL COM 2H	0.00212300
NM	LEA	3002540485	DIAMOND 31 FEDERAL COM 3H	0.00212300
NM	LEA	3002540486	DIAMOND 31 FEDERAL COM 4H	0.00212300
NM	LEA	3002548411	PEREGRINE 27 FED COM 303H	0.00031281
NM	LEA	3002549893	PEREGRINE 27 FED COM 313H	0.00179867
NM	LEA	3002549847	PEREGRINE 27 FED COM 314H	0.00031281
NM	LEA	3002549841	PEREGRINE 27 FED COM 315H	0.00179867
NM	LEA	3002549894	PEREGRINE 27 FED COM 316H	0.00031281
NM	LEA	3002549895	PEREGRINE 27 FED COM 317H	0.00031281
NM	LEA	3002549896	PEREGRINE 27 FED COM 318H	0.00031281
NM	LEA	3002549839	PEREGRINE 27 FED COM 401H	0.00179867
NM	LEA	3002549840	PEREGRINE 27 FED COM 402H	0.00179867
NM	LEA	3002549876	PEREGRINE 27 FED COM 403H	0.00179867
NM	LEA	3002549842	PEREGRINE 27 FED COM 405H	0.00031281

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
NM	LEA	3002549843	PEREGRINE 27 FED COM 406H	0.00031281
NM	LEA	3002548797	PEREGRINE 27 FED COM 701H	0.00179866
NM	LEA	3002548798	PEREGRINE 27 FED COM 702H	0.00179866
NM	LEA	3002545941	PEREGRINE 27 FED COM 703H	0.00031281
NM	LEA	3002548689	PEREGRINE 27 FED COM 705H	0.00031281
NM	LEA	3002548690	PEREGRINE 27 FED COM 706H	0.00031281
NM	LEA	3002548685	PEREGRINE 27 FED COM 713H	0.00179866
NM	LEA	3002548686	PEREGRINE 27 FED COM 714H	0.00179866
NM	LEA	3002548687	PEREGRINE 27 FED COM 717H	0.00031281
NM	LEA	3002548688	PEREGRINE 27 FED COM 718H	0.00031281
NM	LEA	3002550084	PEREGRINE 27 FED COM 731H	0.00179867
NM	LEA	3002550106	PEREGRINE 27 FED COM 732H	0.00179867
NM	LEA	3002550107	PEREGRINE 27 FED COM 733H	0.00179867
NM	LEA	3002550108	PEREGRINE 27 FED COM 734H	0.00031281
NM	LEA	3002550109	PEREGRINE 27 FED COM 741H	0.00179867
NM	LEA	3002550110	PEREGRINE 27 FED COM 742H	0.00179867
NM	LEA	3002550111	PEREGRINE 27 FED COM 743H	0.00179867
NM	LEA	3002550112	PEREGRINE 27 FED COM 744H	0.00031281
NM	LEA	3002549897	PEREGRINE 27 FED COM 746H	0.00031281
NM	LEA	3002548412	PEREGRINE 27 FEDERAL COM 304H	0.00031281
NM	LEA	3002548692	SOLOMON FED COM 505H	0.00031281
TX	ANGELINA	4200530394	SARGE UNIT 1HR	0.00564072
TX	ANGELINA	4200530468	SARGE UNIT 2H	0.00564072
TX	ANGELINA	4200530469	SARGE UNIT 3HB	0.00564072
TX	ANGELINA	4200530471	SARGE UNIT 4H	0.00564072
TX	ANGELINA	4200530470	SARGE UNIT 5HB	0.00564072
TX	HARRISON	4220335370	HIGHTOWER HV UNIT B 2H	0.00008950
TX	HARRISON	4220335372	HIGHTOWER HV UNIT D 4H	0.00009062
TX	HARRISON	4220334554	MARSH GAS UNIT 1	0.00017319
TX	HARRISON	4220335258	MARSH GAS UNIT 2H	0.00017319
TX	HARRISON	4220335448	MARSH KB H 1H	0.00004099
TX	HARRISON	4220335449	MARSH KB H 2H	0.00004126
TX	HARRISON	4220335450	MARSH KB H 3H	0.00004047
TX	HARRISON	4220335417	MOSELEY HV UNIT B 2H	0.00002102
TX	HARRISON	4220335418	MOSELEY HV UNIT C 3H	0.00000828
TX	HARRISON	4220330579	SANDERS “A” 1	0.00036280
TX	HARRISON	4220335429	SANDERS A HV UNIT A 1H	0.00012820
TX	HARRISON	4220335430	SANDERS A HV UNIT B 2H	0.00014108
TX	HARRISON	4220335431	SANDERS A HV UNIT C 3H	0.00016326
TX	HARRISON	4220335479	SANDERS A HV UNIT E 5H
TX	HARRISON	4220335480	SANDERS A HV UNIT F 6H	0.00006349
TX	HARRISON	4220335454	STROUD HV UNIT A 1H	0.00009634
TX	HARRISON	4220335455	STROUD HV UNIT B 2H	0.00009540
TX	HARRISON	4220335456	STROUD HV UNIT C 3H	0.00009462
TX	HARRISON	4220335457	STROUD HV UNIT D 4H	0.00002138
TX	HOWARD	422273254	LH MERWORTH A 2
TX	HOWARD	4222741217	LONG SPRING 3034LP 3H	0.00096634
TX	HOWARD	4222741218	LONG SPRING 3036LP 4H	0.00021216
TX	HOWARD	4222741215	LONG SPRING 3044DP 7H	0.00097071
TX	HOWARD	4222741219	LONG SPRING 3046DP 8H	0.00098451
TX	HOWARD	4222741216	LONG SPRING 3064BP 11H	0.00096831
TX	HOWARD	4222741220	LONG SPRING 3066BP 12H	0.00021206
TX	HOWARD	422271965	MERWORTH 1
TX	HOWARD	UNIT	SOUTHEAST LUTHER/FUSSELMAN/UNIT TRACT 21	0.00253630
TX	HOWARD	UNIT	SOUTHEAST LUTHER/FUSSELMAN/UNIT TRACT 22	0.00253630
TX	HOWARD	4222738736	STALLINGS DOMINO RETURN 2807 1WA	0.00102250
TX	HOWARD	4222741541	SUN TUPELO 15-27 (ALLOC-A) 1SA	0.00105736
TX	HOWARD	4222741542	SUN TUPELO 15-27 (ALLOC-A) 1SS	0.00105758
TX	HOWARD	4222741549	SUN TUPELO 15-27 (ALLOC-C) 3SA	0.00105802
TX	HOWARD	4222741550	SUN TUPELO 15-27 (ALLOC-C) 3SS	0.00105823
TX	HOWARD	4222741551	SUN TUPELO 15-27 (ALLOC-D) 4SA	0.00105851
TX	HOWARD	4222741552	SUN TUPELO 15-27 (ALLOC-D) 4SS	0.00105822
TX	HOWARD	4222740949	WORTHY 13-12 (ALLOCATION-A) 1NA	0.00260416
TX	HOWARD	4222740952	WORTHY 13-12 (ALLOCATION-A) 1NS	0.00260416
TX	HOWARD	4222740954	WORTHY 13-12 (ALLOCATION-B) 2NB	0.00260416

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	HOWARD	4222740956	WORTHY 13-12 (ALLOCATION-C) 3NA	0.00260416
TX	HOWARD	4222740810	WORTHY 13-12 (ALLOCATION-D) 4NB	0.00251871
TX	HOWARD	4222740958	WORTHY 13-12 (ALLOCATION-D) 4NS	0.00251871
TX	LA SALLE	4228337083	BRIGGS-KNOLLE EF C 3H	0.00946500
TX	LA SALLE	4228337084	BRIGGS-KNOLLE EF D 4H	0.00942238
TX	LA SALLE	4228337085	BRIGGS-KNOLLE EF E 5H	0.00942397
TX	LA SALLE	4228337086	BRIGGS-KNOLLE EF G 7H	0.00945070
TX	LA SALLE	4228337124	DOUGHERTY LAS HC1 B 1H	0.00531080
TX	LA SALLE	4228337125	DOUGHERTY LAS HC2 B 2H	0.00787136
TX	LA SALLE	4228333850	DOUGHERTY UNIT I LAS D 2H	0.02749844
TX	LA SALLE	4228333867	DOUGHERTY UNIT II LAS D 4H	0.01489375
TX	LA SALLE	4228337132	FALSETTE RANCH HC1 B 1H	0.01441468
TX	LA SALLE	4228337170	KKL HC2 E 2H	0.00131593
TX	LA SALLE	4228337171	KKL HC3 E 3H	0.00128373
TX	LA SALLE	4228333707	KKL UNIT III LAC C 5H	0.00376100
TX	LA SALLE	4228337176	SPRINGER A 8H	0.00265080
TX	LA SALLE	4228337177	SPRINGER B 9H	0.00254195
TX	NACOGDOCHES	4234733141	CRANE ET AL 1H	0.00049407
TX	NACOGDOCHES	4234733170	CRANE ET AL 2H	0.00036465
TX	NACOGDOCHES	4234733440	CRANE ET AL 3H	0.00049407
TX	NACOGDOCHES	4234733441	CRANE ET AL 4H	0.00049407
TX	NACOGDOCHES	4234733442	CRANE ET AL 5H	0.00049407
TX	PANOLA	4236534418	BRANNON 1A	0.00269240
TX	PANOLA	4236536360	BRANNON GAS UNIT 2	0.00269242
TX	PANOLA	4236536483	BRANNON GAS UNIT 4	0.00269242
TX	PANOLA	4236536504	BRANNON GAS UNIT 5 U	0.00269242
TX	PANOLA	4236536849	BRANNON GAS UNIT 6	0.00269242
TX	PANOLA	4236535517	CARTHAGE GAS UNIT 101	0.00005600
TX	PANOLA	4236533270	CARTHAGE GAS UNIT 104	0.00005600
TX	PANOLA	4236533279	CARTHAGE GAS UNIT 107	0.00005600
TX	PANOLA	4236533226	CARTHAGE GAS UNIT 108	0.00005600
TX	PANOLA	4236538639	CARTHAGE GAS UNIT 10H	0.00005423
TX	PANOLA	4236533317	CARTHAGE GAS UNIT 114	0.00005600
TX	PANOLA	4236533449	CARTHAGE GAS UNIT 117	0.00005600
TX	PANOLA	4236501176	CARTHAGE GAS UNIT 11CA(U	0.00005600
TX	PANOLA	4236538773	CARTHAGE GAS UNIT 11H	0.00005423
TX	PANOLA	4236533250	CARTHAGE GAS UNIT 120	0.00005600
TX	PANOLA	4236534136	CARTHAGE GAS UNIT 124	0.00005600
TX	PANOLA	4236538774	CARTHAGE GAS UNIT 12H	0.00005423
TX	PANOLA	4236501182	CARTHAGE GAS UNIT 12U	0.00005503
TX	PANOLA	4236533709	CARTHAGE GAS UNIT 133-2	0.00005600
TX	PANOLA	4236501143	CARTHAGE GAS UNIT 13C	0.00006066
TX	PANOLA	4236571007	CARTHAGE GAS UNIT 13H	0.00005423
TX	PANOLA	4236533633	CARTHAGE GAS UNIT 142	0.00005600
TX	PANOLA	4236533340	CARTHAGE GAS UNIT 143	0.00005600
TX	PANOLA	4236535340	CARTHAGE GAS UNIT 145	0.00005600
TX	PANOLA	4236535210	CARTHAGE GAS UNIT 152	0.00005600
TX	PANOLA	4236533274	CARTHAGE GAS UNIT 158-2	0.00005600
TX	PANOLA	4236501166	CARTHAGE GAS UNIT 15U	0.00005600
TX	PANOLA	4236534033	CARTHAGE GAS UNIT 162-1	0.00005600
TX	PANOLA	4236536603	CARTHAGE GAS UNIT 166	0.00005600
TX	PANOLA	4236535339	CARTHAGE GAS UNIT 167	0.00005600
TX	PANOLA	4236501173	CARTHAGE GAS UNIT 16U	0.00006066
TX	PANOLA	4236533362	CARTHAGE GAS UNIT 170	0.00005600
TX	PANOLA	4236536376	CARTHAGE GAS UNIT 173	0.00005600
TX	PANOLA	4236536328	CARTHAGE GAS UNIT 174	0.00005600
TX	PANOLA	4236536381	CARTHAGE GAS UNIT 175	0.00005600
TX	PANOLA	4236533635	CARTHAGE GAS UNIT 178	0.00005600
TX	PANOLA	4236501402	CARTHAGE GAS UNIT 18	0.00005600
TX	PANOLA	4236535372	CARTHAGE GAS UNIT 181	0.00005600
TX	PANOLA	4236535187	CARTHAGE GAS UNIT 184	0.00005600
TX	PANOLA	4236535055	CARTHAGE GAS UNIT 185	0.00005600
TX	PANOLA	4236534154	CARTHAGE GAS UNIT 191	0.00005600
TX	PANOLA	4236535373	CARTHAGE GAS UNIT 192	0.00005600
TX	PANOLA	4236535111	CARTHAGE GAS UNIT 198	0.00005600

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	PANOLA	4236538508	CARTHAGE GAS UNIT 1H	0.00005423
TX	PANOLA	4236501175	CARTHAGE GAS UNIT 2	0.00006066
TX	PANOLA	4236501397	CARTHAGE GAS UNIT 20	0.00006066
TX	PANOLA	4236533534	CARTHAGE GAS UNIT 204	0.00005600
TX	PANOLA	4236535405	CARTHAGE GAS UNIT 209	0.00005600
TX	PANOLA	4236536261	CARTHAGE GAS UNIT 212	0.00005600
TX	PANOLA	4236535897	CARTHAGE GAS UNIT 214	0.00005600
TX	PANOLA	4236536623	CARTHAGE GAS UNIT 215	0.00005600
TX	PANOLA	4236535385	CARTHAGE GAS UNIT 218	0.00005600
TX	PANOLA	4236535651	CARTHAGE GAS UNIT 220	0.00005600
TX	PANOLA	4236535564	CARTHAGE GAS UNIT 222	0.00005600
TX	PANOLA	4236535343	CARTHAGE GAS UNIT 226	0.00005600
TX	PANOLA	4236535331	CARTHAGE GAS UNIT 228	0.00005600
TX	PANOLA	4236535390	CARTHAGE GAS UNIT 229	0.00005600
TX	PANOLA	4236501168	CARTHAGE GAS UNIT 22U	0.00005600
TX	PANOLA	4236501144	CARTHAGE GAS UNIT 23	0.00005503
TX	PANOLA	4236535573	CARTHAGE GAS UNIT 230	0.00005600
TX	PANOLA	4236535572	CARTHAGE GAS UNIT 231	0.00005600
TX	PANOLA	4236536470	CARTHAGE GAS UNIT 237	0.00005600
TX	PANOLA	4236501171	CARTHAGE GAS UNIT 24U	0.00006066
TX	PANOLA	4236534904	CARTHAGE GAS UNIT 253	0.00006066
TX	PANOLA	4236501165	CARTHAGE GAS UNIT 27T	0.00005600
TX	PANOLA	4236530834	CARTHAGE GAS UNIT 28	0.00006066
TX	PANOLA	4236530849	CARTHAGE GAS UNIT 29	0.00005600
TX	PANOLA	4236538509	CARTHAGE GAS UNIT 2H	0.00005423
TX	PANOLA	4236531128	CARTHAGE GAS UNIT 30	0.00005600
TX	PANOLA	4236533684	CARTHAGE GAS UNIT 300	0.00006066
TX	PANOLA	4236533773	CARTHAGE GAS UNIT 301	0.00006066
TX	PANOLA	4236533949	CARTHAGE GAS UNIT 302	0.00006066
TX	PANOLA	4236531093	CARTHAGE GAS UNIT 32	0.00005600
TX	PANOLA	4236535980	CARTHAGE GAS UNIT 329	0.00005600
TX	PANOLA	4236531078	CARTHAGE GAS UNIT 34	0.00005600
TX	PANOLA	4236531183	CARTHAGE GAS UNIT 36	0.00005600
TX	PANOLA	4236531184	CARTHAGE GAS UNIT 37	0.00005600
TX	PANOLA	4236538628	CARTHAGE GAS UNIT 3H	0.00005423
TX	PANOLA	4236531259	CARTHAGE GAS UNIT 40	0.00005600
TX	PANOLA	4236531292	CARTHAGE GAS UNIT 41	0.00005600
TX	PANOLA	4236533179	CARTHAGE GAS UNIT 44	0.00005600
TX	PANOLA	4236531469	CARTHAGE GAS UNIT 46	0.00005600
TX	PANOLA	4236531538	CARTHAGE GAS UNIT 49	0.00005600
TX	PANOLA	4236538629	CARTHAGE GAS UNIT 4H	0.00005423
TX	PANOLA	4236531537	CARTHAGE GAS UNIT 50	0.00005600
TX	PANOLA	4236531825	CARTHAGE GAS UNIT 51	0.00005600
TX	PANOLA	4236532579	CARTHAGE GAS UNIT 52	0.00005600
TX	PANOLA	4236532812	CARTHAGE GAS UNIT 53	0.00005600
TX	PANOLA	4236532994	CARTHAGE GAS UNIT 54	0.00005600
TX	PANOLA	4236533166	CARTHAGE GAS UNIT 55	0.00005600
TX	PANOLA	4236533181	CARTHAGE GAS UNIT 56	0.00005600
TX	PANOLA	4236538630	CARTHAGE GAS UNIT 5H	0.00005423
TX	PANOLA	4236533180	CARTHAGE GAS UNIT 62	0.00005600
TX	PANOLA	4236533199	CARTHAGE GAS UNIT 67	0.00005600
TX	PANOLA	4236538631	CARTHAGE GAS UNIT 6H	0.00005423
TX	PANOLA	4236533765	CARTHAGE GAS UNIT 74-1	0.00005600
TX	PANOLA	4236535341	CARTHAGE GAS UNIT 75	0.00005600
TX	PANOLA	4236534202	CARTHAGE GAS UNIT 77	0.00005600
TX	PANOLA	4236538632	CARTHAGE GAS UNIT 7H	0.00005423
TX	PANOLA	4236533474	CARTHAGE GAS UNIT 81	0.00005600
TX	PANOLA	4236533234	CARTHAGE GAS UNIT 83	0.00005600
TX	PANOLA	4236533244	CARTHAGE GAS UNIT 85-1	0.00005600
TX	PANOLA	4236538633	CARTHAGE GAS UNIT 8H	0.00005423
TX	PANOLA	4236533700	CARTHAGE GAS UNIT 91-1	0.00005600
TX	PANOLA	4236533233	CARTHAGE GAS UNIT 94	0.00005600
TX	PANOLA	4236535112	CARTHAGE GAS UNIT 95	0.00005600
TX	PANOLA	4236536716	CARTHAGE GAS UNIT 96R	0.00005600
TX	PANOLA	4236534303	CARTHAGE GAS UNIT 99	0.00005600

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	PANOLA	4236538638	CARTHAGE GAS UNIT 9H	0.00005423
TX	PANOLA	4236538691	CHADWICK-BRANNON 1H	0.00117487
TX	PANOLA	4236538369	CRENSHAW HV UNIT 1H	0.00007300
TX	PANOLA	4236538370	CRENSHAW HV UNIT 2H	0.00032150
TX	PANOLA	4236534768	CRENSHAW UNIT 10	0.00032150
TX	PANOLA	4236537709	CRENSHAW UNIT 11H	0.00032150
TX	PANOLA	4236500482	CRENSHAW UNIT 1A	0.00032150
TX	PANOLA	4236533895	CRENSHAW UNIT 5L	0.00032150
TX	PANOLA	4236534502	CRENSHAW UNIT 6	0.00032150
TX	PANOLA	4236535010	CRENSHAW UNIT 8	0.00032150
TX	PANOLA	4236534586	CRENSHAW UNIT 9	0.00032150
TX	PANOLA	4236538735	CRENSHAW-STUDDARD HV UNIT A 1H	0.00010687
TX	PANOLA	4236538736	CRENSHAW-STUDDARD HV UNIT B 2H	0.00012297
TX	PANOLA	4236538344	CURTIS-KIRBY 3HH	0.00017739
TX	PANOLA	4236538428	DOUGLAS ESTATE 8H	0.00167325
TX	PANOLA	4236538429	DOUGLAS ESTATE 9H	0.00167325
TX	PANOLA	4236537106	HICKEY F S ET AL 11H	0.00066240
TX	PANOLA	4236537270	HICKEY F S ET AL 12H	0.00066240
TX	PANOLA	4236535624	HICKEY F S ET AL 5R	0.00066240
TX	PANOLA	4236535002	HICKEY F S ET AL 6	0.00066240
TX	PANOLA	4236535113	HICKEY F S ET AL 7	0.00066240
TX	PANOLA	4236535129	HICKEY F S ET AL 8	0.00066240
TX	PANOLA	4236535195	HICKEY F S ET AL 9	0.00066240
TX	PANOLA	4236501317	HOLIDAY C C 1	0.00279640
TX	PANOLA	4236536818	HOLIDAY C C A UNIT 3	0.00099600
TX	PANOLA	4236538452	HUDSON GO 1H	0.00017993
TX	PANOLA	4236538453	HUDSON GO 2H	0.00017181
TX	PANOLA	4236538451	HUDSON GO 3H	0.00013818
TX	PANOLA	4236538561	HUDSON GO 4H	0.00014243
TX	PANOLA	4236538562	HUDSON GO 5H	0.00004501
TX	PANOLA	4236538563	HUDSON GO 6H	0.00007008
TX	PANOLA	4236538564	HUDSON GO 7H	0.00007004
TX	PANOLA	4236538593	HUDSON GO 8H	0.00007276
TX	PANOLA	4236538596	HUDSON GO 9H	0.00006804
TX	PANOLA	4236538660	IPCO-E JOHNSON (AW) 1H	0.00091202
TX	PANOLA	4236538661	IPCO-E JOHNSON (AW) 2H
TX	PANOLA	4236538662	IPCO-E JOHNSON (AW) 3H	0.00076950
TX	PANOLA	4236538663	IPCO-E JOHNSON (AW) 4H	0.00064126
TX	PANOLA	4236534541	KIRBY AMBER 1A	0.00074187
TX	PANOLA	4236553457	KIRBY AMBER 2A-T	0.00074187
TX	PANOLA	4236535312	KIRBY AMBER 3A	0.00074187
TX	PANOLA	4236538659	MILES-DAVIS (AW) 1H	0.00114101
TX	PANOLA	4236538667	MILES-DAVIS (AW) 2H	0.00117897
TX	PANOLA	4236538668	MILES-DAVIS (AW) 3H	0.00119503
TX	PANOLA	4236538669	MILES-DAVIS (AW) 4H	0.00120878
TX	PANOLA	4236538670	MILES-DAVIS (AW) 5H	0.00128188
TX	PANOLA	4236538671	MILES-DAVIS (AW) 6H	0.00129654
TX	PANOLA	4236538672	MILES-DAVIS (AW) 7H	0.00130530
TX	PANOLA	4236538693	NORTH HICKEY (AW) 2H	0.00063539
TX	PANOLA	4236538694	NORTH HICKEY (AW) 3H	0.00063600
TX	PANOLA	4236538695	NORTH HICKEY (AW) 4H	0.00049714
TX	PANOLA	4236538613	OPAL HV A 1HH	0.00006680
TX	PANOLA	4236538614	OPAL HV B 2HH	0.00006527
TX	PANOLA	4236538612	PEARL HV C 3HH	0.00081944
TX	PANOLA	4236538610	PEARL HV D 4HH	0.00014633
TX	PANOLA	4236538611	PEARL HV E 5HH	0.00014860
TX	PANOLA	4236536335	SPARKS GAS UNIT 1	0.01225382
TX	PANOLA	4236538730	SPARKS MCJIMSEY A 1H	0.00417567
TX	PANOLA	4236538731	SPARKS MCJIMSEY B 2H	0.00361805
TX	PANOLA	4236538732	SPARKS MLT 1H	0.00311144
TX	PANOLA	4236538339	SPARKS-MCJIMSEY 6H	0.00196329
TX	PANOLA	4236538532	TALLEY-WEISS HV UNIT A 1H	0.00007472
TX	PANOLA	4236538533	TALLEY-WEISS HV UNIT B 2H	0.00000756
TX	PANOLA	4236538702	TILLER CRENSHAW ALLOCATION 1H	0.00046353
TX	PANOLA	4236538703	TILLER CRENSHAW ALLOCATION 2H	0.00036796

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	PANOLA	4236538704	TILLER CRENSHAW ALLOCATION 3H	0.00041660
TX	PANOLA	4236531399	TILLER-CRENSHAW 2	0.00068914
TX	PANOLA	4236532331	TILLER-CRENSHAW UNIT 3	0.00068914
TX	PANOLA	UNIT	TR 23 BETH NE WF UT / DOUGLAS EST ET AL A 02407	0.00127675
TX	PANOLA	UNIT	TR 29 BETH NE WF UT / DOUGLAS EST B	0.00123750
TX	PANOLA	UNIT	TR 30 BETH NE WF UT / DOUGLAS	0.00167325
TX	PANOLA	UNIT	TR 35 BETH NE WF UT / DOUGLAS RICHARDSON 03451 034	0.00044000
TX	PANOLA	4236538634	VERA DAVIS-BRANNON 1H	0.00055537
TX	PANOLA	4236538576	VERA DAVIS-CHADWICK 1H	0.00286206
TX	PANOLA	4236538577	VERA DAVIS-CHADWICK 2H	0.00224895
TX	PANOLA	4236501088	WERNER-MCLAUGHLIN UNIT 1	0.00030625
TX	PANOLA	4236500929	WOOLWORTH 6	0.00097634
TX	PECOS	4237139973	WAHOO STATE UNIT 12N1 1H	0.00506595
TX	PECOS	4237139974	WAHOO STATE UNIT 12N11 11H	0.00506595
TX	PECOS	4237140187	WAHOO STATE UNIT 12N12 12H	0.00506595
TX	PECOS	4237140231	WAHOO STATE UNIT 12N2 2H	0.00506595
TX	PECOS	4237140272	WAHOO STATE UNIT 12N4 4H	0.00506595
TX	PECOS	4237140273	WAHOO STATE UNIT 12N5 5H	0.00506595
TX	WARD	4247537964	LONE RANGER 30 135H	0.00397372
TX	WARD	4247537963	LONE RANGER 30 217H	0.00397372
TX	WARD	4247537672	PLATINUM 218-34 2H	0.00016363
TX	WARD	4247538291	PLATINUM 218-34 3H	0.00015826
TX	WARD	4247538292	PLATINUM 218-34 5H	0.00015816
TX	WARD	4247538272	PLATINUM 218-34 A 1H	0.00015767
TX	WARD	4247538239	UNIVERSITY LANDS DINO JUICE 18-40-45 1B1 4H	0.00142586
TX	WARD	4247538242	UNIVERSITY LANDS DINO JUICE 18-40-45 1B2 12H	0.00088144
TX	WARD	4247538266	UNIVERSITY LANDS DINO JUICE 18-40-45 1B3 9H	0.00018155
TX	WARD	4247538202	UNIVERSITY LANDS DINO JUICE 18-40-45 3B 1H	0.00134563
TX	WARD	4247538252	UNIVERSITY LANDS DINO JUICE 18-40-45 3B2 6H	0.00082125
TX	WARD	4247538267	UNIVERSITY LANDS DINO JUICE 18-40-45 3B3 10H	0.00016572
TX	WARD	4247538201	UNIVERSITY LANDS DINO JUICE 18-40-45 WA 1H	0.00142586
TX	WARD	4247538241	UNIVERSITY LANDS DINO JUICE 18-40-45 WA2 7H	0.00088144
TX	WARD	4247538268	UNIVERSITY LANDS DINO JUICE 18-40-45 WA3 11H	0.00019099
TX	WARD	4247538203	UNIVERSITY LANDS DINO JUICE 18-40-45 WB 1H	0.00116924
TX	WARD	4247538253	UNIVERSITY LANDS DINO JUICE 18-40-45 WB2 8H	0.00055641
TX	WARD	4247538254	UNIVERSITY LANDS DINO JUICE 18-40-45 WB3 13H
TX	WARD	4247538240	UNIVERSITY LANDS DINO JUICE 18-40-45 WC1 5H	0.00138878
TX	WARD	4247538256	UNIVERSITY LANDS DINO JUICE 18-40-45 WC2 14H	0.00042068
TX	WEBB	4247944619	CACTUS JACK 1H	0.00537274
TX	WEBB	4247935382	CACTUS JACK 2	0.00537274
TX	WEBB	4247944620	CACTUS JACK 2H	0.00537274
TX	WEBB	4247935641	CACTUS JACK 3	0.00537274
TX	WEBB	4247944621	CACTUS JACK 3H	0.00537274
TX	WEBB	4247935624	CACTUS JACK 4	0.00537274
TX	WEBB	4247935723	CACTUS JACK 5	0.00537274
TX	WEBB	4247978329	CACTUS JACK 6H	0.00537274
TX	WEBB	4247978331	CACTUS JACK 7H	0.00537274
TX	WEBB	4247938598	CACTUS JACK 8	0.00537274
TX	WEBB	4247978330	CACTUS JACK 8H	0.00537274
TX	WEBB	4247938600	CACTUS JACK 9	0.00537274
TX	WEBB	4247978369	CACTUS JACK 9H	0.00537274
TX	WEBB	4247938666	CACTUS JACK A 10	0.00537274
TX	WEBB	4247938881	CACTUS JACK B 12	0.00537274
TX	WEBB	4247944586	CODIGO 101H	0.00537274
TX	WEBB	4247944735	CODIGO 102H	0.00537274
TX	WEBB	4247944737	CODIGO 103H	0.00537274
TX	WEBB	4247944584	CODIGO 1H	0.00537274
TX	WEBB	4247944585	CODIGO 2H	0.00537274
TX	WEBB	4247944732	CODIGO 3H	0.00537274
TX	WEBB	4247944733	CODIGO 4H	0.00537274
TX	WEBB	4247944734	CODIGO 5H	0.00537274
TX	WEBB	4247944736	CODIGO 6H	0.00537274
TX	WEBB	4247930282	GARDNER JOHN 1	0.00537274

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	WEBB	4247934794	GARNER 1	0.00537274
TX	WEBB	4247935596	GARNER 10	0.00537274
TX	WEBB	4247939241	GARNER 1054 1H	0.00537274
TX	WEBB	4247938513	GARNER 1058 4	0.00537274
TX	WEBB	4247935598	GARNER 11	0.00537274
TX	WEBB	4247935694	GARNER 15	0.00537274
TX	WEBB	4247935731	GARNER 16	0.00537274
TX	WEBB	4247935795	GARNER 19	0.00537274
TX	WEBB	4247935237	GARNER J N 9	0.00537274
TX	WEBB	4247930107	GARNER JN ESTATE 1	0.00537274
TX	WEBB	4247941245	GARNER JOHN RANCH 3H	0.00537274
TX	WEBB	4247941150	GARNER JOHN RANCH 5H	0.00537274
TX	WEBB	4247935626	GARNER RANCH 1057 1	0.00537274
TX	WEBB	4247935715	GARNER RANCH 1057 3	0.00537274
TX	WEBB	4247936829	GARNER RANCH 1057 4	0.00537274
TX	WEBB	4247936883	GARNER RANCH 1057 5	0.00537274
TX	WEBB	4247938523	GARNER RANCH 1057 7	0.00537274
TX	WEBB	4247940098	GARNER RANCH 1057 9	0.00537274
TX	WEBB	4247934594	GARNER RANCH 1058 1	0.00537274
TX	WEBB	4247935700	GARNER RANCH 1058 2	0.00537274
TX	WEBB	4247934125	GARNER RANCH 1060 1	0.00537274
TX	WEBB	4247934604	GARNER RANCH 1060 2	0.00537274
TX	WEBB	4247935105	GARNER RANCH 1060 3	0.00537274
TX	WEBB	4247935104	GARNER RANCH 1060 4	0.00537274
TX	WEBB	4247938493	GARNER RANCH 1060 5	0.00537274
TX	WEBB	4247932223	GARNER RANCH 813 2	0.00537274
TX	WEBB	4247940399	GARNER RANCH 813 7	0.00537274
TX	WEBB	4247939142	GARNER RANCH 816 1	0.00537274
TX	WEBB	4247940096	GARNER RANCH 816 2	0.00537274
TX	WEBB	4247940169	GARNER RANCH 816 3	0.00537274
TX	WEBB	4247940515	GARNER RANCH 816 4	0.00537274
TX	WEBB	4247940253	GARNER RANCH 817 1	0.00537274
TX	WEBB	4247940254	GARNER RANCH 817 2	0.00537274
TX	WEBB	4247940286	GARNER RANCH 817 3	0.00537274
TX	WEBB	4247940384	GARNER RANCH 817 4	0.00537274
TX	WEBB	4247940519	GARNER RANCH 817 5	0.00537274
TX	WEBB	4247940383	GARNER RANCH 817 7	0.00537274
TX	WEBB	4247940801	GARNER TULLY C 100H	0.00537274
TX	WEBB	4247935496	GARNER TULLY C 1056 A3	0.00537274
TX	WEBB	4247934409	GARNER TULLY C 11	0.00537274
TX	WEBB	4247934408	GARNER TULLY C 12	0.00537274
TX	WEBB	4247934649	GARNER TULLY C 13	0.00537274
TX	WEBB	4247935502	GARNER TULLY C 14	0.00537274
TX	WEBB	4247935524	GARNER TULLY C 15	0.00537274
TX	WEBB	4247935523	GARNER TULLY C 16	0.00537274
TX	WEBB	4247935077	GARNER TULLY C 20	0.00537274
TX	WEBB	4247944373	GARNER TULLY C 200H	0.00537274
TX	WEBB	4247944374	GARNER TULLY C 201H	0.00537274
TX	WEBB	4247944378	GARNER TULLY C 203H	0.00537274
TX	WEBB	4247935565	GARNER TULLY C 21	0.00537274
TX	WEBB	4247935575	GARNER TULLY C 22	0.00537274
TX	WEBB	4247935574	GARNER TULLY C 23	0.00537274
TX	WEBB	4247935606	GARNER TULLY C 24	0.00537274
TX	WEBB	4247935668	GARNER TULLY C 25	0.00537274
TX	WEBB	4247935661	GARNER TULLY C 26	0.00537274
TX	WEBB	4247935681	GARNER TULLY C 29	0.00537274
TX	WEBB	4247935706	GARNER TULLY C 30	0.00537274
TX	WEBB	4247944377	GARNER TULLY C 300H	0.00537274
TX	WEBB	4247935698	GARNER TULLY C 31	0.00537274
TX	WEBB	4247935707	GARNER TULLY C 32	0.00537274
TX	WEBB	4247935708	GARNER TULLY C 33	0.00537274
TX	WEBB	4247935754	GARNER TULLY C 34	0.00537274
TX	WEBB	4247935817	GARNER TULLY C 35	0.00537274
TX	WEBB	4247938364	GARNER TULLY C 39	0.00537274
TX	WEBB	4247930407	GARNER TULLY C 4	0.00537274

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	WEBB	4247938369	GARNER TULLY C 40	0.00537274
TX	WEBB	4247938368	GARNER TULLY C 41	0.00537274
TX	WEBB	4247938367	GARNER TULLY C 42	0.00537274
TX	WEBB	4247938420	GARNER TULLY C 44	0.00537274
TX	WEBB	4247938409	GARNER TULLY C 45	0.00537274
TX	WEBB	4247938468	GARNER TULLY C 46	0.00537274
TX	WEBB	4247938503	GARNER TULLY C 48	0.00537274
TX	WEBB	4247938496	GARNER TULLY C 49	0.00537274
TX	WEBB	4247938542	GARNER TULLY C 50	0.00537274
TX	WEBB	4247938502	GARNER TULLY C 52	0.00537274
TX	WEBB	4247938501	GARNER TULLY C 53	0.00537274
TX	WEBB	4247938500	GARNER TULLY C 54	0.00537274
TX	WEBB	4247938429	GARNER TULLY C 55	0.00537274
TX	WEBB	4247938443	GARNER TULLY C 56	0.00537274
TX	WEBB	4247938450	GARNER TULLY C 57	0.00537274
TX	WEBB	4247938444	GARNER TULLY C 58	0.00537274
TX	WEBB	4247938469	GARNER TULLY C 59	0.00537274
TX	WEBB	4247930941	GARNER TULLY C 6	0.00537274
TX	WEBB	4247938540	GARNER TULLY C 62	0.00537274
TX	WEBB	4247938568	GARNER TULLY C 65	0.00537274
TX	WEBB	4247938567	GARNER TULLY C 68	0.00537274
TX	WEBB	4247938579	GARNER TULLY C 72	0.00537274
TX	WEBB	4247938580	GARNER TULLY C 73	0.00537274
TX	WEBB	4247938596	GARNER TULLY C 74	0.00537274
TX	WEBB	4247938599	GARNER TULLY C 75	0.00537274
TX	WEBB	4247938587	GARNER TULLY C 76	0.00537274
TX	WEBB	4247938637	GARNER TULLY C 77	0.00537274
TX	WEBB	4247938641	GARNER TULLY C 78	0.00537274
TX	WEBB	4247938642	GARNER TULLY C 79	0.00537274
TX	WEBB	4247938663	GARNER TULLY C 80	0.00537274
TX	WEBB	4247938671	GARNER TULLY C 82	0.00537274
TX	WEBB	4247938893	GARNER TULLY C 83	0.00537274
TX	WEBB	4247939472	GARNER TULLY C 87	0.00537274
TX	WEBB	4247939471	GARNER TULLY C 89	0.00537274
TX	WEBB	4247939478	GARNER TULLY C 90	0.00537274
TX	WEBB	4247939524	GARNER TULLY C 92	0.00537274
TX	WEBB	4247940092	GARNER TULLY C 94H	0.00537274
TX	WEBB	4247940172	GARNER TULLY C 97H	0.00537274
TX	WEBB	4247940406	GARNER TULLY C 99H	0.00537274
TX	WEBB	4247935540	GARNER TULLY C A 19	0.00537274
TX	WEBB	4247935623	GARNER TULLY C A 27	0.00537274
TX	WEBB	4247934411	GARNER TULLY C A1	0.00537274
TX	WEBB	4247934651	GARNER TULLY C A2	0.00537274
TX	WEBB	4247935602	GARNER, TULLY C 1054 A 18	0.00537274
TX	WEBB	4247935755	GARNER, TULLY C 1058 37	0.00537274
TX	WEBB	4247934412	GARNER, TULLY C 978 1	0.00537274
TX	WEBB	4247932613	GARNER-MITCHELL 1	0.00537274
TX	WEBB	4247932612	GARNER-MITCHELL 2	0.00537274
TX	WEBB	4247933798	J.N. GARNER 6	0.00537274
TX	WEBB	4247944631	JEV-KING STATE GU 1H	0.00440255
TX	WEBB	4247944682	JOHN GARNER RANCH 6H	0.00264792
TX	WEBB	4247944683	JOHN GARNER RANCH 7H	0.00286591
TX	WEBB	4247944685	JOHN GARNER RANCH 8H	0.00333463
TX	WEBB	4247944684	JOHN GARNER RANCH 9H	0.00357082
TX	WEBB	4247944197	LA MUELA QUICK PSA 1H	0.00571213
TX	WEBB	4247944198	LA MUELA QUICK PSA 2H	0.00547813
TX	WEBB	4247944199	LA MUELA QUICK PSA 3H	0.00516677
TX	WEBB	4247939476	OWENS, E. ARLEIGH 2	0.00400642
TX	WEBB	4247941126	PALAFOX 1034 14H	0.01562500
TX	WEBB	4247944351	PALAFOX STATE PSA B 100H	0.01377970
TX	WEBB	4247944352	PALAFOX STATE PSA C 500H	0.01338189
TX	WEBB	4247944354	PALAFOX STATE PSA D 101H	0.01327849
TX	WEBB	4247944353	PALAFOX STATE PSA E 501H	0.01385681
TX	WEBB	4247944431	QUICK RANCH B 1H	0.00714286
TX	WEBB	4247944432	QUICK RANCH B 2H	0.00714286

Exhibit A-2

STATE	COUNTY	API10	WELL NAME	NRI
TX	WEBB	4247944433	QUICK RANCH B 3H	0.00714286
TX	WEBB	4247944406	QUICK-LA SANTA CRUZ PSA D 1H	0.00142810
TX	WEBB	4247944388	RIO BRAVO STATE 201H	0.00029390
TX	WEBB	4247944465	RIO BRAVO STATE 202H	0.00013975
TX	WEBB	4247944035	RIO BRAVO STATE EF A 3H	0.00030455
TX	WEBB	4247944102	RIO BRAVO STATE EF B 5H	0.00031180
TX	WEBB	4247944037	RIO BRAVO STATE EF C 4H	0.00030490
TX	WEBB	4247944036	RIO BRAVO STATE EF D 102H	0.00030397
TX	WEBB	4247936551	VT GARNER 10	0.00537274
TX	WEBB	4247936550	VT GARNER 11	0.00537274
TX	WEBB	4247938559	VT GARNER 12	0.00537274
TX	WEBB	4247938556	VT GARNER 13	0.00537274
TX	WEBB	4247938692	VT GARNER 14	0.00537274
TX	WEBB	4247938693	VT GARNER 15	0.00537274
TX	WEBB	4247939212	VT GARNER 16	0.00537274
TX	WEBB	4247930402	VT GARNER 2	0.00537274
TX	WEBB	4247930403	VT GARNER 3	0.00537274
TX	WEBB	4247930417	VT GARNER 5	0.00537274
TX	WEBB	4247944576	ZIMMERHANZEL WRIGHT PSA J 14H	0.08547425
TX	WEBB	4247944577	ZIMMERHANZEL WRIGHT PSA K 15H	0.08434233

EXHIBIT A-3

ALLOCATED VALUES

[See attached.]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
NM	EDDY	5	5	CHOPPER STATE 3H	2BS	0.01032744	[ ]
NM	EDDY	14	14	WHISTLE PIG 1 SB FEE 5H	2BS	0.00023453	[ ]
NM	EDDY	14	14	WHISTLE PIG 1 WA FEE 4H	LWCA	0.00023453	[ ]
NM	EDDY	14	14	WHISTLE PIG 1 WXY FEE 9H	LWCA	0.00023453	[ ]
NM	EDDY	15	15.1	SWEAT TEA FED 24-29-31 WA 8H	UWCA	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE 24 29 31 WA 5H	LWCA	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE 24 29 31 WD 2H	WCD	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE 24 29 31 WXY 3H	UWCA	0.00223774	[ ]
NM	EDDY	16	16.1	HARROUN TRUST 31 3H	BC	0.00073451	[ ]
NM	EDDY	16	16.2	HARROUN TRUST 31 30 FEDERAL COM 2H	BC	0.00036951	[ ]
NM	EDDY	16	16.3	HARROUN TRUST 31 4H	BC	0.00146901	[ ]
NM	EDDY	16	16.4	HARROUN TRUST 31 5H	BC	0.00146903	[ ]
NM	EDDY	17	17.1	HEIGHT CC 6-7 FEDERAL COM 312H	2BS	0.00050015	[ ]
NM	EDDY	17	17.1	HEIGHT CC 6-7 FEDERAL COM 34H	LWCA	0.00050015	[ ]
NM	EDDY	17	17.1	HEIGHT CC 6-7 FEDERAL COM 35H	LWCA	0.00050015	[ ]
NM	EDDY	17	17.1	HEIGHT CC 6-7 FEDERAL COM 36H	LWCA	0.00050015	[ ]
NM	EDDY	17	17.1	LENGTH CC 6-7 FEDERAL COM 24H	2BS	0.00050015	[ ]
NM	EDDY	17	17.1	LENGTH CC 6-7 FEDERAL COM 25H	2BS	0.00050015	[ ]
NM	EDDY	17	17.1	LENGTH CC 6-7 FEDERAL COM 26H	3BS	0.00050015	[ ]
NM	EDDY	17	17.1	WIDTH CC 6-7 FEDERAL COM 14H	1BS	0.00050015	[ ]
NM	EDDY	17	17.1	WIDTH CC 6-7 FEDERAL COM 15H	1BS	0.00050015	[ ]
NM	EDDY	17	17.2	HEIGHT CC 6-7 FEDERAL COM 311H	3BS	0.00294086	[ ]
NM	EDDY	17	17.2	HEIGHT CC 6-7 FEDERAL COM 31Y	WCD	0.00294086	[ ]
NM	EDDY	17	17.2	HEIGHT CC 6-7 FEDERAL COM 32H	WCD	0.00294086	[ ]
NM	EDDY	17	17.2	HEIGHT CC 6-7 FEDERAL COM 33H	LWCA	0.00294086	[ ]
NM	EDDY	17	17.2	LENGTH CC 6-7 FEDERAL COM 21H	2BS	0.00294086	[ ]
NM	EDDY	17	17.2	LENGTH CC 6-7 FEDERAL COM 22H	2BS	0.00294086	[ ]
NM	EDDY	17	17.2	LENGTH CC 6-7 FEDERAL COM 23H	2BS	0.00294086	[ ]
NM	EDDY	17	17.2	WIDTH CC 6-7 FEDERAL COM 16H	1BS	0.00294086	[ ]
NM	EDDY	17	17.2	WIDTH CC 6-7 FEDERAL COM 17H	1BS	0.00294086	[ ]
NM	EDDY	20	20	WEST LOVING 11-12 W0BA FED COM 1H	LWCA	0.00233594	[ ]
NM	EDDY	20	20	WEST LOVING 11-12 W0GH FED COM 2H	UWCB	0.00233594	[ ]
NM	EDDY	21	21.1	YARDBIRDS 34 W2NC FEE 1H	WCD	0.0009123	[ ]
NM	EDDY	21	21.3	YARDBIRDS 34 PA FEE 1H	2BS	0.0030111	[ ]
NM	EDDY	21	21.4	YARDBIRDS 34 W2OB FEE 1H	WCD	0.002484	[ ]
NM	EDDY	25	25.2	JACK SLEEPER 9 16 23S 28E STATE COM 221	WCD	0.0016059	[ ]
NM	EDDY	25	25.2	JACK SLEEPER STATE COM 9 & 16-23S-28E 20	UWCB	0.0016059	[ ]
NM	EDDY	25	25.2	JACK SLEEPER STATE COM 9 16 23S 28E 215H	LWCA	0.0016059	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 622H	LWCA	0.00071773	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 FED COM 331H	2BS	0.00047953	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 FED COM 621H	LWCA	0.00071773	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31 30 736H	LWCA	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31 30 738H	UWCA	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 334H	3BS	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 623H	LWCA	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 624H	LWCA	0.00190054	[ ]
NM	EDDY	28	28.3	SPUD MUFFIN 31-30 332H	3BS	0.0014254	[ ]
NM	EDDY	37	37	MARINER FEE 23 28 19 WA 10H	LWCA	0.0008115	[ ]
NM	EDDY	37	37	MARINER FEE 23 28 19 WA 1H	LWCA	0.0008115	[ ]
NM	EDDY	37	37	MARINER FEE 23 28 19 WXY 6H	LWCA	0.0008115	[ ]
NM	EDDY	41	41	VILLA A FEE COM 2H	3BS	0.0004341	[ ]
NM	LEA	4	4.1	AIRSTRIP 31 18 35 RN STATE COM 111H	1BS	0.01719419	[ ]
NM	LEA	4	4.1	AIRSTRIP 31 18 35 RN STATE COM 131H	2BS	0.01719419	[ ]
NM	LEA	4	4.1	AIRSTRIP 31 18 35 RN STATE COM 201H	LWCA	0.01719419	[ ]
NM	LEA	4	4.2	AIRSTRIP 31 18 35 RN STATE COM 132H	2BS	0.00859375	[ ]
NM	LEA	4	4.3	AIRSTRIP 31 18 35 RN STATE COM 133H	2BS	0.00859375	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL COM 2H	AVA	0.002123	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL COM 3H	AVA	0.002123	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL COM 4H	AVA	0.002123	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 701H	LWCA	0.00179866	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 702H	UWCB	0.00179866	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 713H	UWCB	0.00179866	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 714H	UWCB	0.00179866	[ ]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
NM	LEA	33	33	PEREGRINE 27 FED COM 705H	LWCA	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 706H	LWCA	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 717H	UWCA	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 718H	UWCA	0.00031281	[ ]
NM	LEA	33	33	SOLOMON FED COM 505H	3BS	0.00031281	[ ]
TX	ANGELIN	8	8	SARGE UNIT 1HR	HSVL	0.00564072	[ ]
TX	HARRISO	50	50.1	SANDERS A HV UNIT A 1H	HSVL	0.0001282	[ ]
TX	HARRISO	50	50.1	SANDERS A HV UNIT B 2H	HSVL	0.00014108	[ ]
TX	HARRISO	50	50.1	SANDERS A HV UNIT C 3H	HSVL	0.00016326	[ ]
TX	HARRISO	50	50.1	SANDERS A HV UNIT F 6H	HSVL	0.00006349	[ ]
TX	HARRISO	50	50.2	MOSELEY HV UNIT B 2H	HSVL	0.00002102	[ ]
TX	HARRISO	50	50.2	MOSELEY HV UNIT C 3H	HSVL	0.00000828	[ ]
TX	HARRISO	51	51	HIGHTOWER HV UNIT B 2H	HSVL	0.0000895	[ ]
TX	HARRISO	51	51	HIGHTOWER HV UNIT D 4H	HSVL	0.00009062	[ ]
TX	HARRISO	51	51	STROUD HV UNIT A 1H	HSVL	0.00009634	[ ]
TX	HARRISO	51	51	STROUD HV UNIT B 2H	HSVL	0.0000954	[ ]
TX	HARRISO	51	51	STROUD HV UNIT C 3H	HSVL	0.00009462	[ ]
TX	HARRISO	51	51	STROUD HV UNIT D 4H	HSVL	0.00002138	[ ]
TX	HARRISO	54	54.1	MARSH KB H 1H	HSVL	0.00004099	[ ]
TX	HARRISO	54	54.1	MARSH KB H 2H	HSVL	0.00004126	[ ]
TX	HARRISO	54	54.1	MARSH KB H 3H	HSVL	0.00004047	[ ]
TX	HARRISO	54	54.2	MARSH GAS UNIT 2H	HSVL	0.00017319	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-A) 1NA	USB	0.00260416	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-A) 1NS	MSB	0.00260416	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-B) 2NB	LSB	0.00260416	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-C) 3NA	LSB	0.00260416	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-D) 4NB	LSB	0.00251871	[ ]
TX	HOWARD	19	19	WORTHY 13-12 (ALLOCATION-D) 4NS	LSB	0.00251871	[ ]
TX	HOWARD	34	34.1	LONG SPRING 3036LP 4H	LSB	0.00021216	[ ]
TX	HOWARD	34	34.1	LONG SPRING 3046DP 8H	LSB	0.00098451	[ ]
TX	HOWARD	34	34.1	LONG SPRING 3066BP 12H	LSB	0.00021206	[ ]
TX	HOWARD	34	34.2	LONG SPRING 3034LP 3H	LSB	0.00096634	[ ]
TX	HOWARD	34	34.2	LONG SPRING 3044DP 7H	LSB	0.00097071	[ ]
TX	HOWARD	34	34.2	LONG SPRING 3064BP 11H	LSB	0.00096831	[ ]
TX	HOWARD	35	35	STALLINGS DOMINO RETURN 2807 1WA	WCA	0.0010225	[ ]
TX	LA SALLE	2	2	DOUGHERTY UNIT I LAS D 2H	EF	0.02749844	[ ]
TX	LA SALLE	2	2	DOUGHERTY UNIT II LAS D 4H	EF	0.01489375	[ ]
TX	LA SALLE	6	6	BRIGGS-KNOLLE EF C 3H	EF	0.009465	[ ]
TX	LA SALLE	6	6	BRIGGS-KNOLLE EF D 4H	EF	0.00942238	[ ]
TX	LA SALLE	6	6	BRIGGS-KNOLLE EF E 5H	EF	0.00942397	[ ]
TX	LA SALLE	6	6	BRIGGS-KNOLLE EF G 7H	EF	0.0094507	[ ]
TX	LA SALLE	23	23.1	KKL UNIT III LAC C 5H	EF	0.003761	[ ]
TX	NACOGD	40	40.1	CRANE ET AL 1H	HSVL	0.00049407	[ ]
TX	PANOLA	24	24	VERA DAVIS-BRANNON 1H	CVL	0.00055537	[ ]
TX	PANOLA	24	24	VERA DAVIS-CHADWICK 1H	CVL	0.00286206	[ ]
TX	PANOLA	26	26	DOUGLAS ESTATE 8H	HSVL	0.00167325	[ ]
TX	PANOLA	26	26	DOUGLAS ESTATE 9H	HSVL	0.00167325	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 1H	HSVL	0.00114101	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 2H	HSVL	0.00117897	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 3H	HSVL	0.00119503	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 4H	HSVL	0.00120878	[ ]
TX	PANOLA	30	30	CHADWICK-BRANNON 1H	CVL	0.00117487	[ ]
TX	PANOLA	38	38	HICKEY F S ET AL 11H	BSR	0.0006624	[ ]
TX	PANOLA	38	38	HICKEY F S ET AL 12H	BSR	0.0006624	[ ]
TX	PANOLA	39	39.1	NORTH HICKEY (AW) 2H	BSR	0.00063539	[ ]
TX	PANOLA	42	42	TILLER CRENSHAW ALLOCATION 1H	HSVL	0.00046353	[ ]
TX	PANOLA	42	42	TILLER CRENSHAW ALLOCATION 2H	HSVL	0.00036796	[ ]
TX	PANOLA	42	42	TILLER CRENSHAW ALLOCATION 3H	HSVL	0.0004166	[ ]
TX	PANOLA	43	43.1	PEARL HV C 3HH	HSVL	0.00081944	[ ]
TX	PANOLA	43	43.2	PEARL HV D 4HH	HSVL	0.00014633	[ ]
TX	PANOLA	43	43.2	PEARL HV E 5HH	HSVL	0.0001486	[ ]
TX	PANOLA	44	44.1	CRENSHAW UNIT 11H	HSVL	0.0003215	[ ]
TX	PANOLA	44	44.2	CRENSHAW HV UNIT 1H	HSVL	0.000073	[ ]
TX	PANOLA	44	44.2	CRENSHAW HV UNIT 2H	HSVL	0.0003215	[ ]
TX	PANOLA	47	47	CURTIS-KIRBY 3HH	BSR	0.00017739	[ ]
TX	PANOLA	48	48	OPAL HV A 1HH	HSVL	0.0000668	[ ]
TX	PANOLA	48	48	OPAL HV B 2HH	HSVL	0.00006527	[ ]
TX	PANOLA	52	52	HUDSON GO 1H	HSVL	0.00017993	[ ]
TX	PANOLA	52	52	HUDSON GO 2H	HSVL	0.00017181	[ ]
TX	PANOLA	52	52	HUDSON GO 3H	HSVL	0.00013818	[ ]
TX	PANOLA	52	52	HUDSON GO 4H	HSVL	0.00014243	[ ]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
TX	PANOLA	52	52	HUDSON GO 5H	HSVL	0.00004501	[ ]
TX	PANOLA	52	52	HUDSON GO 6H	HSVL	0.00007008	[ ]
TX	PANOLA	52	52	HUDSON GO 7H	HSVL	0.00007004	[ ]
TX	PANOLA	52	52	HUDSON GO 8H	HSVL	0.00007276	[ ]
TX	PANOLA	52	52	HUDSON GO 9H	HSVL	0.00006804	[ ]
TX	PANOLA	53	53	TALLEY-WEISS HV UNIT A 1H	HSVL	0.00007472	[ ]
TX	PANOLA	53	53	TALLEY-WEISS HV UNIT B 2H	HSVL	0.00000756	[ ]
TX	PANOLA	55	55.1	CARTHAGE GAS UNIT 10H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.1	CARTHAGE GAS UNIT 6H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.1	CARTHAGE GAS UNIT 7H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.1	CARTHAGE GAS UNIT 8H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.1	CARTHAGE GAS UNIT 9H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.2	CARTHAGE GAS UNIT 1H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.2	CARTHAGE GAS UNIT 2H	HSVL	0.00005423	[ ]
TX	PANOLA	59	59	SPARKS GAS UNIT 1	CVL	0.01225382	[ ]
TX	PANOLA	59	59	SPARKS-MCJIMSEY 6H	HSVL	0.00196329	[ ]
TX	PANOLA	60	60	IPCO-E JOHNSON (AW) 1H	HSVL	0.00091202	[ ]
TX	PANOLA	60	60	IPCO-E JOHNSON (AW) 3H	HSVL	0.0007695	[ ]
TX	PANOLA	60	60	IPCO-E JOHNSON (AW) 4H	HSVL	0.00064126	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT 12N1 1H	1BS	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT 12N11 11H	LWCA	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT 12N2 2H	1BS	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT 12N4 4H	1BS	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT 12N5 5H	1BS	0.00506595	[ ]
TX	WARD	13	13	LONE RANGER 30 135H	3BS	0.00397372	[ ]
TX	WARD	13	13	LONE RANGER 30 217H	LWCA	0.00397372	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 3B	UWCA	0.00134563	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 WA	UWCA	0.00142586	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 WB	UWCA	0.00116924	[ ]
TX	WARD	49	49	PLATINUM 218-34 2H	LWCA	0.00016363	[ ]
TX	WARD	49	49	PLATINUM 218-34 3H	LWCA	0.00015826	[ ]
TX	WARD	49	49	PLATINUM 218-34 5H	UWCA	0.00015816	[ ]
TX	WARD	49	49	PLATINUM 218-34 A 1H	UWCA	0.00015767	[ ]
TX	WEBB	3	3	PALAFOX 1034 14H	EF	0.015625	[ ]
TX	WEBB	3	3	PALAFOX STATE PSA B 100H	EF	0.0137797	[ ]
TX	WEBB	3	3	PALAFOX STATE PSA C 500H	EF	0.01338189	[ ]
TX	WEBB	3	3	PALAFOX STATE PSA D 101H	EF	0.01327849	[ ]
TX	WEBB	3	3	PALAFOX STATE PSA E 501H	EF	0.01385681	[ ]
TX	WEBB	7	7.1	LA MUELA QUICK PSA 1H	EF	0.00571213	[ ]
TX	WEBB	7	7.1	LA MUELA QUICK PSA 2H	EF	0.00547813	[ ]
TX	WEBB	7	7.1	LA MUELA QUICK PSA 3H	EF	0.00516677	[ ]
TX	WEBB	7	7.2	QUICK-LA SANTA CRUZ PSA D 1H	EF	0.0014281	[ ]
TX	WEBB	7	7.3	QUICK RANCH B 1H	EF	0.00714286	[ ]
TX	WEBB	7	7.3	QUICK RANCH B 2H	EF	0.00714286	[ ]
TX	WEBB	10	10.1	CODIGO 101H	AC	0.00537274	[ ]
TX	WEBB	10	10.1	CODIGO 1H	EF	0.00537274	[ ]
TX	WEBB	10	10.1	CODIGO 2H	EF	0.00537274	[ ]
TX	WEBB	10	10.2	GARNER TULLY C 100H	EF	0.00537274	[ ]
TX	WEBB	10	10.2	GARNER TULLY C 99H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 200H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 201H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 203H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 300H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 94H	EF	0.00537274	[ ]
TX	WEBB	10	10.3	GARNER TULLY C 97H	EF	0.00537274	[ ]
TX	WEBB	10	10.5	GARNER JOHN RANCH 3H	EF	0.00537274	[ ]
TX	WEBB	10	10.5	GARNER JOHN RANCH 5H	EF	0.00537274	[ ]
TX	WEBB	45	45	RIO BRAVO STATE 201H	EF	0.0002939	[ ]
TX	WEBB	45	45	RIO BRAVO STATE 202H	EF	0.00013975	[ ]
TX	WEBB	45	45	RIO BRAVO STATE EF A 3H	EF	0.00030455	[ ]
TX	WEBB	45	45	RIO BRAVO STATE EF B 5H	EF	0.0003118	[ ]
TX	WEBB	45	45	RIO BRAVO STATE EF C 4H	EF	0.0003049	[ ]
TX	WEBB	45	45	RIO BRAVO STATE EF D 102H	EF	0.00030397	[ ]
NM	EDDY	25	25.2	JACK SLEEPER FED COM 202H	LWCA	0.0016059	[ ]
NM	EDDY	25	25.2	JACK SLEEPER FED COM 222H	LWCA	0.0016059	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 313H	2BS	0.00179867	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 315H	2BS	0.00179867	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 403H	3BS	0.00179867	[ ]
NM	LEA	32	32.2	PEREGRINE 27 FED COM 314H	LWCA	0.00031281	[ ]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
NM	LEA	33	33	PEREGRINE 27 FED COM 316H	2BS	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 317H	2BS	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 318H	2BS	0.00031281	[ ]
TX	LA SALLE	2	2	DOUGHERTY LAS HC1 B 1H	EF	0.0053108	[ ]
TX	LA SALLE	2	2	DOUGHERTY LAS HC2 B 2H	EF	0.00787136	[ ]
TX	LA SALLE	2	2	FALSETTE RANCH HC1 B 1H	EF	0.01441468	[ ]
TX	LA SALLE	23	23.2	KKL HC2 E 2H	EF	0.00131593	[ ]
TX	LA SALLE	23	23.2	KKL HC3 E 3H	EF	0.00128373	[ ]
TX	WEBB	7	7.3	QUICK RANCH B 3H	EF	0.00714286	[ ]
NM	EDDY	25	25.1	JACK SLEEPER 9 & 16-23S-28E COM 121H	1BS	0.0032118	[ ]
NM	EDDY	46	46	TURKS FEE 07 211H	LWCA	0.00024068	[ ]
NM	EDDY	46	46	TURKS FEE 07 212H	LWCA	0.00024068	[ ]
NM	LEA	33	33	PEREGRINE 27 FEDERAL COM 304H	UWCB	0.00031281	[ ]
TX	ANGELIN	8	8	SARGE UNIT 2H	HSVL	0.00564072	[ ]
TX	ANGELIN	8	8	SARGE UNIT 3HB	HSVL	0.00564072	[ ]
TX	ANGELIN	8	8	SARGE UNIT 4H	HSVL	0.00564072	[ ]
TX	ANGELIN	8	8	SARGE UNIT 5HB	HSVL	0.00564072	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-A) 1SA	LSB	0.00105736	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-A) 1SS	LSB	0.00105758	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-C) 3SA	LSB	0.00105802	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-C) 3SS	USB	0.00105823	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-D) 4SA	USB	0.00105851	[ ]
TX	HOWARD	31	31	SUN TUPELO 15-27 (ALLOC-D) 4SS	LSB	0.00105822	[ ]
TX	LA SALLE	18	18	SPRINGER A 8H	EF	0.0026508	[ ]
TX	LA SALLE	18	18	SPRINGER B 9H	EF	0.00254195	[ ]
TX	NACOGD	40	40.2	CRANE ET AL 3H	HSVL	0.00049407	[ ]
TX	NACOGD	40	40.2	CRANE ET AL 4H	HSVL	0.00049407	[ ]
TX	NACOGD	40	40.2	CRANE ET AL 5H	HSVL	0.00049407	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 6H	HSVL	0.00129654	[ ]
TX	PANOLA	44	44.3	CRENSHAW-STUDDARD HV UNIT A 1H	HSVL	0.00010687	[ ]
TX	PANOLA	44	44.3	CRENSHAW-STUDDARD HV UNIT B 2H	HSVL	0.00012297	[ ]
TX	PANOLA	55	55.2	CARTHAGE GAS UNIT 3H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.2	CARTHAGE GAS UNIT 4H	HSVL	0.00005423	[ ]
TX	PANOLA	55	55.2	CARTHAGE GAS UNIT 5H	HSVL	0.00005423	[ ]
TX	PANOLA	59	59	SPARKS MCJIMSEY A 1H	HSVL	0.00417567	[ ]
TX	PANOLA	59	59	SPARKS MCJIMSEY B 2H	HSVL	0.00361805	[ ]
TX	PANOLA	59	59	SPARKS MLT 1H	HSVL	0.00311144	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 1B1	3BS	0.00142586	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 3B2	UWCA	0.00082125	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 WA2	UWCA	0.00088144	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 WB2	3BS	0.00055641	[ ]
TX	WARD	36	36	UNIVERSITY LANDS DINO JUICE 18-40-45 WC1	UWCA	0.00138878	[ ]
TX	WEBB	1	1	ZIMMERHANZEL WRIGHT PSA J 14H	EF	0.04501085	[ ]
TX	WEBB	1	1	ZIMMERHANZEL WRIGHT PSA K 15H	EF	0.0443907	[ ]
TX	WEBB	10	10.6	CACTUS JACK 1H	EF	0.00537274	[ ]
TX	WEBB	10	10.6	CACTUS JACK 2H	EF	0.00537274	[ ]
TX	WEBB	10	10.6	CACTUS JACK 3H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	CODIGO 102H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	CODIGO 103H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	JOHN GARNER RANCH 6H	EF	0.00264792	[ ]
TX	WEBB	10	10.7	JOHN GARNER RANCH 7H	EF	0.00286591	[ ]
TX	WEBB	10	10.7	JOHN GARNER RANCH 8H	EF	0.00333463	[ ]
TX	WEBB	10	10.7	JOHN GARNER RANCH 9H	EF	0.00357082	[ ]
TX	WEBB	12	12	JEV-KING STATE GU 1H	EF	0.00440255	[ ]
NM	EDDY	27	27	DESERT EAGLE 1/2 B3AD FED COM 1H	3BS	0.00140625	[ ]
NM	EDDY	27	27	DESERT EAGLE 1/2 W0AD FED COM 1H	LWCA	0.00140625	[ ]
NM	EDDY	27	27	DESERT EAGLE 1/2 WOHE FED COM 1H	LWCA	0.00140625	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 233H	2BS	0.00071773	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 FED COM 731H	LWCA	0.00071773	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN 31-30 FED COM 732H	UWCA	0.00071773	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 234H	2BS	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 235H	2BS	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN 31-30 236H	2BS	0.00190054	[ ]
NM	EDDY	46	46	TURKS FEE 07 221H	LWCA	0.00024068	[ ]
NM	EDDY	46	46	TURKS FEE 07 231H	UWCB	0.00024068	[ ]
NM	EDDY	46	46	TURKS FEE 07 232H	UWCB	0.00024068	[ ]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
NM	LEA	32	32.1	PEREGRINE 27 FED COM 401H	2BS	0.00179867	[ ]
NM	LEA	32	32.1	PEREGRINE 27 FED COM 741H	LWCA	0.00179867	[ ]
NM	LEA	33	33	PEREGRINE 27 FED COM 405H	3BS	0.00031281	[ ]
TX	PANOLA	24	24	VERA DAVIS-CHADWICK 2H	CVL	0.00224895	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 5H	HSVL	0.00128188	[ ]
TX	PANOLA	29	29	MILES-DAVIS (AW) 7H	HSVL	0.0013053	[ ]
TX	PANOLA	39	39.1	NORTH HICKEY (AW) 3H	BSR	0.000636	[ ]
TX	PANOLA	39	39.2	NORTH HICKEY (AW) 4H	BSR	0.00049714	[ ]
TX	WEBB	10	10.7	CODIGO 3H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	CODIGO 4H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	CODIGO 5H	EF	0.00537274	[ ]
TX	WEBB	10	10.7	CODIGO 6H	EF	0.00537274	[ ]
NM	EDDY	5	5	CHOPPER STATE UNIT	1BS	0.01032744	[ ]
NM	EDDY	5	5	CHOPPER STATE UNIT	2BS	0.01032744	[ ]
NM	EDDY	5	5	CHOPPER STATE UNIT	3BS	0.01032744	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE UNIT	2BS	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE UNIT	LWCA	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE UNIT	LWCB	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE UNIT	UWCA	0.00223774	[ ]
NM	EDDY	15	15.1	SWEET TEA STATE UNIT	UWCB	0.00223774	[ ]
NM	EDDY	17	17.1	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	AVA	0.00050015	[ ]
NM	EDDY	17	17.1	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	UWCA	0.00050015	[ ]
NM	EDDY	17	17.2	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	3BS	0.00294086	[ ]
NM	EDDY	17	17.2	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	AVA	0.00294086	[ ]
NM	EDDY	17	17.2	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	LWCB	0.00294086	[ ]
NM	EDDY	17	17.2	DEPTH/RADIUS/LENGTH/HEIGHT/WIDTH UNIT	UWCA	0.00294086	[ ]
NM	EDDY	20	20	WEST LOVING UNIT	2BS	0.00233594	[ ]
NM	EDDY	20	20	WEST LOVING UNIT	3BS	0.00233594	[ ]
NM	EDDY	20	20	WEST LOVING UNIT	LWCA	0.00233594	[ ]
NM	EDDY	20	20	WEST LOVING UNIT	UWCA	0.00233594	[ ]
NM	EDDY	21	21.2	YARDBIRDS 34 W UNIT	2BS	0.0009123	[ ]
NM	EDDY	21	21.2	YARDBIRDS 34 W UNIT	3BS	0.0009123	[ ]
NM	EDDY	21	21.2	YARDBIRDS 34 W UNIT	LWCA	0.0009123	[ ]
NM	EDDY	21	21.2	YARDBIRDS 34 W UNIT	UWCA	0.0009123	[ ]
NM	EDDY	21	21.4	YARDBIRDS 34 E UNIT	2BS	0.002484	[ ]
NM	EDDY	21	21.4	YARDBIRDS 34 E UNIT	3BS	0.002484	[ ]
NM	EDDY	21	21.4	YARDBIRDS 34 E UNIT	LWCA	0.002484	[ ]
NM	EDDY	21	21.4	YARDBIRDS 34 E UNIT	UWCA	0.002484	[ ]
NM	EDDY	25	25.2	JACK SLEEPER UNIT	UWCA	0.0016059	[ ]
NM	EDDY	27	27	DESERT EAGLE UNIT	1BS	0.00140625	[ ]
NM	EDDY	27	27	DESERT EAGLE UNIT	2BS	0.00140625	[ ]
NM	EDDY	27	27	DESERT EAGLE UNIT	3BS	0.00140625	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN UNIT	1BS	0.00071773	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN UNIT	3BS	0.00071773	[ ]
NM	EDDY	28	28.1	SPUD MUFFIN UNIT	UWCA	0.00071773	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN UNIT	1BS	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN UNIT	3BS	0.00190054	[ ]
NM	EDDY	28	28.2	SPUD MUFFIN UNIT	UWCA	0.00190054	[ ]
NM	EDDY	58	58	UNIT 58 UNIT	1BS	0.00070313	[ ]
NM	EDDY	58	58	UNIT 58 UNIT	2BS	0.00070313	[ ]
NM	EDDY	58	58	UNIT 58 UNIT	3BS	0.00070313	[ ]
NM	LEA	4	4.1	AIRSTRIP 31 18 35 UNIT	3BS	0.01719419	[ ]
NM	LEA	4	4.1	AIRSTRIP 31 18 35 UNIT	LWCB	0.01719419	[ ]
NM	LEA	4	4.2	AIRSTRIP 31 18 35 UNIT	3BS	0.00859375	[ ]
NM	LEA	4	4.2	AIRSTRIP 31 18 35 UNIT	LWCA	0.00859375	[ ]
NM	LEA	4	4.2	AIRSTRIP 31 18 35 UNIT	LWCB	0.00859375	[ ]
NM	LEA	4	4.3	AIRSTRIP 31 18 35 UNIT	3BS	0.00859375	[ ]
NM	LEA	4	4.3	AIRSTRIP 31 18 35 UNIT	LWCA	0.00859375	[ ]
NM	LEA	4	4.3	AIRSTRIP 31 18 35 UNIT	LWCB	0.00859375	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL UNIT	1BS	0.002123	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL UNIT	2BS	0.002123	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL UNIT	LWCA	0.002123	[ ]
NM	LEA	22	22	DIAMOND 31 FEDERAL UNIT	LWCB	0.002123	[ ]
NM	LEA	32	32.1	PEREGRINE 27 W UNIT	1BS	0.00179867	[ ]
NM	LEA	32	32.1	PEREGRINE 27 W UNIT	AVA	0.00179866	[ ]
NM	LEA	33	33	PEREGRINE 27 E UNIT	1BS	0.00031281	[ ]

Exhibit A-3

STATE	COUNTY	SIMPLE UNIT ID	UNIT ID	WELL/UNIT NAME	TARGET FORMATION	NET REVENUE INTEREST	ALLOCATED VALUE
NM	LEA	33	33	PEREGRINE 27 E UNIT	AVA	0.00031281	[ ]
NM	LEA	33	33	PEREGRINE 27 E UNIT	LWCA	0.00031281	[ ]
TX	HOWARD	19	19	WORTHY UNIT	WCA	0.00257568	[ ]
TX	HOWARD	31	31	SUN TUPELO UNIT	WCA	0.00105851	[ ]
TX	HOWARD	34	34.1	LONG SPRING UNIT	LSB	0.00098451	[ ]
TX	HOWARD	34	34.1	LONG SPRING UNIT	WCA	0.00098451	[ ]
TX	HOWARD	34	34.2	LONG SPRING UNIT	LSB	0.00097071	[ ]
TX	HOWARD	34	34.2	LONG SPRING UNIT	WCA	0.00097071	[ ]
TX	LA SALLE	2	2	DOUGHERTY UNIT I/DOUGHERTY UNIT II/DOUGH UNIT	EF	0.01410949	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT	2BS	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT	3BS	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT	LWCA	0.00506595	[ ]
TX	PECOS	11	11	WAHOO STATE UNIT	WCB	0.00506595	[ ]
TX	WARD	13	13	LONE RANGER 30 UNIT	WCB	0.00397372	[ ]
TX	WARD	36	36	DINO JUICE UNIT	WCB	0.00083499	[ ]
TX	WARD	49	49	PLATINUM 218-34 UNIT	3BS	0.00016363	[ ]
TX	WARD	49	49	PLATINUM 218-34 UNIT	WCB	0.00016363	[ ]
TX	WEBB	1	1	ZIMMERHANZEL WRIGHT UNIT UNIT	EF	0.04470078	[ ]
TX	WEBB	7	7.1	LA MUELA QUICK PSA / 640 ACRE LEASE UNIT	EF	0.00545234	[ ]
TX	WEBB	7	7.3	LA MUELA QUICK PSA UNIT	EF	0.00714286	[ ]
TX	WEBB	10	10.7	GARNER RANCH UNIT	AC	0.00537274	[ ]
TX	WEBB	10	10.7	GARNER RANCH UNIT	EF	0.00537274	[ ]
TX	WEBB	10	10.8	GARNER RANCH UNIT	AC	0.00537274	[ ]
							[ ]

For the avoidance of doubt, with respect to Defect Amounts for any Asserted Defects that affect only certain Target Formations, the adjustments under this Agreement shall be calculated separately as to each Target Formation.

EXHIBIT B

INSTRUMENTS OF CONVEYANCE

[See attached.]

Prepared by: Eli Murray Dorchester Minerals, L.P. 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 75219	Return to: Eli Murray Dorchester Minerals, L.P. 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 75219

ASSIGNMENT AND CONVEYANCE

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Excess Energy, LLC, a Texas limited liability company, whose address is 1150 N. Kimball Avenue, Suite 100, Southlake, Texas 76092 (hereafter referred to as “Assignor”) does hereby grant, bargain, transfer, sell, assign, and convey to Dorchester Minerals, L.P., whose address is 3838 Oak Lawn Ave., Suite 300, Dallas, Texas 75219 (hereafter referred to as “Assignee”), in and to the following (collectively, the “Properties”):

(a)    all of the Assignor’s undivided interests in and to the: (x) oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals (collectively, “Oil and Gas”), and/or (y) sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas (collectively, “Other Minerals”), in, on and under the properties, lands, rights and interests: (i) described in Exhibit A-1 attached hereto and made a part hereof (collectively, the “Lands”) and (ii) all royalty interests, non-participating royalty interests, overriding royalty interests, net profits interests, production payments and other interests burdening the Lands;

(b)    all of the Assignor’s rights to receive revenues attributable to production from, and any other rights and benefits in any way related to the wells related to the Properties described in the above paragraph (a), including without limitation, the wells described on Exhibit A-2 (the “Wells”, and together with the Properties described in the above paragraph (a), the “Oil and Gas Assets”);

(c)    all of the Assignor’s benefits, claims, actions, causes of action and other rights as lessor under (or the assignee or transferee of any overriding royalty interests created from) any Oil and Gas lease related to the Properties and the real personal property related thereto (the “Oil and Gas Leases”), regardless of whether the same arose on, before or after July 1, 2022;

(d)    all of the Assignor’s interests in and to all Oil and Gas and/or Other Minerals unitization, lease pooling and/or communitization agreements, declarations and/or orders and in and to the properties, rights and interests covered and the units created thereby, as it related to Oil and Gas Assets;

(e)    to the extent assignable, all of the Assignor’s interest in and right under all operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the Oil and Gas Assets or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time, but excluding any such rights which cover, affect, or otherwise relate to the Excluded Leasehold Interests (as defined herein);

(f)    all of the Assignor’s interests in Oil and Gas and Other Minerals produced from or allocated to the Oil and Gas Assets and any products processed or obtained therefrom (collectively, the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds occurred on, before or after July 1, 2022, other than proceeds of Production that are attributable to periods prior to July 1, 2022 and that are actually deposited in an account held by the Assignor prior to July 1, 2022, as evidenced by the Assignor’s bank statements), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

(g)    all interests in all payments received, or to be received, in lieu of production from the Oil and Gas Assets (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after July 1, 2022, other than payments attributable to periods prior to July 1, 2022 and that are actually deposited in an account held by the Assignor prior to July 1, 2022, as evidenced by the Assignor’s bank statements), including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by the Assignor as a result of the Assignor (and/or its predecessors in title) taking or having taken less gas from lands covered by an Oil and Gas Asset, than its ownership of such property right or interest would entitle it to receive and (iv) shut-in rental or royalty payments;

(h)    to the extent legally transferable, all interests in all favorable contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described above in paragraphs (a)-(d) to the extent the same arose, and/or the events which gave rise to the same occurred on or after July 1, 2022 hereof, and further regardless of whether same arise under contract, the law or in equity;

(i)    the Contributed Cash; and

(j)    all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

Notwithstanding the foregoing, the Properties shall not include and there is excepted, reserved and excluded from the transaction contemplated hereby those properties and interest set forth on Exhibit B (collectively, the “Excluded Properties”) and the following properties and interests:

(a)    all corporate seals, organizational documents minute books and legal records of the Assignor and its Affiliates that relate to the Assignor’s and its Affiliates’ organization as legal entities;

(b)    all franchise tax records;

(c)    all books, records and files that relate solely to Excluded Properties; provided that the Assignor may retain copies, at its sole expense, of such books, records and files that relate to both Properties and Excluded Properties;

(d)    any Records to the extent disclosure or transfer would result in a violation of Applicable Law;

(e)    attorney-client privileged communications and work product of the Assignor’s or any of the Assignor’s Affiliates’ legal counsel (other than title opinions);

(f)    records relating to the marketing, negotiation, and consummation of the sale of the Properties to the Assignee; and

(g)    As of September 16, 2022, Assignor’s working interest ownership in any Oil and Gas Lease to the extent, and only to the extent, of such working interest ownership; provided, however, that if Assignor holds both a working interest and an overriding royalty interest (or other similar interest) in any Oil and Gas Lease, then: (i) such overriding royalty interest (or other similar interest) shall be deemed not to be an Excluded Leasehold Interest, (ii) any principles, doctrines, or canons related to merger or consolidation shall be deemed not to be applicable to such overriding royalty interest (or other similar interest) with respect to such Oil and Gas Lease, and (iii) such overriding royalty interest (or other similar interest) shall be deemed to be a Property for all purposes of this Assignment and Conveyance (the “Excluded Leasehold Interests”).

To the extent provided in the instruments creating or governing the same, if any Oil and Gas Leases shall be renewed or extended as to all or any part of the lands covered thereby by the lessee thereunder, its successor or assigns, the overriding royalty interests included in the Oil and Gas Assets shall be effective as to the renewed or extended part of said Oil and Gas Leases.

TO HAVE AND TO HOLD the Properties unto Assignee and its successors and assigns forever, subject, however, to the covenants, terms and conditions set forth herein and in the Contribution Agreement.

Assignee is hereby specifically assigned, and subrogated to, all warranties of title which Assignor may have from predecessors in interest to the extent applicable with respect to the Properties and to the extent Assignor may legally assign such rights and grant such subrogation.

Any proceeds or revenues currently held in any suspense account attributable to production occurring prior to July 1, 2022, but which may be distributed after July 1, 2022, shall nevertheless be paid to Assignee. Assignor agrees to turn over and pay to Assignee any such suspended revenues paid to Assignor attributable to the interests assigned herein.

This Assignment and Conveyance is being executed and delivered pursuant to that certain Contribution and Exchange Agreement dated September 16, 2022, by and between Assignor and Assignee (the “Contribution Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the Contribution Agreement. The Contribution Agreement contains certain terms and provisions related to the transactions contemplated hereby, all of which shall survive the execution and delivery of this instrument as provided in the Contribution Agreement. In the event of a conflict between the terms and conditions of this Assignment and Conveyance and the terms and conditions of the Contribution Agreement, the terms and conditions of the Contribution Agreement shall control; provided, however, that third party payors may conclusively rely on this instrument to vest title to the Properties and the rights described herein in Assignee.

This instrument binds to the parties and extends to be binding upon the parties’ heirs, legal representatives, successors and assigns and the terms and covenants hereof shall be deemed covenants running with the lands. Assignor shall WARRANT Defensible Title to the Oil and Gas Assets unto Assignee against every Person whomsoever lawfully claiming or to claim the same or any part therefor by, through or under the Assignor but not otherwise, subject, however, to the Permitted Encumbrances. No later than the date two (2) years after the Closing Date, the Assignee may furnish the Assignor a reasonably detailed written notice setting forth any matters which the Assignee intends to assert as a breach of the Special Warranty. The Assignor shall have a reasonable opportunity, but not the obligation, to cure any alleged breach of such Special Warranty. The Assignee shall be deemed to have waived all breaches of the Assignor’s Special Warranty for which the Assignor has not received on or before the date two (2) years after the Closing Date a valid written notice hereof.

WITHOUT LIMITATION OF THE TERMS OF THIS ASSIGNMENT AND CONVEYANCE OR ANY DOCUMENT EXECUTED PURSUANT HERETO, ALL ORAL INFORMATION OR MATERIALS, DOCUMENTS AND OTHER INFORMATION MADE AVAILABLE TO THE ASSIGNEE BY ASSIGNOR OR ANY OF ITS REPRESENTATIVES AT ANY TIME IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY HAVE BEEN MADE AVAILABLE AS AN ACCOMMODATION AND HAVE BEEN PROVIDED ON AN “AS IS” BASIS. EXCEPT FOR ASSIGNOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 OF THE CONTRIBUTION AGREEMENT OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCE(S), ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN NEGOTIATING AND EXECUTING THIS ASSIGNMENT AND CONVEYANCE, THE ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY ON THE TERMS OF THIS ASSIGNMENT AND CONVEYANCE AND ANY DOCUMENT EXECUTED PURSUANT HERETO, ITS OWN DUE DILIGENCE AND INVESTIGATION, AND NOT ON ANY ORAL INFORMATION OR OTHER MATERIALS, OTHER DOCUMENTS OR OTHER INFORMATION PROVIDED BY ASSIGNOR OR ITS REPRESENTATIVES, PROVIDED, THAT, THE FOREGOING SHALL IN NO WAY LIMIT THE ASSIGNEE’S RIGHTS UNDER THIS ASSIGNMENT AND CONVEYANCE OR ANY DOCUMENT EXECUTED PURSUANT TO THIS ASSIGNMENT AND CONVEYANCE, INCLUDING ASSIGNOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 OF THE CONTRIBUTION AGREEMENT OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCE(S). TO THE MAXIMUM EXTENT OF THE LAW, EXCEPT FOR, AND WITHOUT LIMITATION OF THE TERMS OF THIS ASSIGNMENT AND CONVEYANCE OR OF ANY DOCUMENT EXECUTED PURSUANT HERETO, INCLUDING ASSIGNOR’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 OF THE CONTRIBUTION AGREEMENT, ANY RELIANCE UPON, OR CONCLUSIONS DRAWN FROM ANY ORAL INFORMATION OR OTHER MATERIALS, OTHER DOCUMENTS OR OTHER INFORMATION PROVIDED BY ASSIGNOR OR ITS REPRESENTATIVES TO THE ASSIGNEE OR ITS REPRESENTATIVES SHALL BE AT THE ASSIGNEE’S SOLE RISK AND SHALL NOT GIVE RISE TO ANY LIABILITY OF ASSIGNOR. THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY SOPHISTICATED COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS ASSIGNMENT AND CONVEYANCE, INCLUDING THIS PARAGRAPH, AND THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3 OF THE CONTRIBUTION AGREEMENT, (i) ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO APPLICABLE ENVIRONMENTAL LAWS, THE PRESENCE OR ABSENCE OF ASBESTOS, NORM, OR OTHER WASTES OR HAZARDOUS MATERIALS IN, ON OR UNDERLYING THE PROPERTIES IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREA WHERE THE PROPERTIES ARE LOCATED, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTIES, (ii) NOTHING IN THIS ASSIGNMENT AND CONVEYANCE OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (iii) SUBJECT TO THE ASSIGNEE’S RIGHTS UNDER ARTICLE 9 OF THE CONTRIBUTION AGREEMENT, THE ASSIGNEE SHALL BE DEEMED TO BE TAKING THE PROPERTIES “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT THE ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS THE ASSIGNEE DEEMS APPROPRIATE TO ENTER INTO AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT AND CONVEYANCE. As of the Closing, but without limiting and in all cases subject to Assignee’s rights to indemnity under the Contribution Agreement, and subject to the other limitations set forth in the Contribution Agreement, Assignee assumes and agrees to pay, perform and discharge all Assumed Obligations pursuant to the Contribution Agreement.

IN WITNESS WHEREOF, this instrument is executed this _____ day of ________ 2022, but effective for all purposes as of July 1, 2022.

/Signature Pages Follow/

Witnesses:	Assignor:

EXCESS ENERGY, LLC

By:
Name:
Title:

Witnesses:	Assignor:

DORCHESTER MINERALS, L.P.

	By:	Dorchester Minerals Management LP, its General Partner

	By:	Dorchester Minerals Management GP, LLC, its General Partner

By:
	Name:	Bradley J. Ehrman
	Title:	Chief Operating Officer

ACKNOWLEDGMENTS

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this ____ day of _________, by ____________, as ___________ of EXCESS ENERGY, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ___ day of ________, by Bradley J. Ehrman, as Chief Operating Officer of Dorchester Minerals Management GP LLC, a Delaware limited liability company, as General Partner of Dorchester Minerals Management LP, a Delaware limited partnership, as General Partner of DORCHESTER MINERALS, L.P., a Delaware limited partnership, on behalf of said limited liability company and limited partnerships.

Notary Public
My Commission Expires:

EXHIBIT A-1

LANDS

[See attached.]

EXHIBIT A-2

WELLS

[See attached.]

EXHIBIT B

EXCLUDED PROPERTIES

[See attached.]

EXHIBIT C

[Reserved.]

EXHIBIT D

EXCLUDED PROPERTIES

[See attached.]

State	County	Legal	Notes
Texas	Angelina

Angelina: 40.00 acres of land, more or less, being out of and a part of the Ephraim Finley Survey, Abstract No. 263, Angelina County, Texas, same being the Westernmost 40.00 acres out of and a part of that certain 80.00 acres of land, more or less, as described in a Mineral Deed dated December 10, 1938, from Elie Wiener to Bobbie Belote McCarty, Robert (R.L.) Guinn and Mrs. Aggie Kerr and being recorded in Volume 25, Page 86, of the Oil & Gas Records of Angelina County, Texas.

Limited to the interest acquired from Linda Gulley recorded in Instrument No. 2022-423213
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Cheryl G. Lindsay recorded in Instrument No. 243488
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Bruce E. George recorded in Instrument No. 243489
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certainDeed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Vikeya Rountree recorded in Instrument No. 244971

State	County	Legal	Notes
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Courtlyn Taylor recorded in Instrument No. 244970
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Sharica Whitten recorded in Instrument No. 244973
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certainDeed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Sharium Guyton recorded in Instrument No. 243908
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certainDeed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Daphne Flournoy recorded in Instrument No. 243490

State	County	Legal	Notes
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Eric Choyce recorded in Instrument No. 243491
Texas	Panola

Panola: 273.6 acres of land, more or less, (by re-survey) a part of the William H. Lacy Survey, A-404, and the Jessie Yarnell Survey, A-789, Panola County, Texas, and being the same land described as 103 acres in that certain Deed dated 4/5/1885, from E.A. Jernigan to Tip Douglas, recorded in Volume T, Page 538; 50 acres in that certain Deed dated 9/20/1895, from W.A. Reynolds to Tip Douglas, recorded in Volume 1, Page 259 and 105 acres in that certian Deed dated 9/18/1899, from B.F. Gill to Tip Douglas, recorded in Volume 5, Page 106 and being further described in that certain Warranty Deed dated 1/1/1938, from Dianah (Diana) Douglas to Rufus Douglas, etal, recorded in Volume 127, Page 566 of the Deed Records of Panola County, Texas

Limited to the interest acquired from Vickey Lynn George recorded in Instrument No. 244972
Texas	Webb

169.22 acres of land, more or less, in Webb County, being comprised of 2 tracts of land, TRACT ONE: 143.22 acres of land, more or less, being the same lands more particularly described in that certain deed dated February 9, 1927, from James Breeding, et ux to Frederick Jacob Baltensperger, recorded in Volume 102, Page 496, of the Deed Records of Webb County, Texas. and TRACT TWO: 26.00 acres of land, more or less, being the same lands more particularly described in that certain deed dated April 7, 1928, from James Breeding, et ux to Frederick J. Baltensperger, recorded in Volume 107, Page 198, of the Deed Records of Webb County, Texas.

Limited to all royalties in excess of .09375000 of 8/8 royalty interest

EXHIBIT E

FORM OF TRANSFER AGENT CERTIFICATE

[See attached.]

Dorchester Minerals, L.P.

Certificate of Transfer Agent & Registrar

[▲], 2022

The undersigned, a duly appointed and authorized signatory of American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Agent”), in his capacity as Senior Relationship Manager and not in his personal capacity, hereby certifies that:

1.

The Agent is duly appointed and is qualified to act as Transfer Agent and Registrar for the common units representing limited partnership interests (the “Common Units”) of Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”).

2.

The Agent is duly and wholly registered as a “transfer agent” under Section 17A(c) of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder.

3.

The Agent, as such transfer agent and registrar, has duly issued and registered Common Units in accordance with the instructions of the Partnership and the Securities Act of 1933, as amended, representing an aggregate of 851,423 Common Units (the “Subject Units”) pursuant to that certain Contribution and Exchange Agreement, dated September 16, 2022, by and between the Partnership and Excess Energy, LLC, a Texas limited liability company, and the instruction letter from the Partnership to the Agent dated September [▲], 2022, with respect to the issuance of the Subject Units.

4.

Each person, who, as an authorized employee of the Agent, issued and registered the Subject Units on behalf of the Agent was duly appointed, qualified and acting as such authorized employee of the Agent at the respective time of the issuance and registration thereof and was duly authorized to issue and register the Subject Units on behalf of the Agent and the Partnership.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Transfer Agent & Registrar on the [▲] day of September, 2022 on behalf of Agent.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:	John Lundberg
Title:	Senior Relationship Manager

The undersigned, being [●] of the Agent, does hereby certify on behalf of the Agent that John Lundberg is a duly appointed and qualified Senior Relationship Manager of the Agent, and that the signature set forth above is his genuine signature.

Name: [●]
Title: [●]

EXHIBIT F

FORM OF LETTER REGARDING TRANSFER OF PROPERTIES

[See attached.]

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Telephone 214-559-0300

Telecopy 214-559-0301

Sent via USPS CMRRR#

DATE

PURCHASER NAME

ADDRESS

ADDRESS

Attn: Division Order Department

RE:         Request to Suspend Funds

Assignment and Conveyance from EXCESS ENERGY, LLC

Ladies/Gentlemen:

Please be advised that pursuant to that certain Assignment and Conveyance dated effective as of JULY 1, 2022, EXCESS ENERGY, LLC granted, sold, transferred and conveyed certain properties to DORCHESTER MINERALS, L.P. (DMLP). A copy of the fully executed and notarized Assignment and Conveyance is attached hereto. Properties included in the Assignment and Conveyance are listed on Exhibit “A”, attached hereto.

Effective immediately, EXCESS ENERGY, LLC and DMLP are requesting that all properties and interests associated with the Assignment and Conveyance, described above, be placed in suspense until a recorded copy of the Assignment and Conveyance can be provided. Once the recorded Assignment and Conveyance is available, you will be provided with all of the necessary information to complete the transfer from CONTRIBUTOR to DMLP.

Should you have any questions associated with this transaction, please do not hesitate to contact Eli Murray at (214) 217.6214.

Very truly yours,

DORCHESTER MINERALS, L.P.	EXCESS ENERGY, LLC

Bradley J. Ehrman	NAME
Chief Operating Officer	TITLE